Exhibit 10.17
LEASE
     THIS LEASE (“Lease”), dated as of October 25, 2005, is made by and between TRIUMPH 1450 LLC, a Colorado limited liability company (“Landlord”), and REPLIDYNE, INC., a Delaware corporation (“Tenant”) (collectively, the “Parties,” and individually, a “Party”).
RECITALS
     A. Maxtor Realty Corporation, a Delaware corporation (“Maxtor Realty”), is the fee owner of certain real property in Boulder County, Colorado, commonly called 1450 Infinite Drive, Louisville, Colorado 80027, together with the building (“Building”) and other improvements thereon and the appurtenant parking and landscaped areas (collectively, the “Project”).
     B. Maxtor Realty had leased the Project to Maxtor Corporation, a Delaware corporation (“Maxtor”), pursuant to that certain Master Lease dated as of September 10, 1996.
     C. Maxtor has subleased the Premises (as defined below) to Tenant pursuant to that certain Sublease dated as of August 1, 2005 (the “Sublease”).
     D. Maxtor Realty has entered into a purchase agreement with Landlord, pursuant to which Maxtor Realty has agreed to sell the Project to Landlord and Landlord has agreed to purchase the Project from Maxtor Realty.
     E. Landlord desires that (i) the parties to the Sublease terminate the Sublease as of the date hereof, and (ii) Tenant enter into this Lease with Landlord.
     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1. BASIC PROVISIONS (“BASIC PROVISIONS”).
     1.1 Premises: Approximately 3,423 rentable square feet (“RSF”) of clean room space (“Clean Room Space”) in Section C1 of the Building, approximately 11,851 RSF of office space (“Office Space”) in Section S1 of the Building, approximately 12,709 RSF of laboratory space (“Lab Space”) in Section L1 of the Building, approximately 5,725 RSF of office space (“Office Space”) in Section S2 of the Building, approximately 7,948 RSF of office space (“Office Space”) in Section E2 of the Building and approximately 765 RSF of storage space (“Storage Space”) in the Building, all as depicted on Exhibit A hereto, for a total RSF of 42,421 (collectively, the “Premises”). The portion of the Premises consisting of (a) approximately 5,725 RSF in Section S2 of the Building, and (b) approximately 7,948 RSF in Section E2 of the Building, as the same are depicted on Exhibit A hereto are collectively called herein, the “New Office Space”.

     1.2 Term: The initial term of this Lease (the “Initial Term”) shall commence on the date hereof (“Commencement Date”) and shall expire on September 30, 2011 (“Initial Expiration Date”). The Initial Term, along with any extensions thereof, is herein called, the “Term”. The Initial Expiration Date, as the same may be extended by the Option Term (as defined in Paragraph 53 below) or sooner terminated in accordance with the provisions of this Lease, is herein called, the “Expiration Date”.
     1.3 Base Rent; Payment Schedule:
          (a) Base Rent: Tenant shall pay to Landlord a monthly base rent (“Base Rent”), payable in equal monthly payments according to the payment schedule (“Payment Schedule”) set forth in Paragraph 1.3(b) below with each such monthly payment due and payable on the first (1st) day of each month during the Term. The Payment Schedule has been calculated using the following factors: (1) a rate of $22.00 per RSF for Clean Room Space; (2) a rate of $8.00 per RSF for Office Space; (3) a rate of $10.00 per RSF for Lab Space; (4) a rate of $3.00 per RSF for Storage Space; (5) the rentable square footage of the Premises; and (6) the payment terms of the Prior Lease. Notwithstanding the foregoing, provided that no Default or Breach (as such terms are defined in Paragraph 13.1 below) has occurred and is continuing, (i) the monthly Base Rent for the New Office Space (S2 & E2) shall be abated in its entirety for the first six (6) months after August 1, 2005, (ii) monthly Base Rent for the Clean Room Space (C1) shall be abated in its entirety during the period from January 1, 2006 through and including September 10, 2006, and (iii) monthly Base Rent for the Lab Space (L1) and the Office Space (S1) shall be abated in its entirety during the period from August 1, 2005 through and including October 31, 2005. Beginning on August 1, 2006 and on each annual anniversary thereafter, Base Rent for the New Office Space (E2 & S2) shall be increased by seven percent (7%) over the Base Rent for the prior twelve (12) month period. Beginning on October 1, 2007, and on each annual anniversary thereafter, Base Rent for the Premises leased by Tenant hereunder (other than with respect to the New Office Space) shall be increased by seven percent (7%) over the Base Rent for the prior twelve (12) month period.
          (b) Base Rent Payment Schedule: All of the monthly payment amounts set forth below are for Base Rent only and do not include Additional Rent (as defined in Paragraph 4.1 below):
—	August 2005 through October 2005, a monthly payment of Thirteen Thousand, Seven Hundred and Fifty Two Dollars and Five Cents ($13,752.05);

—	November 2005 through December 2005, a monthly payment of Fifty Two Thousand, Three Hundred Fifty Three Dollars and Forty Six Cents ($52,353.46);

—	January 2006, a monthly payment of Forty Three Thousand, Five Hundred Ten Dollars and Seventy One Cents ($43,510.71);

—	February 2006 through July 2006, a monthly payment of Fifty Two Thousand, Six Hundred Twenty Six Dollars and Four Cents ($52,626.04);

—	August 2006, a monthly payment of Fifty Three Thousand, Two Hundred Sixty Four Dollars and Twelve Cents ($53,264.12);

—	September 2006, a monthly payment of Forty Thousand, Eight Hundred Ninety Five Dollars and Eighty One Cents ($40,895.81);

—	October 2006 through July 2007, a monthly payment of Thirty Four Thousand, Seven Hundred Eleven Dollars and Sixty Six Cents ($34,711.66);

—	August 2007 through September 2007, a monthly payment of Thirty Five Thousand, Three Hundred Ninety Four Dollars and Forty Cents ($35,394.40);

—	October 2007 through July 2008, a monthly payment of Thirty Seven Thousand, One Hundred Forty One Dollars and Forty Seven Cents ($37,141.47);

—	August 2008 through September 2008, a monthly payment of Thirty Seven Thousand, Eight Hundred Seventy Two Dollars and Zero Cents ($37,872.00);

—	October 2008 through July 2009, a monthly payment of Thirty Nine Thousand, Seven Hundred Forty One Dollars and Thirty Eight Cents ($39,741.38);

—	August 2009 through September 2009, a monthly payment of Forty Thousand, Five Hundred Twenty Three Dollars and Four Cents ($40,523.04);

—	October 2009 through July 2010, a monthly payment of Forty Two Thousand, Five Hundred Twenty Three Dollars and Twenty Seven Cents ($42,523.27);

—	August 2010 through September 2010, a monthly payment of Forty Three Thousand, Three Hundred Fifty Nine Dollars and Sixty Six Cents ($43,359.66);

—	October 2010 through July 2011, a monthly payment of Forty Five Thousand, Four Hundred Ninety Nine Dollars and Ninety Cents ($45,499.90); and

—	August 2011 through September 2011, a monthly payment of Forty Six Thousand, Three Hundred Ninety Four Dollars and Eighty Three Cents ($46,394.83).
     1.4 Security Deposit: Tenant has deposited with Landlord the sum of Thirty Six Thousand, One Hundred and Fifty Dollars ($36.150.00) as a security deposit (the “Security

Deposit”) to secure Tenant’s obligations hereunder and otherwise in accordance with the terms of Paragraph 5 below.
     1.5 Agreed Use: The Premises shall be used for the following uses and no others: administration, manufacturing, design, research and development to the extent such uses are permitted by Applicable Requirements (as defined in Paragraph 2.3 below). The Parties hereto acknowledge that Tenant may use in the Premises certain chemicals, biochemicals and low-level radiation consistent with a typical operation of a research-focused biotechnology company, provided that such use complies with the terms of this Lease, including without limitation, the provisions contained in Paragraph 6.2 below.
     1.6 Insuring Party: Landlord is the “Insuring Party” unless otherwise stated herein.
     1.7 Real Estate Brokers: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction: None.
     1.8 Exhibits: Attached hereto are Exhibit A through Exhibit G which constitute a part of this Lease.
2. PREMISES.
     2.1 Leasing. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Any statement regarding the rentable square footage of the Building, the Premises or any portion thereof as set forth in this Lease, or that may have been used in calculating Rent (as defined in Paragraph 4.1 below), is an approximation which the Parties agree is reasonable and Rent based thereon is not subject to revision or re-measurement.
     2.2 Delivery. Tenant shall accept the New Office Space in their condition as of the Commencement Date. Landlord shall have no obligation for any defects in the Premises. Tenant’s taking possession of the New Office Space shall be conclusive evidence that Tenant accepts the New Office Space and that the New Office Space were in good condition at the time possession was taken. Tenant acknowledges that (a) Tenant shall be responsible, at its sole cost and expense, for any work required or desirable in preparing the New Office Space for Tenant’s occupancy and/or use during the Term, and (b) Tenant is in possession of the Premises pursuant to the Sublease.
     2.3 Compliance. Landlord shall be responsible for any non-compliance with any and all laws, covenants or restrictions of record, building codes, regulations and ordinances (“Applicable Requirements”) applicable to the Common Areas (as defined in Paragraph 2.5(a) below) and in effect on the Commencement Date and/or during the Term, provided that all costs and expenses related to any such non-compliance may be included by Landlord in Operating Expenses (as defined in Paragraph 4.3(c) below) if permitted under Paragraph 4.3 hereof. Landlord shall have no responsibility for non-compliance with Applicable Requirements arising out of or related to the specific use to which Tenant will put the Premises and any Alterations or Utility Installations (as such terms are defined in Paragraph 7.3(a) below) made or to be made by Tenant. Tenant is responsible for determining whether or not the zoning is appropriate for

Tenant’s intended use. If the Applicable Requirements are hereafter changed so as to require during the Term any action in connection with the Premises as a result of Tenant’s specific use of the Premises or any Alterations or Utility Installations, including without limitation, the remediation of any Hazardous Substance (as defined in Paragraph 6.2(b) below), Tenant shall be fully responsible for the cost thereof. Tenant hereby agrees to be responsible for the compliance of the Premises and Tenant’s use thereof with all Applicable Requirements related thereto during the term that Tenant had possession of the Premises or any portion thereof.
     2.4 “As Is” Condition. Tenant acknowledges that it is thoroughly familiar with the condition of the Premises, the Building and the Project; and Tenant agrees that it is leasing the Premises on an “As Is” basis, subject to all patent defects, without any representation or warranty by Landlord or any of the Landlord Parties as to the condition of the Premises, the Building or the Project or their fitness for Tenant’s use or any particular purpose, and subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record.
     2.5 Common Areas; Building Amenities.
          (a) Common Areas. Landlord hereby grants to Tenant the right to non-exclusive use of any portion of the Building or Project that Landlord designates, in Landlord’s sole discretion, as for the common use of tenants and others, including without limitation, the shipping/receiving docks and areas, the common entrances and exits and the elevators (collectively, “Common Areas”). Landlord shall have the right, in its sole discretion, to change, add to, reduce or regulate the Common Areas (or the use thereof) from time to time, provided that the same does not have a material adverse effect on Tenant’s business activities in the Premises.
          (b) Building Amenities. At no Additional Rent to Tenant, Landlord hereby grants to Tenant the right to non-exclusive use of the Building’s fitness center with men and women’s locker rooms, shipping/receiving areas and electrical power back-up systems, and outdoor basketball and volleyball courts (collectively, the “Facilities”), the Building’s cafeteria and full service kitchen, and the Building’s break rooms (collectively, the “Amenities”), subject to the following terms and conditions:
               (i) Tenant shall permit only its officers and employees to use the Facilities (“Permitted Users”).
               (ii) Tenant’s use of the Amenities shall be subject to compliance with such policies and procedures as Landlord may establish in its sole discretion from time to time regarding such use, including without limitation, policies relating to use of equipment located therein, hours of operation, conduct and dress requirements.
               (iii) Tenant covenants, as a condition of the use by each of the Permitted Users of the Facilities, including without limitation, the outdoor basketball and volleyball courts, to obtain from each and deliver to Landlord an executed Release in the form attached hereto as Exhibit B.

               (iv) Tenant’s use of the Building’s cafeteria and full service kitchen shall require the prior written approval of Landlord, which Landlord may withhold in its sole discretion, and shall be at Tenant’s pro-rata cost, including but not limited to, the cost of food, labor, maintenance, equipment, necessary improvements and any other associated costs.
          (c) Landlord shall have the right, in its sole discretion, to change, add to, reduce or regulate the Amenities (or the use thereof) from time to time, provided that the same does not have a material adverse effect on Tenant’s business activities in, and use of, the Premises.
3. TERM.
     3.1 Term. The Commencement Date, Expiration Date and Term of this Lease are as specified in Basic Provisions above.
4. RENT.
     4.1 Additional Rent; Rent. All sums due under this Lease, other than Base Rent, are called “Additional Rent”. Tenant shall pay all Additional Rent to Landlord upon demand unless otherwise provided hereunder. Base Rent and Additional Rent shall be referred to collectively as “Rent.”
     4.2 Payment. Tenant shall cause payment of Base Rent and other Rent, as the same may be adjusted from time to time, to be received by Landlord in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Base Rent and other Rent for any period during the Term which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Base Rent and other Rent shall be made to Landlord at its address stated herein or to such other persons or place as Landlord may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Landlord’s rights to the balance of such Base Rent and other Rent, regardless of Landlord’s endorsement of any check so stating.
     4.3 Operating Expenses.
          (a) Triple Net Lease. The Base Rent to be paid by Tenant to Landlord is intended to be absolutely triple net. As such, beginning (i) on the Commencement Date with regard to the New Office Space, and (ii) on September 11, 2006 with regard to the Premises other than the New Office Space, and continuing through the Term, Tenant shall pay as Additional Rent an amount equal to Tenant’s Proportionate Share of Sector Operating Expenses for each Sector (as such terms are defined in this Paragraph 4.3 below). Landlord’s current non-biding estimates of Additional Rent for Sector Operating Expenses are as follows: (a) Clean Room Space—$17.53 per RSF; (b) Office Space—$8.80 per RSF; (c) Lab Space—$9.16 per RSF; and (d) Storage Space —$8.80 per RSF.
          (b) Expense Statements; Categories of Operating Expenses. On or prior to the commencement of each calendar year after the Commencement Date, or such other accounting period as Landlord may utilize from time to time, Landlord shall give Tenant a written estimate of the Sector Operating Expenses for the coming year and the estimated amount due from Tenant hereunder. Tenant shall pay such estimated amount of Additional Rent to Landlord in equal monthly installments, in advance, at the same time the monthly Base Rent is paid. Within ninety (90) days after the end of each calendar year, or such other annual accounting period as Landlord shall utilize from time to time, Landlord shall furnish Tenant with a statement (“Expense Statement”) showing the actual costs incurred by Landlord for Sector Operating Expenses during the year then ended and Tenant’s Proportionate Share of the same. If such Expense Statement shows an amount owing by Tenant that is less than the sum of the monthly payments made by Tenant in the year then ended, such excess shall be credited against the next installment(s) of Additional Rent payable hereunder by Tenant. If such Expense Statement shows an amount owing by Tenant which is more than the sum of the monthly payments made by Tenant in the year then ended, Tenant shall pay such deficiency to Landlord within thirty (30) days after receipt of such Expense Statement. The obligations of Tenant hereunder shall survive expiration or termination of this Lease.
          (c) Definition of Operating Expenses. As used in this Lease, “Operating Expenses” shall mean all costs and expenses of every kind and nature incurred by Landlord with respect to the ownership, maintenance, repair and operation of the Project, without offset for any revenue derived by the Landlord. Without limiting the generality of the foregoing, the following categories of expenses are expressly intended to be included: general maintenance and repair costs for sidewalks, the roof, floors, walls, service areas, foundations, common areas, mechanical rooms, the interior and exterior of the Building, systems within the Project, and facilities for the use of tenants; all charges for utilities supplied to the Project (“Utilities”); air-conditioning, ventilating and heating charges of the Project common areas; security guards and alarm services; elevator maintenance and other charges; painting, refinishing, decoration and landscaping of common areas; trash and debris removal; pest control; property management fees; expenses, wages, benefits, and payroll taxes payable with regard to all on-site and off-site employees engaged in the operation, maintenance, engineering and security of the Project; legal expenses and the cost of audits by certified public accountants; all supplies, materials and equipment rentals used in the operation and maintenance of the Project; amounts paid to contractors or subcontractors for work or services performed in connection with the operation, maintenance, engineering and security of the Project; any reserve for repair and replacement of equipment used in the maintenance and operation of the Project; insurance premiums or similar costs applicable to the Project, including without limitation, the insurance that Landlord is required to maintain under Paragraph 8 below (collectively, “Insurance”); amortization (together with reasonable financing charges) of any capital improvements made to the Project by Landlord which will improve operating efficiency, or which may be required under any governmental law or regulation; any form of real property tax, special assessment, license fee, license tax, business license fee, business license tax, commercial rental tax, levy, or charge, or transit tax, levied by any governmental authority having the direct power to tax, against any legal or equitable interest of Landlord in the Project or as against Landlord’s business of leasing the Project (other than Landlord’s federal or state income, franchise, inheritance or estate taxes) (collectively, “Real Estate Taxes”); and any form of personal property tax or assessment on the Personal Property (as defined in Paragraph 7.4(d) below) owned by Tenant (collectively, “Personal Property Taxes”). Tenant agrees that any other cost or expense that is not mentioned in the foregoing but incurred by Landlord in connection with the ownership, maintenance, repair and operation of the Project shall be a part of Operating Expenses hereunder.

          (d) Exclusions to Operating Expenses. Notwithstanding anything to the contrary contained in this Lease, none of the following items shall be included in Operating Expenses:
               (i) The overhead and other costs associated with the operation of the business or the ownership entity which constitutes the sublessor hereunder, unless related solely to Project operations, provided that if Landlord has costs associated with multiple buildings or projects, Landlord may include such costs prorated to the extent allocable to the Project;
               (ii) Costs of capital improvements and capital replacements and reserves for capital replacements, except to the extent expressly provided for in Paragraph 4.3(c) above;
               (iii) Depreciation or amortization, except to the extent specifically provided for in Paragraph 4.3(c) above;
               (iv) Costs and expenses incurred in connection with leasing or re-leasing space in the Building such as commissions, space planning, architectural, engineering, attorneys’ fees, advertising costs, the cost of tenant improvements and tenant improvement allowances, tenant concessions and promotional expenses;
               (v) Costs and expenses incurred in connection with the termination, modification or enforcement of leases with tenants in the Building, including without limitation, court costs, attorneys’ fees and disbursements;
               (vi) Costs of salaries, benefits and other compensation to employees above the grade of senior property manager, provided that if such costs related to multiple buildings or projects, Landlord may include such costs prorated to the extent allocable to the Project; and
               (vii) Specific costs incurred for the account of, separately billed to, and paid by specific tenants of the Building.
          (e) Sector Operating Expenses. Landlord shall segregate Operating Expenses into the following categories (each, a “Sector”): (i) clean room space; (ii) lab space; (iii) office space; and (iv) storage space. The Operating Expenses segregated into such categories, as determined by Landlord in its reasonable discretion, shall constitute “Sector Operating Expenses” hereunder.
          (f) Tenant’s Proportionate Share. As used in this Lease, “Tenant’s Proportionate Share” shall mean the ratio of dividing (i) RSF for the applicable Sector in the Premises by (ii) the total RSF for all Sector space in the Building, as the same may be modified by Landlord from time to time. The initial Tenant’s Proportionate Share for each Sector is as follows: (1) for clean room space—14.42%, which has been computed by dividing 3,423 RSF (clean room space in the Premises) by 23,740 RSF (total clean space in the Building); (2) for lab space—23.54%, which has been computed by dividing 12,709 RSF (lab space in the Premises) by 54,001 RSF (total lab space in the Building); (3) for office space—35.50%, which has been computed by dividing 25,524 RSF (office space in the Premises) by 71,901 RSF (total office space in the Building); and (4) for storage space—17.98%, which has been computed by dividing 765 RSF (storage space in the Premises) by 4,254 RSF (total storage space in the Building).
          (g) Limitation on Certain Operating Expenses. Notwithstanding the foregoing, Landlord agrees that beginning on August 1, 2006 Tenant’s obligation to pay Tenant’s Proportionate Share of Certain Operating Expenses (as defined below) shall not be increased by more than five percent (5%) over the amount payable by Tenant for the same during the prior twelve (12) month period. As used herein, “Certain Operating Expenses” means Sector Operating Expenses during an applicable period other than Utilities, Insurance, Real Estate Taxes and Personal Property Taxes allocated by Landlord (in its sole discretion) to the applicable Sector for such period.
          (h) Audit Right. Tenant, within one hundred eighty (180) days after receiving an Expense Statement, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Expenses for the calendar year to which the Expense Statement applies (an “Expense Year”). Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If Tenant retains an agent to review Landlord’s records, the agent must be with a certified public accounting firm (“CPA Firm”) licensed to do business in Colorado and which shall not be compensated on a contingent fee basis. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit; provided, however, if following an Objection Notice (as defined below), Landlord and Tenant determine that Operating Expenses for the Building, or the amount charged to Tenant by Landlord, for the year in question were less than stated or appropriately charged hereunder by more than five percent (5%), Landlord, within sixty (60) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to the CPA Firm in connection with such review by Tenant. Within thirty (30) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to the Expense Statement for that Expense Year. If Tenant fails to give Landlord an Objection Notice within the thirty (30) day period or fails to provide Landlord with a Review Notice within the one hundred eighty (180) day period described above, Tenant shall be deemed to have approved Landlord’s Expense Statement and shall be barred from raising any claims regarding the Operating Expenses for that Expense Year. Notwithstanding anything to the contrary contained herein, if Tenant’s audit of Operating Expenses with respect to any Expense Year determines that a category or subcategory of Operating Expenses has been erroneous in any respect in such Expense Year, then Tenant shall have the right to examine Operating Expenses for the two (2) Expense Years preceding the Expense Year that was the subject of Tenant’s original Review Notice, provided that Tenant’s examination thereof shall be in accordance with the procedures described above; and the Parties shall make an appropriate adjustment in the charges for Operating Expenses or a refund thereof in accordance with the procedures described above. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any Expense Statement unless Tenant has paid and continues to pay all rent when due.

5. SECURITY DEPOSIT.
     5.1 Security Deposit. Any Security Deposit held by Landlord shall be held as security for the faithful performance by Tenant of all of Tenant’s terms, covenants, and conditions under this Lease. If Tenant commits a Breach (as defined in Paragraph 13.1 below) hereunder, Landlord may (but shall not be required to) use, retain and apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s Default (as defined in Paragraph 13.1 below) or Breach, or to compensate Landlord for any other loss or damage which Landlord may suffer as a result of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within fifteen (15) days after written demand therefor, deposit with Landlord in cash or a cashier’s check an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall constitute a Breach under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit or any portion thereof. If Tenant shall fully and faithfully perform every provision of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the expiration of the Term or vacation of the Premises by Tenant, whichever event occurs later. In the event of a termination of Landlord’s interest in this Lease, the Security Deposit, or any portion thereof not previously applied, may be released by Landlord to Landlord’s transferee and, if so released, Tenant agrees to look solely to such transferee for proper application or return of the Security Deposit.
6. USE; HAZARDOUS SUBSTANCES.
     6.1 Use; Direct Entrance to Premises.
          (a) Use. Tenant shall use and occupy the Premises only for the Agreed Use and for no other purpose. Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties.
          (b) Direct Entrance to Premises. Landlord agrees that Tenant shall be permitted to continue to use (i) the existing direct entrance to its Premises (“Direct Entrance”), which is located in Section S1 of the Building, and (ii) the existing three (3) card readers located at the entrances to the Premises (“Card Readers”). Tenant acknowledges and agrees that the Direct Entrance and the Card Readers are part of the Premises, such that Tenant shall keep and maintain the same in good order, condition and repair, at Tenant’s sole cost and expense, and otherwise in accordance with the terms of this Lease, including without limitation, the provisions contained in Paragraph 7.1 below.
     6.2 Hazardous Substances.
          (a) Definitions. As used in this Lease, the term “Hazardous Substance” shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, PCB’s, hydrocarbons, petroleum, gasoline, asbestos and/or crude oil or any products, by-products or fractions thereof. As used in this Lease, the term “Reportable Use” shall mean (i) the installation or use of any above ground storage tank, (ii) the generation, possession, storage, use, transportation, release or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises or the Project of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties.
          (b) Reportable Uses and Hazardous Substances Require Consent. Except as otherwise permitted hereunder, Tenant shall not engage in any activity in or on the Premises or the Project which constitutes a Reportable Use of Hazardous Substances, nor shall Tenant generate, possess, store, use, release or dispose of any Hazardous Substances in, on, under or about the Premises, the Building or the Project, without the express prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion, and Tenant’s timely compliance (at Tenant’s expense) with all Applicable Requirements. In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Premises, the Building, the Project and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. Landlord hereby consents to Tenant’s use in and about the Premises of the Hazardous Substances in the quantities listed on Exhibit C hereto and common cleaning and office supplies in appropriate quantities, provided that Tenant strictly complies at all times with (A) all Applicable Requirements with respect thereto, and (B) Tenant’s Hazardous Substance Management Plan attached hereto as Exhibit D (the “Hazardous Substance Management Plan”), as the same may be modified from time to time. Tenant shall promptly provide to Landlord all amendments, modifications and supplements to Tenant’s Hazardous Substance Management Plan.
          (c) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Project that is not otherwise permitted hereunder or otherwise authorized by Landlord in writing, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
          (d) Tenant Remediation. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises or the Project (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s sole cost and expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the Project or neighboring properties, that was (i)

caused by Tenant, or (ii) pertaining to or involving any Hazardous Substance brought onto the Premises or the Project by or for Tenant, or (iii) pertaining to or involving any Hazardous Substance brought onto the Premises or the Project or any portion thereof by any third party during the term that Tenant had possession of the Premises or the Project or any portion thereof. Tenant shall be solely responsible for the remediation of any condition concerning any Hazardous Substance in, on, under or about the Premises or the Project to the extent required under this Paragraph 6.2.
          (e) Investigations and Remediations. Tenant shall have responsibility and shall pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises or the Project. Tenant shall cooperate fully in any such activities at the request of Landlord, including allowing Landlord and Landlord’s agents to have reasonable access to the Premises at reasonable times in order to carry out any investigative and remedial actions which Landlord may elect to do.
     6.3 Tenant’s Compliance with Applicable Requirements. Tenant shall obtain, maintain and strictly comply with, at Tenant’s sole cost and expense, any and all Applicable Requirements with its generation, possession, storage, use, release or disposal of any Hazardous Substance in or about the Premises, the Building or the Project (if the same is permitted under this Lease), including without limitation, (i) all Environmental Protection Agency Identification Numbers, and (ii) all air, wastewater, sewer and other permits and governmental approvals. Except as otherwise provided in this Lease, Tenant shall, at Tenant’s sole expense, fully, diligently and in a timely manner comply with all requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Commencement Date. Tenant shall, within ten (10) days after receipt of Landlord’s written request, provide Landlord with copies of all permits and other documents, and other information evidencing Tenant’s compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt by Tenant, notify Landlord in writing (and immediately provide to Landlord copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any Applicable Requirements or the provisions of this Paragraph 6.
     6.4 Inspection; Compliance. Landlord and Landlord’s Lender and consultants shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable prior notice, which may be verbal, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease. The reasonable cost of any such inspections shall be paid by Tenant.
     6.5 Tenant Indemnification. Tenant shall indemnify, defend and hold harmless each of Landlord and its shareholders, directors, officers, employees, agents, affiliates, subsidiaries, Lender (as defined in Paragraph 30.1 below), successors and assigns (the “Landlord Parties”) from and against any and all damages, losses, liabilities, judgments, claims, causes of action, demands, expenses, costs, fines, penalties, and attorneys’ and consultants’ fees (collectively, “Claims”) arising out of or involving (i) any Hazardous Substance brought onto the Premises or the Project by or for Tenant, or (ii) pertaining to or involving any Hazardous Substance brought onto the Premises or the Project or any portion thereof by any third party during the term that Tenant had possession of the Premises or the Project or any portion thereof. Tenant’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless Landlord specifically agrees thereto in writing at the time of such agreement and such agreement specifically identifies this Paragraph 6 of this Lease.
7. MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND ALTERATIONS.
     7.1 Tenant’s Obligations.
          (a) In General. Subject to the provisions of Paragraphs 7.2 (Landlord’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Tenant shall, at Tenant’s sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), ceilings, floors, windows, doors, light bulbs, plate glass or skylights located in or on the Premises. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts if required by Landlord pursuant to Paragraph 7.1(b) below. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises or a part thereof in good order, condition and state of repair.
          (b) Service Contracts. If requested by Landlord, Tenant shall, at Tenant’s sole expense, procure and maintain contracts, in form and substance reasonably satisfactory to Landlord, with copies to Landlord, for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed in the Premises or elsewhere: (i) heating, ventilation and air conditioning equipment (“HVAC”), (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire sprinklers, fire alarm and/or smoke detection, and (iv) any other equipment, if reasonably required by Landlord.
          (c) Landlord’s Election. Notwithstanding the foregoing, if Tenant shall fail to meet any obligation set forth in this Paragraph 7.1, or if Landlord determines in its sole discretion that the Premises are not being maintained as required hereunder, Landlord may elect to undertake any such obligation of Tenant, in which event Tenant shall reimburse Landlord within ten (10) days of receipt of notice that Landlord has paid for such work and all of Landlord’s costs.
     7.2 Landlord’s Obligations. Subject to the provisions of Paragraphs 9 (Damage or Destruction) and 14 (Condemnation), and except for Claims caused in whole or in part by any act or omission of Tenant or Tenant’s employees, agents, contractors or invitees, Landlord agrees (i) to keep the foundation, roof and structural supports of the Building in good condition and repair, (ii) to provide twenty-four (24) hours a day, seven (7) days per week such quantity of heat and air-conditioning as may be required in Landlord’s reasonable judgment for the comfortable occupation of the Premises, and (iii) to maintain the HVAC system for the Premises in good condition and repair (subject to Paragraph 7.1(b) above), provided that all of the foregoing costs and expenses therefor shall constitute Operating Expenses. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Building and the Project, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease. Landlord hereby absolutely disclaims any responsibility for any defects in the Premises, the Building or the Project (or any portion thereof), or for the repair or maintenance of any condition at the Premises, and Tenant hereby agrees to be responsible for any defects in the Premises, and on-going maintenance and repair of the Premises and any portion thereof.
     7.3 Utility Installations; Trade Fixtures; Alterations.
          (a) Definitions; Consent Required. The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC, plumbing, and fencing in or on the Premises or the Building. The term “Trade Fixtures” shall mean Tenant’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Tenant Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to Paragraph 7.4(a). Tenant shall not make any Alterations or Utility Installations to the Premises or the Building, without Landlord’s prior written consent, which Landlord may withhold in its reasonable discretion.
          (b) Consent Requirements. Any Alterations or Utility Installations that Tenant shall desire to make shall be presented to Landlord in written form with detailed plans. Consent shall be deemed conditioned upon Tenant’s: (i) acquiring all applicable governmental permits, (ii) furnishing Landlord with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials all at Tenant’s cost. Tenant shall promptly upon completion furnish Landlord with as-built plans and specifications for any Alterations or Utility Installations, whether or not Landlord’s consent is required. In the event that Tenant constructs or installs any Utility Installations or Alterations to any portion of the Building outside of the Premises, including without limitation, any modifications or additions to any base Building infrastructure equipment or system (such as the HVAC), Tenant shall be responsible for, and shall promptly pay or reimburse Landlord as Additional Rent upon written demand therefor, all costs and expenses related to (A) installing separate meter(s) as required by Landlord, (B) the utilities and other services furnished to Tenant and/or the Premises with respect to such Utility Installations or Alterations, and (C) Landlord’s then current construction management fee with respect to such Utility Installations or Alterations. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent to any Alteration or Utility Installation to the Premises if (i) the total cost (including soft costs) for such Alteration or Utility Installation does not exceed $25,000, (ii) the total costs (including soft costs) for all Alterations and Utility Installations made by Tenant to the Premises during the prior twelve (12) month period does note exceed $50,000, (iii) such Alteration or Utility Installation does not affect the foundation, roof or any structural component of the Building or any Building system, and (iv) Tenant provides Landlord with not fewer than ten (10) days’ prior written notice of Tenant’s construction or installation of such Alteration or Utility Installation.
          (c) Mechanics’ Liens. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. If any mechanic’s lien is recorded for work claimed to have been done for, or on behalf of, or for materials claimed to be furnished to Tenant or the Premises, then Tenant shall, at its expense, immediately discharge such lien, by bond or otherwise, on demand of Landlord. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility. If Tenant shall contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Landlord shall require, Tenant shall furnish a surety bond in an amount equal to one and one-half (1 1/2) times the amount of such contested lien, claim or demand, indemnifying Landlord against liability for the same. If Landlord elects to participate in any such action, Tenant shall pay Landlord’s attorneys’ fees and costs.
     7.4 Ownership; Removal; Surrender; Restoration; License of Personal Property.
          (a) Ownership; Required Removal. Subject to Landlord’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Tenant shall be the property of Tenant, but considered a part of the Premises. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Alterations and Utility Installations made by or for the benefit of Tenant shall, at the expiration or termination of this Lease, be removed by Tenant from the Premises.
          (b) Non-Removal. By delivery to Tenant of written notice from Landlord at the time that Landlord grants its approval, Landlord shall respond to Tenant’s request, if any (by expressly so stating in such approval), that Tenant shall be permitted to surrender the applicable Alteration or Utility Installation along with the Premises at expiration or termination of this Lease and shall not be required to remove the same at such time. Notwithstanding the foregoing, Landlord may require the removal at any time of all or any part of any Tenant Owned Alterations or Utility Installations made without the required consent of Landlord.
          (c) Surrender/Restoration. Tenant shall surrender the Premises on or before the Expiration Date or any earlier termination date, with all improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and insured casualty excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or a service contract. Tenant shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Tenant, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Tenant. Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant. The failure by Tenant to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Landlord shall constitute a holdover under the provisions of Paragraph 26 below.
          (d) License of Personal Property. Landlord grants Tenant a license to use in the Premises, during the Term and at no Additional Rent, the personal property more specifically described in Exhibit E attached hereto, along with the existing voice/data, CAT5 wiring infrastructure, available racks, telephone room and cabling in the Premises (collectively, “Personal Property”). As soon hereafter as reasonably practicable, the Parties shall jointly conduct a walk-through inspection of the Personal Property (and photograph certain Personal Property, if needed), and note on Exhibit E pre-existing damage or defective conditions in the Personal Property. TENANT ACCEPTS THE PERSONAL PROPERTY IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS AND WITHOUT WARRANTIES, EXPRESS OR IMPLIED. LANDLORD DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TENANT SHALL NOT REMOVE THE PERSONAL PROPERTY FROM THE PREMISES OR TRANSFER ITS RIGHT TO USE THE PERSONAL PROPERTY. TENANT EXPRESSLY ASSUMES ALL RISK AND RESPONSIBILITY FOR ANY DEFECTS (INCLUDING LATENT DEFECTS) IN THE PERSONAL PROPERTY, AND TENANT SHALL INDEMNIFY, DEFEND AND HOLD LANDLORD AND THE LANDLORD PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS ARISING FROM TENANT’S USE OF THE PERSONAL PROPERTY. Except for pre-existing damage or defective conditions to the Personal Property (as mutually agreed by Landlord and Tenant), Tenant shall maintain the Personal Property in good condition and repair throughout the Term. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Personal Property in the same condition as received, ordinary wear and tear excepted. Except for pre-existing damage or defective conditions to the Personal Property (as mutually agreed by Landlord and Tenant), Tenant shall reimburse Landlord, as Additional Rent, for the reasonable cost of (i) repairing any damage to the Personal Property, ordinary wear and tear and damage due to casualty or condemnation excepted, or (ii) replacing any missing Personal Property, within thirty (30) days after receipt of invoices or other satisfactory evidence of such costs. Tenant shall insure the Personal Property for its full replacement value (which insurance shall name Landlord as the loss payee) and Tenant shall provide evidence thereof to Landlord in accordance with the requirements of Paragraph 8 below.
8. INSURANCE; INDEMNITY.
     8.1 Liability Insurance.
          (a) Carried by Tenant. Tenant shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Tenant, Landlord and Landlord’s property manager, if any, against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The initial amount of such insurance shall be not less than $5,000,000 per occurrence with an “Additional Insured-Manager’s or Lessor’s Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. Tenant shall also obtain and keep in force pollution legal liability insurance with a minimum limit of not less than $2,000,000 per occurrence. The limits of insurance required under this Lease shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. The commercial general liability and pollution legal liability insurance policies shall insure on an occurrence and not a claims-made basis. All insurance carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudice by other losses covered by the policy.
          (b) Carried by Landlord. Landlord may, at its option, maintain liability insurance as described in Paragraph 8.1(a), in addition to, and not in lieu of, the insurance required to be maintained by Tenant. Tenant shall not be named as an additional insured therein.
     8.2 Property Insurance — Building, Improvements and Rental Value.
          (a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Landlord, with loss payable to Landlord and to any Lender(s) insuring loss or damage to the Premises. The amount of all risk insurance maintained by the Insuring Party shall be equal to the full replacement cost of the Building. If Landlord is the Insuring Party, however, Tenant Owned Alterations and Utility Installations, Trade Fixtures, and Tenant’s personal property shall be insured by Tenant under Paragraph 8.3 rather than by Landlord. Such policy or policies shall insure against all risks of direct physical loss or damage (including the perils of flood), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $25,000 per occurrence and such deductible amount in the event of an Insured Loss shall be included in Operating Expenses.
          (b) Adjacent Premises. If the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, the Tenant shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.
     8.3 Tenant’s Property/Business Interruption Insurance.

          (a) Property Damage. Tenant shall obtain and maintain insurance coverage on all of Tenant’s personal property, Trade Fixtures, and Tenant Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property, Trade Fixtures and Tenant Owned Alterations and Utility Installations. Tenant shall provide Landlord with written evidence that such insurance is in force.
          (b) Business Interruption. Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.
          (c) No Representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.
     8.4 Insurance Policies. Insurance required herein shall be provided by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a policyholders rating of A- or better and a financial category rating of at least Class X, or such other rating as may be required by Landlord’s Lender, as set forth in the most current issue of “Best’s Insurance Guide”. Each policy of insurance required to be maintained by Tenant hereunder shall name Landlord and Landlord’s Lender as additional insureds. Tenant shall not do or permit to be done anything which invalidates the required insurance policies. Tenant shall, prior to the Commencement Date, deliver to Landlord certificates evidencing the existence and amounts of the required insurance, along with certified copies of the policies therefor (if requested by Landlord). No such policy shall be cancelable or subject to modification except after thirty (30) days’ prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or “insurance binders” evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.
     8.5 Waiver of Subrogation. Without affecting any other rights or remedies, Tenant and Landlord each hereby releases and relieves the other, and waives its entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby, and to provide evidence thereof.

     8.6 Indemnities.
          (a) Tenant Indemnity. To the fullest extent permitted by law and except as provided below, Tenant hereby waives all Claims against Landlord and the Landlord Parties for damage to any property or injury to or death of any person in, upon or about the Premises, the Building or the Project arising at any time and from any cause. Except for Claims arising from the gross negligence or willful misconduct of Landlord or Landlord’s employees or agents with regard to the Project, Tenant hereby agrees to indemnify, defend and hold harmless each of Landlord and the Landlord Parties from and against all Claims, including without limitation, any Claims for damage to any property or injury to or death of any person, arising from or related to (a) any act or omission by Tenant or Tenant’s employees, agents, contractors, invitees or any other person claiming under Tenant in, on or about the Premises, the Building or the Project, or (b) the use or occupancy of the Premises, the Building or the Project by Tenant or Tenant’s employees, agents, contractors, invitees or any other person claiming under Tenant, or (c) the negligence or willful misconduct of Tenant or Tenant’s employees, agents, contractors, invitees or any other person claiming under Tenant, in, on or about the Premises, the Building or the Project, or (d) any breach or default by Tenant under this Lease. If any action or proceeding is brought against Landlord or any of the Landlord Parties by reason of any of the foregoing matters, Tenant shall upon notice defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such Claim in order to be defended or indemnified. All of the obligations of Tenant set forth in this Lease including, without limitation, the obligations set forth in this Paragraph 8.6 shall survive the expiration or earlier termination of this Lease.
          (b) Landlord Indemnity. Except for Claims covered by Tenant’s indemnity under Paragraphs 6.5 and 8.6(a) above, Landlord hereby agrees to indemnify, defend and hold harmless Tenant from and against all Claims arising during the Term from the gross negligence or willful misconduct of Landlord or Landlord’s employees and agents with regard to the Project. If any action or proceeding is brought against Tenant by reason of any of the foregoing matters, Landlord shall upon notice defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant and Tenant shall cooperate with Landlord in such defense. Tenant need not have first paid any such Claim in order to be defended or indemnified. All of the obligations of Landlord set forth in this Paragraph 8.6 shall survive the expiration or earlier termination of this Lease.
     8.7 Exemption of Landlord from Liability. To the fullest extent permitted by law, Landlord shall not be liable, and Tenant waives any Claim, for injury or damage to the person or goods, wares, merchandise, business records or other property of Tenant or Tenant’s employees, agents, contractors, invitees, or any other person in or about the Premises, the Building or the Project, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building or the Project of which the Premises are a part, or from other sources or places. Landlord shall not be liable for any Claims arising from any act or omission of any other tenant of Landlord.

9. DAMAGE OR DESTRUCTION.
     9.1 Definitions.
          (a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Tenant Owned Alterations and Utility Installations, which can reasonably be repaired in twelve (12) months or less from the date of the damage or destruction. Landlord shall notify Tenant in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Premises Partial Damage or Premises Total Destruction.
          (b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Tenant Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in twelve (12) months or less from the date of the damage or destruction. Landlord shall notify Tenant in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Premises Partial Damage or Premises Total Destruction.
          (c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Tenant Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.2(a), irrespective of any deductible amounts or coverage limits involved.
          (d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Landlord at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
          (e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.
     9.2 Partial Damage — Insured Loss. Landlord shall, at Landlord’s expense (subject to receipt of adequate insurance proceeds), repair such damage (but not Tenant’s Trade Fixtures or Tenant Owned Alterations and Utility Installations) and this Lease shall continue in full force and effect.
     9.3 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, then either Party may elect to terminate this Lease as of the date that is sixty (60) days following such Premises Total Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Tenant, Landlord shall have the right to recover Landlord’s damages from Tenant, to the extent not covered by insurance required to be carried hereunder. If neither Landlord nor Tenant elects to terminate this Lease, then the Premises Total Destruction shall be treated as a Premises Partial Damage and the provisions of Paragraph 9.2 above shall apply.
     9.4 Damage Near End of Term. If at any time during the last twelve (12) months of this Lease there is damage for which the cost to repair exceeds six (6) month’s Base Rent,

whether or not an Insured Loss, Landlord may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written termination notice to Tenant within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Tenant at that time has an exercisable option to extend this Lease, then Tenant may preserve this Lease by, (a) exercising such option and (b) providing Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Tenant’s receipt of Landlord’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Tenant duly exercises such option during such period and provides Landlord with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Landlord shall, at Landlord’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Tenant’s option shall be extinguished.
     9.5 Abatement of Rent; Tenant’s Remedies.
          (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Tenant is not responsible under this Lease, Base Rent payable by Tenant for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Tenant’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance. All other obligations of Tenant under this Lease shall be performed by Tenant, and Landlord shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
          (b) Remedies. If Landlord shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within one hundred eighty (180) days after such obligation shall arise, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord and to any Lender of which Tenant has actual notice, of Tenant’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Tenant gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.
     9.6 Termination-Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant’s Security Deposit as has not been, or is not then required to be, used by Landlord.
     9.7 Waive Statutes. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.
10. PERSONAL PROPERTY TAXES.
     Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon Tenant Owned Alterations, Utility Installations and Trade Fixtures and all furnishings, equipment and personal property owned by Tenant. When possible, Tenant shall cause such property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s personal property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant’s property within ten (10) days after receipt of a written statement therefor.
11. UTILITIES.
     Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. In the event that Landlord provides any utilities or services to the Premises, Tenant shall pay to Landlord promptly upon demand, as Additional Rent, all sums therefor. Moreover, in the event that (a) any utilities or services supplied to the Premises, or (b) any Utility Installations or Alterations made by Tenant to or for the benefit of the Premises, causes any Building equipment or system to exceed its capacity or otherwise cause an unsuitable condition to exist, in either case as determined by Landlord in its reasonable discretion, then Tenant shall be responsible for all Claims resulting therefrom or related thereto, including without limitation, the cost of repairing or replacing the applicable Building equipment or system. Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any Rent abatement arising out of any curtailment or interruption whatsoever in utility or others services provided to the Premises, the Building or the Project. Tenant hereby acknowledges and agrees that neither Landlord nor any of Landlord’s employees, agents or representatives have made any representations or warranties, express or implied, regarding any Building equipment or system, including without limitation, any of the foregoing’s fitness for any particular purpose.
12. ASSIGNMENT AND SUBLETTING.
     12.1 Landlord’s Consent Required.
          (a) Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent, subject to the provisions of this Paragraph 12, shall not be unreasonably withheld or delayed.
          (b) A change in the control of Tenant shall constitute an assignment requiring consent. The transfer, in any one transaction or in a series of related transactions, of twenty-five percent (25%) or more of the voting control of Tenant shall constitute a change in control for this purpose.
          (c) The involvement of Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets occurs, which results or will result in a reduction of the Net Worth of Tenant (as defined below) as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Landlord has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Landlord may withhold its consent. “Net Worth of Tenant” shall mean the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles.
          (d) An assignment or subletting without consent shall, at Landlord’s option, be a Default curable after notice as set forth in Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Landlord elects to treat such unapproved assignment or subletting as a noncurable Breach, Landlord may terminate this Lease.
          (e) Tenant’s remedy for any Breach of Paragraph 12.1 by Landlord shall be limited to an action for declaratory relief and/or injunctive relief.
     12.2 Terms and Conditions Applicable to Assignment and Subletting.
          (a) Regardless of Landlord’s consent or whether such consent is required under this Lease, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or subtenant of the obligations of Tenant under this Lease, (ii) release Tenant of any obligations hereunder, or (iii) alter the primary liability of Tenant for the payment of Rent or for the performance of any other obligations to be performed by Tenant.
          (b) Landlord may accept Rent or performance of Tenant’s obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for Tenant’s Default or Breach.
          (c) Landlord’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
          (d) In the event of any Default or Breach by Tenant, Landlord may proceed directly against Tenant or anyone else responsible for the performance of Tenant’s obligations under this Lease, including any assignee or subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord.
          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including but not limited to the intended use and/or required modification of the Premises, if any. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested. Tenant shall reimburse Landlord for all reasonable out of pocket costs actually incurred by Landlord in connection with the consideration of any request, including attorneys’ fees.

          (f) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the Term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented to in writing.
     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
          (a) Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all Rent payable on any sublease, and Landlord may collect such Rent and apply same toward Tenant’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Tenant’s obligations, Tenant may collect said Rent. Landlord shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a Breach exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all Rent due and to become due under the sublease. Subtenant shall rely upon any such notice from Landlord and shall pay all Rents to Landlord without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Tenant to the contrary.
          (b) In the event of a Breach by Tenant, Landlord may, at its option, require subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to such sublandlord or for any prior Defaults or Breaches of such sublandlord.
          (c) Any matter requiring the consent of the sublandlord under a sublease shall also require the consent of Landlord.
          (d) No subtenant shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent.
          (e) If a sublease, fifty percent (50%) of any sublease rentals or any other economic consideration received by Tenant as a result of such subletting, whether denominated rentals under the sublease or otherwise, which in aggregate exceed the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease), after deducting the reasonable and customary costs for tenant improvements, reasonable attorneys’ fees and brokerage fees incurred by Tenant in connection with the subletting, shall, provided Tenant has not committed a Default or Breach hereunder, be paid to Landlord as Additional Rent. If Tenant has committed a Default or Breach under this Lease, then all such consideration shall be paid to Landlord.

          (f) If an assignment, fifty percent (50%) of any economic consideration received by Tenant with respect to the assignment of this Lease, whether denominated as such or otherwise, which in aggregate exceed the total sums which Tenant is obligated to pay Landlord under this Lease, after deducting the reasonable and customary costs for tenant improvements, reasonable attorneys’ fees and brokerage fees incurred by Tenant in connection with the assignment, shall, provided Tenant has not committed a Default or Breach hereunder, be paid to Landlord as Additional Rent. If Tenant has committed a Default or Breach under this Lease, then all such consideration shall be paid to Landlord.
     12.4 Conditions to Consent to Assignment or Subletting. Tenant acknowledges that Landlord’s agreement to sublease the Premises to Tenant at the rent and upon the terms stated herein is in material reliance upon Landlord’s evaluation of the original Tenant’s background, experience and ability, as well as the nature of the use of the Premises by the original Tenant as set forth in Paragraph 6. In the event that Tenant shall request Landlord’s written consent to assign or sublease the Premises as required in this Paragraph 12, then each such request for consent shall be in writing and accompanied by the following:
          (a) Balance sheets, income statements and tax returns of the proposed assignee or subtenant for the most recent three (3) fiscal years.
          (b) A complete business biography and history of the proposed assignee or subtenant and its officers, partners and managers, if any.
          (c) A statement of the specific uses for which the Premises will be utilized by the proposed assignee or subtenant.
          (d) Preliminary plans prepared by an architect or civil engineer for all alterations to the Premises that are contemplated to be made by the proposed assignee or subtenant.
          (e) A list prepared by the proposed assignee or subtenant of all buildings in which the proposed assignee or subtenant has been a tenant during the past five (5) years, which list shall include the address of each such building and the last known name, address and telephone number of the landlord of each such building.
          (f) A list prepared by the proposed assignee or subtenant of all lawsuits in which the proposed assignee or subtenant has been a named party, either as plaintiff or defendant, during the past three (3) years, which list shall include the name and location of the court, the case name and case number and a brief description of the nature of the action.
          (g) Written approval of the proposed assignment or sublease and a reaffirmation of liability, in a form satisfactory to Landlord’s counsel, from all guarantors and previous assignors of this Lease, not previously expressly released by Landlord, if any.
          (h) Landlord may refuse to consent on any commercially reasonable grounds, including without limitations the potential inability of the proposed assignee to fulfill the terms of this Lease and the financial irresponsibility or instability of the proposed assignee or subtenant, the lack of suitability of the Premises for the intended use by the proposed assignee or subtenant, the potential for unlawful or undesirable use of the Premises by the subtenant or assignee, or the character or business reputation of the proposed assignee or subtenant. In any dispute which arises under this paragraph, Tenant shall pay to Landlord all of Landlord’s costs and expenses reasonably incurred by Landlord in making the investigation and factual findings provided for in this paragraph.
     12.5 Standards for Consent to Assignment or Subletting. Once Landlord has received all sums required under Paragraph 12.2(e) above and all of the information, in satisfactory form, as required above, together with any additional information which Landlord may reasonably request, Landlord shall undertake to review Tenant’s request for consent to assign or sublease. In determining whether to give its consent to such assignment or subletting, Landlord shall consider all commercially reasonable factors, including, but not limited to, the following:
          (a) The financial responsibility of the proposed assignee or subtenant;
          (b) The nature of the occupancy and of the business to be conducted on the Premises and its suitability for the Premises, Building and/or the Project; and
          (c) The need for and nature of any indicated alteration of the Premises by the proposed assignee or subtenant and/or whether Personal Property could be damaged or not adequately maintained by the proposed assignee or subtenant.
     12.6 Permitted Transfers. Notwithstanding anything to the contrary herein but subject to compliance with the provisions of Paragraphs 12.2 and 12.3 above, Tenant may, without Landlord’s consent, (a) assign this Lease or sublease all or any portion of the Premises to any entity with which Tenant merges, regardless of whether Tenant is the surviving entity, or (b) cause a sale or transfer of all or substantially all the capital stock or other ownership interests in Tenant including a “going public” transaction (each successor entity, assignee, purchaser or subtenant in (a) or (b) being referred to herein as a “Permitted Transferee” and each such transaction a “Permitted Transfer”), provided that all of the following conditions are satisfied: (x) Tenant is not in Default under this Lease at the time of such assignment, subletting, sale or transfer; (y) Tenant shall give Landlord written notice at least five (5) business days’ prior to the effective date of the Permitted Transfer, and (z) the net worth of the Permitted Transferee shall be equal to or better than Tenant’s net worth as of the day prior to the proposed assignment, subletting, sale or transfer, or as of August 1, 2005, whichever is greater.
13. DEFAULT; BREACH; REMEDIES.
     13.1 Default; Breach. A “Default” is defined as a failure by the Tenant to comply with or perform any of the terms, covenants or conditions under this Lease or any of the Rules. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Tenant to cure such Default within any applicable grace period:
          (a) The abandonment of the Premises; or the vacating of the Premises without apparent intent to return and without providing a reasonable level of security, or which results in the coverage of the property insurance described in Paragraph 8.2 above being jeopardized as a result thereof, or without providing reasonable security to minimize potential vandalism.

          (b) The failure of Tenant to make any payment of Rent (or to restore the Security Deposit) when due.
          (c) The failure to provide reasonable evidence of insurance or surety bond, or to fulfill any other obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Tenant.
          (d) The failure by Tenant to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate (as defined in Paragraph 16 below), (v) a subordination agreement or other document requested under Paragraph 30 below, (vi) any document requested under Paragraph 39 below, or (vii) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Tenant.
          (e) A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, or of the Rules, other than those described in Paragraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Tenant’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion within an additional thirty (30) day period.
          (f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
          (g) The discovery that any financial statement of Tenant given to Landlord was materially false.
          13.2 Remedies. If Tenant fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Landlord may, at its option, perform such duty or obligation on Tenant’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant upon receipt of invoice therefor. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, may require all future payments to be made by Tenant to be by cashier’s check. In the event of a

Breach, Landlord may, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach:
          (a) give Tenant written notice in accordance with applicable law of its intention to terminate this Lease on the date of the notice or on any later date specified in the notice, and, on the date specified in the notice, Tenant’s right to possession of the Premises will cease and this Lease will be terminated (except as to Tenant’s liability set forth in this Paragraph 13.2(a)), as if the expiration of the term fixed in the notice were the end of the term of this Lease. If this Lease is terminated pursuant to the provisions of this Paragraph 13.2(a), Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other sums that would have been owing by Tenant under this Lease for the balance of the Term if this Lease had not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to the termination, after deducting all of Landlord’s expenses in connection with the reletting, including without limitation, the expenses set forth in Paragraph 13.2(b)(2) below. Landlord will be entitled to collect those damages from Tenant monthly on the days on which the Rent and other amounts would have been payable under this Lease if this Lease had not been terminated and Landlord will be entitled to receive those damages from Tenant on those days. Alternatively, at the option of Landlord, if this Lease is terminated, Landlord will be entitled to recover from Tenant (A) the worth at the time of award of the unpaid Rent that had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could reasonably have been avoided; (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of the Rent loss that Tenant proves could reasonably be avoided; and (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result from that failure. The “worth at the time of award” of the amount referred to in clauses (A) and (B) above is computed by allowing interest at the rate of eighteen percent (18%) per annum. The worth at the time of award of the amount referred to in clause (C) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award. For the purpose of determining unpaid rental under clause (C) above, the monthly rent reserved in this Lease will be deemed to be the sum of the Base Rent due and the amounts last payable by Tenant under this Lease for the calendar year in which the award is made; or
          (b) (1) after demand, notice and any court order as may be required under applicable law, re-enter and take possession of the Premises, or any part of the Premises; repossess the Premises as of Landlord’s former estate; expel Tenant and those claiming through or under Tenant from the Premises; and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. If Landlord elects to re-enter, as provided in this Paragraph 13.2(b), or if Landlord takes possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord’s or Tenant’s name but for the account of Tenant, for such term or terms (which may be greater or less than the period that would otherwise have constituted the balance of the Term of this Lease)

and on such terms and conditions (which may include concessions of free rent, and the alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine. Landlord may collect and receive the Rents for the Premises. Landlord will not be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any Rent due upon reletting. No re-entry or taking possession of the Premises by Landlord will be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless the notice specifically says so. Landlord reserves the right following any re-entry or reletting, or both, to exercise its right to terminate this Lease by giving Tenant written notice, and, in that event, this Lease will terminate as specified in the notice; and
               (2) if Landlord elects to take possession of the Premises according to this Paragraph 13.2(b) without terminating this Lease, Tenant will pay Landlord (i) the Rent and other sums that would be payable under this Lease if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises, after deducting all of Landlord’s expenses incurred in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration, remodeling, repair costs, and expenses of preparation for reletting. If, in connection with any reletting, the new sublease term extends beyond the existing Term or the Premises covered by reletting include areas that are not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting will be made in determining the net proceeds received from reletting. In addition, in determining the net proceeds from reletting, any rent concessions will be apportioned over the term of the new sublease. Tenant will pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing under this Lease would have been payable if possession had not been retaken, and Landlord will be entitled to receive the Rent and other amounts from Tenant on those days; or
          (c) commence one or more suits or suits for the recovery of the Rent and other amounts and damages set forth in this Paragraph 13 may be brought by Landlord, from time to time, at Landlord’s election, and nothing in this Lease will be deemed to require Landlord to await the date on which the Term of this Lease expires. Each right and remedy in this Lease will be cumulative and will be in addition to every other right or remedy in this Lease or existing at law or in equity or by statute or otherwise, including without limitation suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any right or remedy will not preclude the simultaneous or later exercise by Landlord of any other rights or remedies. All rights and remedies are cumulative and nonexclusive.
     13.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by any Lender. Accordingly, if any Rent shall not be received by Landlord within five (5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of each such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.
     13.4 Interest. Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord, when due shall bear interest from the sixth (6th) day after the date due. The interest (“Interest”) charged shall be equal to eighteen percent (18%) per annum, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.3 above.
     13.5 Breach by Landlord. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and any Lender whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.
14. CONDEMNATION.
     If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty-five percent (25%) of the Premises, or more than thirty-five percent (35%) of the parking is taken by Condemnation, Tenant may, at Tenant’s option, to be exercised in writing within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not timely terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages. In the event that this Lease is not terminated by reason of the Condemnation, Landlord shall repair any damage to the Premises caused by such Condemnation to the extent of any proceeds actually received by Landlord.
15. BROKERS.
     15.1 Representations and Indemnities of Broker Relationships. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder in connection with this Lease, and that no one is entitled to any commission or finder’s fee in connection herewith. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.
16. ESTOPPEL CERTIFICATES.
     16.1 Each Party (as “Responding Party”) shall within twenty (20) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement certifying, if applicable, that Tenant is in possession of the Premises; this Lease is in full force and effect; this Lease is unmodified (or if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); Tenant claims no present charge, lien, or claim of offset against Rent; there is no existing default by reason of some act or omission by Landlord; and such other additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party, or Landlord’s Lender, if any (“Estoppel Certificate”).
     16.2 If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such twenty (20) day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) this Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Landlord is the Requesting Party, not more than one (1) month’s Base Rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.
     16.3 If Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Tenant shall deliver to any potential lender or purchaser designated by Landlord such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth
17. LIABILITY AFTER TRANSFER.
     In the event of a transfer of the Landlord’s interest in the Premises or this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Landlord. Upon such transfer or assignment and delivery of the Security Deposit, if any, Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the same.
18. SEVERABILITY.
     The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. DAYS.
     Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.
20. LIMITATION ON LIABILITY.
     In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant, covenants and agrees that, notwithstanding anything to the contrary and notwithstanding any applicable law to the contrary:
          (a) the liability of Landlord under this Lease (including any liability for any actual or alleged failure, breach or default by Landlord under this Lease and/or negligence of Landlord hereunder) and any recourse against Landlord shall be limited solely to the interest in the Project of Landlord, along with the sale and insurance proceeds with regard to the Project, and not any other assets of Landlord; and
          (b) no director, officer, shareholder, employee, adviser or agent of Landlord shall be personally liable in any manner or to any extent under or in connection with this Lease, and Tenant shall not seek recourse against any such person or against any of their personal assets for satisfaction of any liability with respect to this Lease; and
          (c) Landlord and the Landlord Parties shall not be responsible or liable for any indirect, incidental, special, consequential or punitive damages in connection with this Lease, including, without limitation, on account of lost profits or the interruption of Tenant’s business.
     With regard to the provisions of Paragraph 20(a) above, Landlord hereby acknowledges and agrees that, if Tenant were to obtain a judgment against Landlord in connection with this Lease, then Tenant shall be entitled to record a judgment lien against the fee interest of the Project with respect thereto.
21. TIME OF ESSENCE.
Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22. NO PRIOR OR OTHER AGREEMENTS; COUNTERPARTS.
     This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

23. NOTICES.
     23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted below shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice. A copy of all notices to Landlord shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate in writing.

Landlord:	Triumph 1450 LLC
9605 Kingston Court, Suite 160
Englewood, Colorado 80112
Attention: Paul J. Ruff

with a copy to:

Attention:

Tenant:	Replidyne, Inc.
1450 Infinite Drive
Louisville, Colorado 80027
Attention: Jill Clark, Senior Director of Finance and Administration

with a copy to:	Holland & Hart LLP
1800 Broadway, Suite 300
Boulder, Colorado 80302
Attention: J. Marcus Painter, Esq.
     23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24. WAIVERS.
     No waiver by Landlord of the Default or Breach of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Tenant of the same or of any other term, covenant or condition hereof. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Landlord shall not be a waiver of any Default or Breach by Tenant. Any payment by Tenant may be accepted by Landlord on account of monies or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.
25. RECORDING.
     No recordation of any memorandum of this Lease, or “short form” of this Lease, shall be permitted without the prior written consent of Landlord, which shall be withheld or given in Landlord’s sole discretion. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.
26. NO RIGHT TO HOLDOVER.
     Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Tenant holds over with Landlord’s express consent, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Tenant agrees to indemnify, defend and hold harmless Landlord and the Landlord Parties from and against any Claim arising out of such holding over. Nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant.
27. CUMULATIVE REMEDIES.
     No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
28. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT.
     All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
29. BINDING EFFECT; CHOICE OF LAW.
     This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.
     30.1 Subordination. This Lease granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof; provided, however that so long as there is no Breach or Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by Landlord’s Lender. Tenant agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender” or “Landlord’s Lender”) shall have no liability or obligation to perform any of the obligations of Landlord under this Lease. Any Lender may elect to have this Lease superior to the lien of its Security Device by giving written notice thereof to Tenant, whereupon this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
     30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior Landlord or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be bound by prepayment of more than one (1) month’s Base Rent.
     30.3 Non-Disturbance. With respect to Security Devices entered into by Landlord concurrently with or after the execution of this Lease, Tenant’s subordination of this Lease and/or attornment shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from Landlord’s Lender which Non-Disturbance Agreement provides that Tenant’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in Breach or Default hereunder and attorns to the record owner of the Premises. Each Party agrees, from time to time during the Term of this Lease, upon demand of the other Party to execute, acknowledge and deliver such other instruments, confirming such subordination and non-disturbance, and such instruments of attornment as shall be requested by a Party’s lender.
     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.
31. ATTORNEYS’ FEES.
     If any Party brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.
32. LANDLORD’S ACCESS; SHOWING PREMISES; REPAIRS.
     Landlord and Landlord’s agents shall have the right to enter the Premises upon reasonable advance notice to Tenant (except in the case of an emergency or regularly scheduled janitorial services for which no prior notice shall be required), and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or subtenants, and making such alterations, repairs, improvements or additions to the Premises as Landlord may deem necessary. All such activities shall be without abatement of rent or liability to Tenant. Landlord may at any time place on the Premises any ordinary “For Sale” signs and Landlord may during the last twelve (12) months of the term hereof place on the Premises any ordinary “For Lease” signs.
33. AUCTIONS.
     Tenant shall not conduct, nor permit to be conducted, any auction upon the Premises without Landlord’s prior written consent. Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34. SIGNS.
     Tenant shall not place any sign in, on or about the Premises, the Building or the Project without Landlord’s prior written consent, which consent Landlord may withhold in its sole discretion; provided, however, Landlord hereby agrees that Tenant shall have the right to use its proportionate share (with all tenants of the Building) of the monument located in front of the Building. All signage of Tenant (including any monument signage) shall, at Tenant’s sole cost and expense, (a) be installed, maintained, repaired and removed by Tenant, and (b) at all times comply with all Applicable Requirements. At expiration or earlier termination of this Lease, Tenant shall remove all signs installed by Tenant and repair all damage caused by the removal of such signs. Landlord hereby grants its consent to all of Tenant’s signage existing at the Premises as of August 1, 2005.
35. TERMINATION; MERGER.
     Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Landlord may elect to continue any one or all existing subtenancies or sub-subtenancies. Landlord’s failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.
36. CONSENTS.
     Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Landlord’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor. Landlord’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent. The failure to specify herein any particular condition to Landlord’s consent shall not preclude the imposition by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining Party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.
37. QUIET POSSESSION.
     Subject to payment by Tenant of the Rent and performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
38. PARKING.
     Tenant shall have the right to use, on a unassigned, non-exclusive basis, one hundred thirty-two (132) parking spaces in the parking areas designated at the Building, in accordance with a parking ratio of 3.1 parking spaces per each 1,000 RSF of the Premises. The use of such parking spaces shall be subject to, and is conditioned upon, compliance by Tenant with all rules and regulations governing such parking areas promulgated by Landlord from time to time (and Tenant shall cause all of Tenant’s employees, agents, contractors and invitees that park therein to comply with the same). Tenant acknowledges that Landlord reserves the right, in its sole discretion, to designate any of the parking spaces at the Building as exclusive spaces; in which event and after Landlord has notified Tenant in writing thereof, then Tenant shall cause its employees, agents, contractors and invitees not to park in such exclusive spaces.
39. RESERVATIONS.
     Landlord reserves to itself the right, from time to time, to grant, without the consent or joinder of Tenant, such easements (including reciprocal easements affecting the Premises and other buildings within the Project), rights and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions, and to abide by the terms of any such restrictions and/or agreements.
40. PERFORMANCE UNDER PROTEST.
     If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.
41. AUTHORITY.
     If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Tenant shall deliver to Landlord satisfactory evidence of such authority.
42. CONFLICT.
     Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
43. OFFER.
     Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to sublease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
44. AMENDMENTS.
     This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Tenant’s obligations hereunder, Tenant agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
45. MULTIPLE PARTIES.
     If more than one person or entity is named herein as either Landlord or Tenant, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

46. UNAVOIDABLE DELAYS.
     If the performance of Landlord of any act required herein, including, without limitation, the design, planning, permitting, construction and completion of the Tenant Improvements, is prevented or delayed by reason of strikes, lockouts, labor disputes, governmental delays, acts of God, fire, floods, epidemics, freight embargoes, unavailability of materials and supplies, development moratoriums imposed by any governmental authority, or other causes beyond the reasonable control of Landlord, Landlord shall be excused from performing that obligation for the period equal to the period of prevention or delay.
47. [INTENTIONALLY OMITTED].
48. FINANCIAL INFORMATION.
     Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within one hundred eighty (180) days of the end of each of Tenant’s fiscal years, (ii) Tenant’s most recent unaudited quarterly financial statements, certified by Tenant’s Chief Financial Officer as fairly representing the financial condition and result of operations of Tenant as of the end of such fiscal quarter, within forty-five (45) days of the end of each of Tenant’s first three (3) fiscal quarters of each of Tenant’s fiscal year, all of which shall be treated by Landlord as confidential information belonging to Tenant, and (iii) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.
49. INTERPRETATION.
     Neither Party hereto nor their respective attorneys shall be deemed the drafter of this Lease for purposes of interpreting or construing any of the provisions of this Lease in any judicial proceeding which may hereafter arise between the Parties or their respective assigns or successors-in-interest. This Lease shall be interpreted in accordance with the fair meaning thereof, and not strictly for or against any Party hereto. Tenant acknowledges that it has read this Lease in its entirety and has had the opportunity to freely negotiate any or all of the terms hereof before executing the same.
50. RULES AND REGULATIONS.
     Tenant shall comply with the rules and regulations attached hereto as Exhibit F with respect to the Building (including the Common Areas) and the Project, as the same may be amended, modified and supplemented by Landlord from time to time (the “Rules”). Landlord shall have the right at all times to amend, modify and/or supplement the Rules in any manner as Landlord may deem advisable in its sole discretion; provided, that (i) any amendment, modification or supplement to the Rules shall not materially increase Tenant’s obligations under this Lease or materially decrease Tenant’s rights under this Lease, and (ii) Landlord will provide Tenant with all amendments, modifications and supplements to the Rules. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or the Project with any of the Rules. In the event of any conflict between any Rule and any provision contained in this Lease, the provision contained in this Lease shall control.

51. CONFIDENTIALITY.
     Tenant and Landlord acknowledge that the Premises contain highly confidential and proprietary information. Accordingly, both Parties agree as follows:
          (i) To use all reasonably appropriate measures to avoid receipt of any information or materials which either Party know or have reason to know contains confidential trade secrets or other proprietary information (“Confidential Information”), including but not limited to, refraining from, receiving or obtaining any Confidential Information from an owner without such owners consent; and
          (ii) To immediately notify the other if a Party believes it has received Confidential Information, to prohibit disclosure of such Confidential Information to a third party, and to immediately return any documents or other tangible evidence of such Confidential Information to the other; and
          (iv) To put their employees, directors, subcontractors and agents on notice of their obligations set forth herein.
          Both Parties acknowledge that the unauthorized disclosure of Confidential Information to the other, or to third parties, would cause irreparable business harm for which damages alone are not an adequate remedy. Accordingly, both Parties agree that either Party shall be entitled to injunctive relief to immediately cease any actual or potential misuse or unauthorized disclosure of Confidential Information.
52. RIGHT OF SECOND REFUSAL.
     52.1 Right of Second Refusal. Tenant shall have a right of second refusal on the Second Refusal Space (as defined below) during the first three (3) years of the Term subject to the terms and conditions set forth in this Paragraph 52 (the “Right of Second Refusal”). As used herein, “Second Refusal Space” shall mean the space constituting approximately 10,476 RSF in Section E1 of the Building, as depicted on Exhibit G hereto. The Second Refusal Space is presently vacant, but subject to a right of first refusal (“Right of First Refusal”) in favor of GlobeImmune, Inc. (“GlobeImmune”), another tenant in the Building. Landlord shall provide written notice to Tenant (a “Second Refusal Notice”) of any bona fide offer to lease the Second Refusal Space or any portion thereof that Landlord receives during the Term of this Lease and which Landlord is willing to accept (an “Offer”), provided that GlobeImmune has declined to exercise its Right of First Refusal with respect to the same. Tenant shall have five (5) business days after receipt of Landlord’s notice to exercise its Right of Second Refusal by providing Landlord with an irrevocable written notice (“Election Notice”) that Tenant elects to lease all of the Second Refusal Space described in the Offer on the same terms and conditions as set forth in the Offer (and Tenant shall not be permitted to lease less than all of the Second Refusal Space described in the Offer); provided, however, if Landlord receives Tenant’s Election Notice on or before August 1, 2006, then Base Rent for the Second Refusal Space shall be the lesser of (i) the initial Base Rent set forth in the Offer, and (ii) the Base Rent applicable to the Premises on the date that the Second Refusal Space becomes part of the “Premises” hereunder. In the event that Landlord does not receive Tenant’s written election to exercise the Right of Second Refusal within five (5) business days after the date of the Second Refusal Notice, then Tenant shall be deemed to have declined to exercise its Right of Second Refusal with respect thereto and Landlord shall be free to sublease the space described in the Offer to any third party on the terms and conditions contained in the Offer or such other economic terms and conditions that (taken as a whole) are not less favorable (to a tenant) by more than ten percent (10%).
     52.2 Terms and Conditions. In the event Tenant duly and timely delivers its Election Notice to Landlord, then Landlord shall prepare an amendment to this Lease (or a direct lease, if Landlord desires), pursuant to which Tenant shall lease the Second Refusal Space from Landlord, upon and subject to the same terms and conditions contained in this Lease except as follows: (i) Tenant shall accept the Second Refusal Space in its then “As-built” and “AS IS” condition without any obligation of Landlord to repaint, remodel, improve or alter the Second Refusal Space for Tenant’s occupancy or to provide Tenant any allowance therefor; (ii) Landlord shall deliver the Second Refusal Space to Tenant no later than thirty (30) days after Landlord regains possession of such space (if such space is not vacant at such time); (iii) the term of Tenant’s lease of the Second Refusal Space, and obligation to pay Rent therefor, shall commence on such delivery date and continue for the remaining Term; (iv) upon such delivery, the Second Refusal Space shall be part of the Premises under this Lease, such that the term “Premises” in this Lease thereafter shall refer to the space then leased immediately prior to such delivery, plus the Second Refusal Space; and (v) as otherwise expressly provided in this Paragraph 52.
     52.3 Termination of Right of Second Refusal. Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to the commencement of the term as to the Second Refusal Space, to terminate all of the provisions of this Paragraph 52, whereupon all rights of Tenant pursuant to the Right of Second Refusal shall terminate and shall be of no further force and effect:
          (a) The existence at either (i) the time of exercise of the Right of Second Refusal, or (ii) the commencement of the term of the Second Refusal Space, of a Default or Breach on the part of Tenant under this Lease.
          (b) Tenant is not, immediately prior to exercise of the Right of Second Refusal, in occupancy of at least ninety percent (90%) of the Premises then leased to Tenant.
          (c) Notwithstanding anything to the contrary contained herein, the Right of Second Refusal shall terminate on August 1, 2008.
     52.4 No Transfer of Right. This Right of Second Refusal is personal to Tenant and shall not be transferable or assignable, by operation of law or otherwise, voluntarily or involuntarily, to any assignee of this Lease, or sublessee of all or any part of the Premises, or any other person or entity, other than any assignee or sublessee to which Landlord has given its consent in accordance with Paragraph 12 above and other than a Permitted Transferee. Time shall be of the essence with respect to all of the provisions of this Paragraph 52.
53. OPTION TO EXTEND.
     53.1 Grant of Option. Landlord hereby grants to Tenant an option to extend the Term of this Lease (“Option”) for a period of five (5) years (“Option Term”), subject to all of the provisions of this Lease except that: (i) Base Rent shall be adjusted in accordance with Paragraph 53.2 below; and (ii) Tenant shall not be permitted to extend the Term beyond the Option Term. Tenant may exercise the Option if and only if (A) Tenant is not then in Default or in Breach, and (B) Landlord receives from Tenant an irrevocable written notice exercising the Option at least nine (9) months, but not sooner than twelve (12) months, before the Expiration Date. If Tenant commits a Default during the period after the exercise of the Option but prior to the commencement date of the Option Term, and fails to cure such Default within the applicable cure period (but no later than the day immediately prior to the commencement of the Option Term if earlier), then in Landlord’s sole discretion, Landlord may treat Tenant’s election to exercise the Option as ineffective, in which event this Lease shall expire on the Expiration Date as if Tenant had not given such notice.
     53.2 Fair Market Rental Value. The Base Rent for the first (1st) year of the Option Term shall be the then Fair Market Rental Value (as defined below) for comparable space in the Building and in comparable buildings in Boulder and Broomfield Counties, Colorado (“Comparable Buildings”). Base Rent for the second (2nd) and third (3rd) year of the Option Term shall be increased, on the anniversary of the commencement date of the Option Term, by three percent (3%) over the Base Rent for the prior twelve (12) month period. As used in this Lease, “Fair Market Rental Value” shall mean one hundred percent (100%) of the rental rate per rental square foot agreed to be paid by tenants for comparable space in the Building and in Comparable Buildings, in non-sublease, non-affiliated, arms-length transactions within the prior ninety (90) day period, with appropriate adjustments for the condition of the premises, length of lease, age and amenities of Comparable Buildings, any tenant improvement allowances and other tenant concessions, and the type of lease.
     53.3 Negotiation Period. Within ten (10) business days after receipt of Tenant’s written notice of its election to exercise the Option, Landlord shall inform Tenant of the Fair Market Rental Value applicable for the Option Term. Within five (5) days after Tenant’s receipt of Landlord’s determination of Fair Market Rental Value, Tenant shall either (a) accept Landlord’s statement of Fair Market Rental Value as the initial Base Rent for the Option Term, or (b) notify Landlord in writing that Tenant elects to negotiate with Landlord for a period of thirty (30) days (the “Negotiation Period”) in order to reach a mutually agreeable determination of the initial Base Rent for the Option Term. Failure on the part of Tenant to notify Landlord in writing that Tenant elects to negotiate the initial Base Rent for the Option Period within such five (5) day period shall constitute acceptance of the initial Base Rent for the Option Term as calculated by Landlord.
     53.4 Election for Appraisal. In the event that the Parties fail to mutually determine the initial Base Rent for the Option Term, Tenant may elect, by written notice to Landlord prior to the expiration of the Negotiation Period, that the Fair Market Rental Value be determined pursuant to the appraisal process set forth in Paragraph 53.5 below (the “Appraisal”). Failure on the part of Tenant to elect such Appraisal process by the end of the Negotiation Period shall constitute acceptance of the initial Base Rent for the Option Term as calculated by Landlord. If Tenant elects to determinate the Fair Market Rental Value pursuant to the Appraisal process, the Appraisal shall be concluded within forty-five (45) days after the date of Tenant’s election, subject to extension for an additional fifteen (15) day period if a third (3rd) appraiser is required and does not act in a timely manner. To the extent that the Appraisal has not been completed prior to the expiration of any preceding period for which Base Rent has been determined, Tenant shall pay Base Rent at the rate calculated by Landlord, with an adjustment to be made once Fair Market Rental Value is ultimately determined by such Appraisal.
     53.5 Appraisal Procedure. In the event that Tenant elects to determine the Fair Market Rental Value pursuant to an Appraisal process, the Appraisal shall be conducted as follows:
          (a) Tenant shall make a demand for an Appraisal in writing in accordance with Paragraph 53.4 above, wherein Tenant shall specify the name and address of the person to act as the appraiser on its behalf. The appraiser shall be either (A) qualified as a real estate appraiser (and shall be a member of the American Institute of Real Estate Appraisers (MAI) or any comparable successor organization), or (B) a licensed real estate broker, in either case with at least ten (10) years professional experience in appraising or leasing (as applicable) commercial properties in Boulder and Broomfield Counties, Colorado. Failure on the part of Tenant to make a proper appointment in a timely manner for such Appraisal shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for such Appraisal, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as the appraiser on its behalf who shall be similarly qualified.
          (b) In the event that two (2) appraisers are chosen pursuant to Paragraph 53.5(a) above, the appraisers so chosen shall, within fifteen (15) days after the second appraiser is appointed, determine the Fair Market Rental Value. If the two (2) appraisers are unable to agree upon a determination of Fair Market Rental Value within such fifteen (15) day period, they, themselves, shall appoint a third (3rd) appraiser, who shall be a competent and impartial person with qualifications the same as required of the first two (2) appraisers pursuant to Paragraph 53.5(a) above. In the event they are unable to agree upon such appointment within seven (7) days after expiration of said fifteen (15) day period, the third (3rd) appraiser shall be selected by the Parties themselves, if they can agree thereon, within a further period of ten (10) days. If the Parties do not so agree, then either Party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the Superior Court in and for the County of Boulder, Colorado, acting in his private and not in his official capacity, and the other Party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment.
          (c) Where the Fair Market Rental Value cannot be resolved by agreement between the two (2) appraisers selected by Landlord and Tenant or settlement between the Parties during the course of the Appraisal process, the Fair Market Rental Value shall be determined by the three appraisers within fifteen (15) days of the appointment of the third (3rd) appraiser in accordance with the following procedure: The appraiser selected by each of the Parties shall state in writing his or her determination of the Fair Market Rental Value supported by the reasons therefor with counterpart copies to each Party. The appraisers shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third (3rd) appraiser shall be to select which of the two (2) proposed resolutions more closely approximates his or her determination of the Fair Market Rental Value. The third (3rd) appraiser shall have no right to propose a middle ground or any modification of either of the two (2) proposed resolutions. The resolution he or she chooses as more closely approximating his or her determination shall constitute the decision of the appraisers and be final and binding upon the Parties.
          (d) In the event of a failure, refusal or inability of any appraiser to act, his or her successor shall be appointed by him or her, but in the case of the third (3rd) appraiser, his or her successor shall be appointed in the same manner as provided for appointment of the third (3rd) appraiser. Any decision in which the appraiser appointed by Landlord and the appraiser appointed by Tenant concur shall be binding and conclusive upon the Parties. Each Party shall pay the fee and expenses of its respective appraiser and both shall share the fee and expenses of the third (3rd) appraiser, if any.
     53.6 Fees for Appraisal. To the extent that the Appraisal has not been completed prior to the Expiration Date, Tenant shall pay Base Rent at the rate calculated by Landlord, with an adjustment to be made once Fair Market Rental Value is ultimately determined.
     53.7 No Transfer of Option. The Option granted to Tenant is personal to Tenant and shall not be transferable or assignable, by operation of law or otherwise, voluntarily or involuntarily, to any assignee of this Lease, or sublessee of all or any part of the Premises, or any other person or entity, other than any assignee or sublessee to which Landlord has given its consent in accordance with Paragraph 12 above and other than a Permitted Transferee. Time shall be of the essence with respect to all of the provisions of this Paragraph 53.

     IN WITNESS WHEREOF, the Parties have executed this Lease as of the date first hereinabove written.

LANDLORD:

TRIUMPH 1450 LLC,
a Colorado limited liability company

By: /Ronald D. Boraks/

Name: Ronald D. Boraks
Its: Manager

TENANT:

REPLIDYNE, INC.,
a Delaware corporation

By:	/Kenneth J. Collins/

Name: Kenneth J. Collins
Its: President and CEO

EXHIBIT A
DEPICTION OF PREMISES
CLEANROOM 3,423 RSF
OFFICE SPACE 25,576 RSF
LAB SPACE 12,709 RSF
STORAGE SPACE 765 RSF
NEW OFFICE SPACE 13,725 RSF

EXHIBIT B
RELEASE
          I,                                          (print name), hereby acknowledge that I, as an employee of                      (insert name of employer), have voluntarily chosen to make use of some or all of the sports or fitness facilities, including without limitation, the outdoor basketball and volleyball courts (collectively, the “Facilities”) made available by                        (“Landlord”) and located on the property at 1450 Infinite Drive, Louisville, Colorado.
     I ACKNOWLEDGE THAT THE FACILITIES ARE NOT SUPERVISED, ARE USED BY OTHERS, AND THAT THEIR USE MAY BE A HAZARDOUS ACTIVITY. I AM VOLUNTARILY USING THE FACILITIES OFFERED BY LANDLORD, WITH KNOWLEDGE OF THE DANGER INVOLVED AND HEREBY AGREE TO ASSUME ANY AND ALL RISKS OF DAMAGE, INJURY AND DEATH ARISING OUT OF MY USE OF THE FACILITIES.
     PLEASE INITIAL:
     As a lawful consideration for being permitted by Landlord to make use of the Facilities, I hereby agree that I, my heirs, distributes, guardians, legal representatives and assigns will not make a claim against, sue, attach the property of, or prosecute, Landlord and its shareholders, directors, officers, employees, agents, subsidiaries, affiliates, successors or assigns (individually, a “Landlord Party” and collectively, the “Landlord Parties”) for any damages, losses, liabilities, judgments, claims, causes of action, demands, expenses, costs, fines, penalties and attorneys’ fees (collectively, “Claims”) resulting from or in connection with (i) the Facilities, (ii) the undersigned’s use of the Facilities, or (iii) any act or omission of any Landlord Party with respect the Facilities or the undersigned’s use thereof. I hereby release each and every Landlord Party from all Claims that I, my heirs, distributes, guardians, legal representatives, or assigns now have or may hereafter have, with respect to (1) the Facilities, (2) the undersigned’s use of the Facilities, or (3) any act or omission of any Landlord Party with respect the Facilities or the undersigned’s use thereof.
     I HAVE CAREFULLY READ THIS AGREEMENT AND FULLY UNDERSTAND ITS CONTENTS, I AM AWARE THAT THIS IS A RELEASE OF LIABILITY AND A CONTRACT BETWEEN MYSELF AND LANDLORD. I SIGN THIS AGREEMENT ON MY OWN FREE WILL.

By:		Date:

(signature)

(printed name)		(print name of employer)

EXHIBIT C
LIST AND QUANTITIES OF HAZARDOUS SUBSTANCES

Replldyne, Inc.
Active List of Reagents, General Use
August, 2005

Reagent Name	Amount*
1 step NBT/BCIP	250 mL
1-Butanol	500 mL
2-Mercaptoethanol	250 mL
2-propanol	2.5 L
30% Acrylamlde/Bis 37.5:1	1500 mL
30%Acrylamide/Bis29:1	500 mL
40% Acrylamide/Bis 19:1	500 mL
Acetic Acid	8 L
Acetone	1 L
Acetonitrile	1 L
Acrylamide 99.9%	200 g
Adenosine 5’-Triphosphate	5 g
Adenosine-5’-O-(3-thiotriphosphate)	200 mmol
Agarose	750 g
Albumin, Bovine	200 g
Alumina	500 g
Ammonium Bicarbonate	500 g
Ammonium Chloride	1000 g
Ammonium Foramte	500 g
Ammonium Persulfate	200 g
Ammonium Sulfate	10 kg
Amonium Formate	500 g
Ampicillin Sodium Salt	400 g
Bacto-Argar	500 g
Bentonlte	500 g
Benzamldlne	5 g
Betaine	500 g
Bis	1500 g
Blue Dextran	10 g
Boric Acid	10 g
Brain Heart Infusion	500 g
Bromophenol Blue Aqueous	500 g
Buffer-Saturated Phenol	100 mL
Calcium Chloride	500 g
Calcium Sulfate	500 g
Calf thymus DNA	250 mg
Carbowax PEG 8000	12 kg
Casltone Media	500 g
Cesium Chloride	1 kg
Chloramphenicol	100 g
Chloroform	2.5 L
Citric Acid Anhydrous	2000 g
Coomassie Plus Protien Assay Reagent	950 mL
Count Off	2 L
Crystal Violet	25 g

Replidyne, Inc.
Active List of Reagents, General Use
August, 2005

Reagent Name	Amount*
Cytldine-5’-triphosphate	5 g
d-Biotin	25 g
Deoxyadenosine-5’-triphosphate	5 g
Deoxycholic Acid, Sodium Salt	100 g
Deoxycytidine-5’-triphosphate	5 g
Deoxyguanosine-5’-triphosphate	5 g
Dextrose	500 g
Dithiothreitol	1 kg
DMSO	1 L
DNA replication enzymes	3 g
DNA, various sources	100 mg
Dnase I	100 mg
Drierite	3 kg
D-Sorbitol	5 kg
Ecosclnt-O	12 L
EDTA	500 g
Ethanol	20 L
Ethidium bromide	5 g
Faropenem Medoxomil	250 kg
Ferric Chloride	250 g
Formamide	1 L
Glucose	1 kg
Glycine	4 kg
Guanosine-5’-triphosphate	5 g
Gylcerln	40 L
HEPES	500 g
Imidazole	500 g
IPTG	100 g
Iso-Amyl Alcohol	500 mL
Kanamycin	5 g
L-glutmaic acid	1 kg
Lysol I.C.	1 gallon
Lysozyme	100 g
M13mp18 RF DNA	10 mg
Magnesium Acelate	1000 g
Magnesium Chloride	500 g
Magnesium Sulfate	1000 g
MES	100 g
Methanol	20 L
Mineral Oil	1 L
Murine IgG Immunoglogulin	1 mL
Nickel Sulfate	100 g
No count Radioactive Decontaminant	8 oz
n-Octyl-B-D-glucopyranoside	5 g
Nonldet P-40	500 mL
pH standard Buffers	2000 mL
Phenylmethyldulfonyl-Fluoride	5 g
Picogreen	4 mL
Poly(dA-dC)Poly(dG-dT)	5 units
Polydeoxyadenylic acid	25 units

Replidyne, Inc.
Active List of Reagents, General Use
August, 2005

Reagent Name	Amount*
polyoxyethylene 20 cetyl Ether	500 g
Potassium Acetate	3 kg
Potassium chloride	3 kg
potassium- phosphate dibasic	3 kg
potassium- phosphate monobasic	3 kg
Protamine Sulfate	5 g
Proteose peptone #3	500 g
Rabbit IgG Immunoglogulin	1 mL
Radioactive Decontaminant	8 oz
Radioactive Isotope C14	1 mCl
Radioactive Isotope H3	1 mCl
Radioactive Isotope P32	1 mCi
Radioactive Isotope S35	1 mCi
Restriction enzymes	5000 units
Rifampicin	100 mg
SDS	500 g
Silica Gel Desiciant	2.5 kg
Sodium acetate	500 g
Sodium Azide	100 g
Sodium Bicarbonate	500 g
Sodium Borate	500 g
Sodium Chloride	3 kg
Sodium citrate	1500 g
Sodium Hydroxide	500 g
Sodium Hydroxide 10 N Soultion	3 L
Sodium phosphate	1 kg
Sodium phosphate	1 kg
Sodium phosphate, dibasic	1 kg
Sodium Pyrophosphale	9 kg
Sodium Sulfate	500 g
Spermidine	200 g
Streptavidin_alkaline Phosphatase Conjugate	4 mL
Sucrose	6 kg
SYBR Gold	1 mL
T4 Polynucleotide kinase	200 units
T7 DNA polymerase	200 units
TEMED	100 gm
Tetracycline	5 g
THAM	2 kg
Thymldine-5’-triphosphate	5 g
Todd Hewitt Broth	10 kg
Topoisomerase IV	5 mg
Trichloroacetic Acid	1 kg
Trichloroautic Acid	500 g
Tricine	100 g
Tricine	500 g
Triethylamine	500 mL
Tris	10 kg
Tris-glycine-SDS	400 g
Triton X-1 00	500 mL

Replidyne, Inc.
Active List of Reagents, General Use
August, 2005

Reagent Name	Amount*
Trypticase Soy Broth	1000 g
Tryptone Peptone	3 kg
Tween-20	500 mL
Urea	3 kg
Urldine-5’-triphosphate	5 g
Xylene Cyanole FF	25 g
Yeast Extract	10 kg
Zinc Sulfate	1 kg

*	Listed amounts represent quantities in actual use or storage on the Premises. The maximum quantity of each reagent in use or in storage at the Premises at any given time, is approximately four times the listed amount. The maximum annual quantity of each reagent used and stored on the Premises is approximately ten times the listed amount.

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*

((3s)-(3-1,2,3,4-Tetrahydroisoquinolyl))-N-(Tertbutyl)Carboxamide	Research Quantity
(-)-Menthyl Chloroformate	Research Quantity
(+)-1-(9-Fluorenyl)Ethyl Chloroformate	Research Quantity
(1r,2s)-(-)-Ephedrine	Research Quantity
(1r,2s)-1-Amino-2-lndanol	Research Quantity
(1s,2r)-(-)-Cis-1-Amino-2-lndanol	Research Quantity
(2-Bromoethyl)Benzene	Research Quantity
(2-Methoxy-5-Phenyl)Phenyl Isothlocyanate	Research Quantity
(2r,8as)-(+)-(Camphorylsulfonyl)Oxaziridine	Research Quantity
(3-Bromopropoxy)-Tert-Butyldimethylsilane	Research Quantity
(3s)-2-Carbobenzoxy-1,2,3,4-Tetrahydroisoquinoline-3-Carboxylic Acid	Research Quantity
(R)-(-)-Epichlorohydrin	Research Quantity
(S)-(+)-3-Bromo-2-Methyl-1-Propanol	Research Quantity
(S)-(+)-3-Hydroxytetrahydrofuran	Research Quantity
(S)-3-Hydroxypyrrolidine	Research Quantity
[(3s)-4-Azabicyclo[4.4.0]Dec-3-Yl]-N-(Tert-Butyl)Carboxamide	Research Quantity
[1,1’-Biphenyl]-4,4’-diamine	Research Quantity
[1,1’-Biphenyl]-4,4’-diamine, 3,3’-dichloro-	Research Quantity
[1,1’-Biphenyl]-4,4’-diamine, 3,3’-dimethoxy-	Research Quantity
[1,1’-Biphenyl]-4,4’-diamine, 3,3’-dimethyl-	Research Quantity
1-(2-Bromo-EthyI)-1h-Pyrazole	Research Quantity
1-(2-Pyridyl)-2-Thiourea	Research Quantity
1-(3-Dimethylaminopropyl)-3-Ethylcarbodilmide Hydrochloride	Research Quantity
1-(4-Chlorophenyl)-1h-Pyrrole-2-Carbaldehyde	Research Quantity
1-(Bromomethyl)lsoquinoline Hydrobromide	Research Quantity
1-(o-Chlorophenyl)thiourea	Research Quantity
1,1,1,2-Tetrachloroethane	Research Quantity
1,1,2,2-Tetrachloroethane	Research Quantity
1,1,2-Trichloroethane	Research Quantity
1,1-Dichloroethyiene	Research Quantity
1,1-Dimethylhydrazine	Research Quantity
1,2,3,4-Tetrahydroisoquinoline-3-Carboxylic Acid	Research Quantity
1,2,3,4-Tetrahydroisoquinoline-3-Carboxylic Acid Hydrochloride	Research Quantity
1,2,4,5-Tetrachlorobenzene	Research Quantity
1,2,4,5-Tetrazine, 3,6-Di-2-Pyridinyl-	Research Quantity
1,2:3,4-Diepoxybutane	Research Quantity
1,2-Benzenedicarboxylic acid, bis(2-ethylhexyl) ester	Research Quantity
1,2-Benzenedicarboxylic acid, dibutyl ester	Research Quantity
1,2-Benzenedicarboxylic acid, diethyl ester	Research Quantity
1,2-Benzenedicarboxylic acid, dimethyl ester	Research Quantity
1,2-Benzenedicarboxylic acid, dioctyl ester	Research Quantity
1,2-Benzenediol, 4-[1-hydroxy-2-(methylamino)ethyl]-, (R)-	Research Quantity
1,2-Benzisothiazol-3(2H)-one, 1,1-dioxide, & salts	Research Quantity
1,2-Dibromo-3-chloropropane	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*

1,2-Dichloroethylene	Research Quantity
1,2-Dimethylhydrazine	Research Quantity
1,2-Diphenylhydrazine	Research Quantity
1,2-Ethanediamine	Research Quantity
1,2-Oxathiolane, 2,2-dioxide	Research Quantity
1,3,5-Trichlorobenzene	Research Quantity
1,3,5-Trinitrobenzene	Research Quantity
1,3,5-Trioxane, 2,4,6-trimethyl-	Research Quantity
1,3-Benzenediol	Research Quantity
1,3-Benzodioxol-4-ol, 2,2-dimethyl-	Research Quantity
1,3-Benzodioxol-4-ol, 2,2-dimethyl-, methyl carbamate	Research Quantity
1,3-Benzodioxole, 5-(1-propenyl)-	Research Quantity
1,3-Benzodioxole, 5-(2-propenyl)-	Research Quantity
1,3-Benzodioxole, 5-propyl-	Research Quantity
1,3-Butadiene, 1,1,2,3,4,4-hexachloro-	Research Quantity
1,3-Cyclopentadiene, 1,2,3,4,5,5-hexachloro-	Research Quantity
1,3-Diaminopropane	Research Quantity
1,3-Diaminopropane Trityl Resin	Research Quantity
1,3-Dibromopropane	Research Quantity
1,3-Dichloro-5,5-Dimethylhydantoin	Research Quantity
1,3-Dichloropropene	Research Quantity
1,3-Isobenzofurandione	Research Quantity
1,3-Pentadiene	Research Quantity
1,3-Propane sultone	Research Quantity
1,4-Benzodioxan-6-YI Methyl Ketone	Research Quantity
1,4-Dichloro-2-butene	Research Quantity
1,4-Diethyleneoxide	Research Quantity
1,4-Dioxane	Research Quantity
1,4-Naphthalenedione	Research Quantity
1,4-Naphthoquinone	Research Quantity
1,5-Pentanediol	Research Quantity
10741sodium Hydrotris (3,5-Dimethylpyrazol-1-YI)Borate	Research Quantity
18-Crown-6	Research Quantity
1-Acetyl-2-thiourea	Research Quantity
1-Benzothiophen-2-Ylmethylamine	Research Quantity
1-Boc-3-Hydroxypiperidine	Research Quantity
1-Boc-3-Hydroxy-Pyrrolidine	Research Quantity
1-Boc-Indoline	Research Quantity
1-Bromo-3-Methoxypropane	Research Quantity
1-Bromo-3-Methyl-2-Butene	Research Quantity
1-Bromo-3-Methylbutane	Research Quantity
1-Bromoadamantane	Research Quantity
1-Butanamine, N-butyl-N-nitroso-	Research Quantity
1-Butanol	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*

1-Eth-1-Ynyl-4-Methoxybenzene	Research Quantity
1-Ethoxyvinyltri-N-Butyltin	Research Quantity
1-Formylindoline	Research Quantity
1H-1,2,4-Triazol-3-amine	Research Quantity
1h-Imidazole-4-Carboxylic Acid	Research Quantity
1 -Hydroxybenzotriazole	Research Quantity
1-Hydroxyethylethoxypiperazine	Research Quantity
1-lodopentane	Research Quantity
1-Methyl-1h-Imidazole-5-Carbonyl Chloride Hydrochloride	Research Quantity
1-Methyl-1h-Imidazole-5-Carboxaldehyde	Research Quantity
1-Methyl-4-Piperidone	Research Quantity
1-Methylbutadiene	Research Quantity
1-Methylimidazole	Research Quantity
1-Methylpyrrole-2-Carboxaldehyde	Research Quantity
1-Naphthalenamine	Research Quantity
1-Naphthalenesulfonyl Chloride	Research Quantity
1-Naphthalenol, methylcarbamate	Research Quantity
1-Naphthol	Research Quantity
1-Naphthyl Isocyanate	Research Quantity
1-Naphthyl Isothiocyanate	Research Quantity
1-Propanamine	Research Quantity
1-Propanamine, N-nitroso-N-propyl-	Research Quantity
1-Propanamine, N-propyl-	Research Quantity
1-Propanol, 2,3-dibromo-, phosphate (3:1)	Research Quantity
1-Propanol, 2-methyl-	Research Quantity
1-Propene, 1,1,2,3,3,3-hexachloro-	Research Quantity
1-Propene, 1,3-dichloro-	Research Quantity
1-Pyrrolidinecarbonyl Chloride	Research Quantity
2 ,4 -Dimethoxyacetophenone	Research Quantity
2 -Methoxy-Biphenyl-2-Carbaldehyde	Research Quantity
2-Trifluoromethyl-Biphenyl-2-Carbaldehyde	Research Quantity
2-(3-TrifluoromethyIphenoxy)-5-Nitrobenzaldehyde	Research Quantity
2-(4-Chlorophenoxy)Benzenecarbaldehyde	Research Quantity
2-(4-Chlorophenyl)Malondialdehyde	Research Quantity
2-(4-Fluorophenoxy)Benzenecarbaldehyde	Research Quantity
2-(4-Methylphenoxy)Benzenecarbaldehyde	Research Quantity
2-(4-Trifluoromethylphenoxy)-5-Nitrobenzaldehyde	Research Quantity
2-(Chloromethyl)-3,5-Dimethyl-4-Pyridinyl Methyl Ether, Hcl Salt	Research Quantity
2-(Chloromethyl)Quinoline Hydrochloride	Research Quantity
2-(Cyclohexylthio)-5-Nitrobenzaldehyde	Research Quantity
2-(Difluoromethoxy)-5-Nitrobenzaldehyde	Research Quantity
2,2	Research Quantity
2,2’-Bioxirane	Research Quantity
2,2-Dimethoxypropane	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*

2,2-Dimethyl-1,3-Propanediamine	Research Quantity
2,3,4,6-Tetrachlorophenol	Research Quantity
2,3-Diaminopyridine	Research Quantity
2,3-Dicyanopyrazine	Research Quantity
2,3-Difluorobenzaldehyde	Research Quantity
2,4 -Dibromoacetophenone	Research Quantity
2,4-(1H,3H)-Pyrimidinedione, 5-[bis(2- chloroethyl)amino]-	Research Quantity
2,4,5-Trichlorophenol	Research Quantity
2,4,5-Trifluorobenzaldehyde	Research Quantity
2,4,6-Tribromophenol	Research Quantity
2,4,6-Trichlorophenol	Research Quantity
2,4-Dichloro-6,7-Dimethoxyquinazoline	Research Quantity
2,4-Dichlorophenol	Research Quantity
2,4-Difluorobenzaldehyde	Research Quantity
2,4-Dihydroxybenzaldehyde	Research Quantity
2,4-Dihydroxybenzoic Acid	Research Quantity
2,4-Dimethoxybenzylamine Hydrochloride	Research Quantity
2,4-Dimethylphenol	Research Quantity
2,4-Dinitrophenol	Research Quantity
2,4-Dinitrophenylhydrazine	Research Quantity
2,4-Dinitrotoluene	Research Quantity
2,4-Lutidine	Research Quantity
2,4-Quinolinediol	Research Quantity
2,4-Thiazolidinedione	Research Quantity
2,5-Cyclohexadiene-1,4-dione	Research Quantity
2,5-Difluorobenzaldehyde	Research Quantity
2,5-Dihydroxybenzaldehyde	Research Quantity
2,5-Dihydroxybenzoic Acid	Research Quantity
2,5-Diiodobenzoic Acid	Research Quantity
2,5-Dimethoxybenzaldehyde	Research Quantity
2,5-Furandione	Research Quantity
2,6-Dichloro-4-(Chloromethyl)Pyridine	Research Quantity
2,6-Dichlorobenzaldehyde	Research Quantity
2,6-Dichlorophenol	Research Quantity
2,6-Difluorobenzaldehyde	Research Quantity
2,6-Dimethylbenzaldehyde	Research Quantity
2,6-Dinitrotoluene	Research Quantity
2,7-Naphthalenedisulfonic acid,	Research Quantity
2-[4-(Tert-Butyl)Phenoxy]-5-Nitrobenzaldehyde	Research Quantity
2-[4-(Trifluoromethyl)Phenyl]Benzaldehyde	Research Quantity
2-Acetamidophenol	Research Quantity
2-Acetylaminofluorene	Research Quantity
2-Acetylbutyrolactone	Research Quantity
2-Amino-3,5-Dimethylbenzoic Acid	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*

2-Amino-3-Bromo-5-Methylbenzoic Acid	Research Quantity
2-Amino-3-Methylpyridine	Research Quantity
2-Amino-5-Fluorobenzoic Acid Methyl Ester	Research Quantity
2-Amino-5-Methoxybenzoic Acid	Research Quantity
2-Amino-6-Fluorobenzoic Acid	Research Quantity
2-Aminopyridine	Research Quantity
2-Azetidinone	Research Quantity
2-Bromo-1-Indanol	Research Quantity
2-Bromo-2-Methylpropane	Research Quantity
2-Bromo-4-Nitrotoluene	Research Quantity
2-Bromobenzylamine Hydrochloride	Research Quantity
2-Bromomethyl-1,3-Dioxolane	Research Quantity
2-Bromopropane	Research Quantity
2-Bromopropionic Acid	Research Quantity
2-Butanone	Research Quantity
2-Butanone, 3,3-dimethyl	Research Quantity
2-Butanone, peroxide	Research Quantity
2-Butenal	Research Quantity
2-Butene, 1,4-dichloro-	Research Quantity
2-Chloro-4,6-Dimethoxy-1,3,5-Triazine	Research Quantity
2-Chloro-4,6-Dimethylpyrimidine	Research Quantity
2-Chloro-5-Chloromethylpyridine	Research Quantity
2-Chloro-5-Nitrobenzaldehyde	Research Quantity
2-Chloro-6-Fluorobenzaldehyde	Research Quantity
2-Chloro-6-Nitrobenzaldehyde	Research Quantity
2-Chloroacetanilide	Research Quantity
2-Chloroethyl vinyl ether	Research Quantity
2-Chloromethyl-3,4-Dimethoxy Pyridine Hcl	Research Quantity
2-Chloropyrimidine	Research Quantity
2-Chloroquinoxaline	Research Quantity
2-Cyanopyridine	Research Quantity
2-Cyclohexyl-4,6-dinitrophenol	Research Quantity
2-Cyclohexylethyl Bromide	Research Quantity
2-Dimethylaminoethyl Chloride Hydrochloride	Research Quantity
2-Ethyl-5-Formylimidazole	Research Quantity
2-Ethylhexanoic Acid	Research Quantity
2-Fluoro-3-(Trifluoromethyl)Benzaldehyde	Research Quantity
2-Fluoro-3-Methoxybenzaldehyde	Research Quantity
2-Fluoro-5-(Trifluoromethyl)Benzaldehyde	Research Quantity
2-Fluoro-5-lodobenzaldehyde	Research Quantity
2-Fluoro-5-Methoxybenzaldehyde	Research Quantity
2-Fluoro-5-Nitrobenzaldehyde	Research Quantity
2-Fluoro-5-Nitrobenzoic Acid	Research Quantity
2-Fluorobenzoic Acid	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*

2-Fluorobenzonitrile	Research Quantity
2-Furancarboxaldehyde	Research Quantity
2-Guanidinobenzimidazole	Research Quantity
2-Hydroxy-4-Methoxyaniline Hydrochloride	Research Quantity
2-Hydroxy-6-Methoxybenzaldehyde	Research Quantity
2-Hydroxyethyl Vinyl Ether	Research Quantity
2-Hydroxypyridine N-Oxide	Research Quantity
2-Hydroxypyrimidine	Research Quantity
2-Imidazolidinethione	Research Quantity
2-Indanamine Hydrochloride	Research Quantity
2-Iodo-2-Methylpropane	Research Quantity
2-Iodopropane	Research Quantity
2-Isopropoxyethanol	Research Quantity
2-Ketobutyric Acid	Research Quantity
2-Mercaptothiazoline	Research Quantity
2-Methoxy-4-Nitro-5-Methyl Aniline	Research Quantity
2-Methoxy-5-Nitrobenzaldehyde	Research Quantity
2-Methoxyacetophenone	Research Quantity
2-Methoxybenzylamine	Research Quantity
2-Methoxyethylamine	Research Quantity
2-Methoxyphenyl Isothiocyanate	Research Quantity
2-Methyl-1 ,5-Diphenyl-1h-Pyrrole-3-Carboxylic Acid	Research Quantity
2-Methyl-1h-Imidazole-4-Carbaldehyde	Research Quantity
2-Methyl-3-Butyn-2-OI	Research Quantity
2-Methyllactonitrile	Research Quantity
2-Morpholino-5-Nitrobenzaidehyde	Research Quantity
2-Naphthalenamine	Research Quantity
2-Nitro-4-(Trifluoromethyl)Benzoic Acid	Research Quantity
2-Nitropropane	Research Quantity
2-Phenyl-1h-Imidazole-4-Carbaldehyde	Research Quantity
2-Phenylbenzaldehyde	Research Quantity
2-Phenylethylamine	Research Quantity
2-Phenylindene	Research Quantity
2-Picoline	Research Quantity
2-Picolinonitrile-N-Oxide	Research Quantity
2-Propanone	Research Quantity
2-Propenamide	Research Quantity
2-Propenenitrile	Research Quantity
2-Propenenitrile, 2-methyl-	Research Quantity
2-Propenoic acid	Research Quantity
2-Propenoic acid, 2-methyl-, ethyl ester	Research Quantity
2-Propenoic acid, 2-methyl-, methyl ester	Research Quantity
2-Propenoic acid, ethyl ester	Research Quantity
2-Pyrrolidone	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*

2-Quinoxalinecarbonyl Chloride	Research Quantity
3-Chloro-Biphenyl-2-Carbaldehyde	Research Quantity
3-(2-Hydroxyethyl)Pyridine	Research Quantity
3,3 ,3 -Phosphinidynetris(Benzenesulfonic Acid) Trisodium Salt	Research Quantity
3,3 -Diethyloxadicarbocyanine Iodide	Research Quantity
3,3’-Dichlorobenzidine	Research Quantity
3,3’-Dimethoxybenzidine	Research Quantity
3,3-Dimethyl-1-Butanol	Research Quantity
3,3’-Dimethylbenzidine	Research Quantity
3,4-Dibromobenzaldehyde	Research Quantity
3,4-Dichlorobenzaldehyde	Research Quantity
3,4-Dichlorobenzylamine	Research Quantity
3,4-Difluorobenzaldehyde	Research Quantity
3,4-Dihydroxy-6-Nitrobenzaldehyde	Research Quantity
3,4-Dihydroxybenzaldehyde	Research Quantity
3,4-Dihydroxybenzoic Acid	Research Quantity
3,4-Dimethoxyaniline	Research Quantity
3,4-Dimethoxyphenethyl Isothiocyanate	Research Quantity
3,4-Methylenedioxyaniline	Research Quantity
3,5-Dibromo-2-Methoxybenzaldehyde	Research Quantity
3,5-Dibromobenzaldehyde	Research Quantity
3,5-Dibromosalicylaldehyde	Research Quantity
3,5-Dichloro-2-Methoxyacetophenone	Research Quantity
3,5-Dichloroaniline	Research Quantity
3,5-Dihydroxybenzoic Acid	Research Quantity
3,5-Dimethoxybenzylamine	Research Quantity
3,6-Pyridazinedione, 1,2-dihydro-	Research Quantity
3-Amino-4-Cyanopyrazole	Research Quantity
3-Amino-5-Methylisoxazole	Research Quantity
3-Aminoisonicotinic Acid	Research Quantity
3-Aminophenol	Research Quantity
3-Aminopyridine	Research Quantity
3-Bromo-4-Methylaniline	Research Quantity
3-Bromofuran	Research Quantity
3-Bromopropionic Acid	Research Quantity
3-Bromopropionitrile	Research Quantity
3-Butynyl P-Toluenesulfonate	Research Quantity
3-Chloro-2,2-Dimethylpropionic Acid	Research Quantity
3-Chloro-2-Fluorobenzaldehyde	Research Quantity
3’-Chloroacetanilide	Research Quantity
3-Chloroperoxybenzoic Acid	Research Quantity
3-Chloropropionitrile	Research Quantity
3-Cyano-4-Dimethylamino-2-Fluorobenzaldehyde	Research Quantity
3-Cyclohexyl-1-Propyne	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*

3-Ethyl-4-Methylaniline	Research Quantity
3-Ethynylpyridine	Research Quantity
3-Hexyn-2-One	Research Quantity
3-Hydroxy-2-Methylbenzoic Acid	Research Quantity
3-Hydroxypropionitrile	Research Quantity
3-Indoleacrylic Acid	Research Quantity
3-Iodo-4-Methylanilinc	Research Quantity
3-Iodobenzylamine Hydrochloride	Research Quantity
3-Isopropylphenyl N-methylcarbamate	Research Quantity
3-Methoxyacetophenone	Research Quantity
3-Methoxybenzylamine	Research Quantity
3-Methoxyphenyl Isocyanate	Research Quantity
3-Methoxyphenyl Isothiocyanate	Research Quantity
3-Methoxypropylamine	Research Quantity
3-Methylcholanthrene	Research Quantity
3-Methylindene-2-Carboxylic Acid	Research Quantity
3-Methylthiophene-2-Carboxaldehyde	Research Quantity
3-Nitro-6-(Piperidin-1-YI)Benzaldehyde	Research Quantity
3-Oxo-3-Thiophen-2-YI-Propionic Acid Ethyl Ester	Research Quantity
3-Phenyl-1-Propyne	Research Quantity
3-Phenylpropionaldehyde	Research Quantity
3-Picolyl Isothiocyanate Hydrobromide	Research Quantity
3-Picolylamine	Research Quantity
3-Pyridyl Isothiocyanate	Research Quantity
3-Tert-ButoxycarbonyIamino-Pyrrolidine-3-Carboxylic Acid	Research Quantity
4-Chloro-Biphenyl-2-Carbaldehyde	Research Quantity
4(1H)-Pyrimidinone, 2,3-dihydro-6-methyl-2-thioxo-	Research Quantity
4-(2-Formyiphenoxy)Benzenecarbonitrile	Research Quantity
4-(4-Fluorophenoxy)-3-Nitrobenzenecarbaldehyde	Research Quantity
4-(4-Morpholino)-3-Nitrobenzaldehyde	Research Quantity
4-(6-Methyl-2-Benzothiazolyl)Phenyl Isocyanate	Research Quantity
4(7)-Bromo-7(4)-Methyl-1-Indanone	Research Quantity
4-(Dimethylamino)Phenyl Isothiocyanate	Research Quantity
4-(Methylmercapto)Aniline	Research Quantity
4,4 -Dimethoxytrityl Chloride	Research Quantity
4,4’-Methylenebis(2-chloroaniline)	Research Quantity
4,5-Dibromothiophene-2-Carboxaldehyde	Research Quantity
4,6-Dichloro-1h-Indole-2-Carbonyl Chloride	Research Quantity
4,6-Dinitro-o-cresol, & salts	Research Quantity
4,7-Methano-1H-indene, 1,2,4,5,6,7,8,8-octachloro-2,3,3a,4,7,7a-hexahydro-	Research Quantity
4-Acetamido-2-Methylacetophenone	Research Quantity
4-Aminobenzotrifluoride Hydrochloride	Research Quantity
4-Aminophenol	Research Quantity
4-Aminopyridine	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*

4-Aminopyrimidine-5-Carbonitrile
4-Azidoaniline Hydrochloride
4-Bromo-1-Methyl-1h-Imidazole-5-Carboxaldehyde
4-Bromo-2-Thiophenecarboxaldehyde
4-Bromophenyl phenyl ether
4-Bromopyrole-2-Carboxaldehyde
4-Chloro-2-Nitrobenzaldehyde
4-Chloro-3-Nitrobenzaldehyde
4-Chloro-o-toluidine, hydrochloride
4-Chlorophenylacetylene
4-Chlorothiophenol
4-Cyanophenyl Isothiocyanate
4-Dimethylamino-2-Nitrobenzaldehyde
4-Dimethylaminopyridine
4-Ethylaniline
4-Ethynylaniline
4-Fluoroaniline
4-Fluorobenzaldehyde
4-Fluorobenzyl Bromide
4-Formylimidazole
4-Hydroxy-3-Nitrobenzaldehyde
4-Hydroxyphthalic Acid
4-Hydroxyquinoline
4-Iodobenzoic Acid
4-Iodophenyl Isothiocyanate
4-Methoxy-2-Methylaniline
4-Methoxy-3-Nitrobenzaldehyde
4-Methoxybenzylamine
4-Methoxyphenol
4-Methoxyphenyl Isocyanate
4-Methoxyphenyl Isothiocyanate
4-Methyl-2-pentanone
4-Methyl-5-Thiazoleethanol
4-Methylacetanilide
4-Methylamino-1,1-Dioxo-Tetrahydro-1 lambda6-Thiophen-3-OI
4-Morpholinylcarbonyl Chloride
4-Nitrophenyl Isothiocyanate
4-Pentynoic Acid
4-Phenylurazole
5-(Aminomethyl)-3-isoxazolol
5,5 -Dithiobis(2-Nitrobenzoic Acid)
5-Acetamidoanthranilic Acid
5-Aminoisoquinoline
5-Aminoquinoline
Research Quantity
Research Quantity
Research Quantity
Research Quantity
Research Quantity
Research Quantity
Research Quantity
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Research Quantity
Research Quantity
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Research Quantity
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Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*

5-Bromo-2,2-Bithiophene-5-Carboxaldehyde	Research Quantity
5-Bromo-2-Fluorobenzaldehyde	Research Quantity
5-Bromo-2-Furaldehyde	Research Quantity
5-Chloro-2-Furaldehyde	Research Quantity
5-Chloro-2-Methoxyacetophenone	Research Quantity
5-Chloro-2-Nitrobenzaldehyde	Research Quantity
5-Chloro-2-Thiophenecarboxaldehyde	Research Quantity
5-Chloroisatoic Anhydride	Research Quantity
5-Cyano-1-Pentyne	Research Quantity
5-Fluoro-1-Indanone	Research Quantity
5-Fluoro-2-Nitrobenzaldehyde	Research Quantity
5-Hydroxyisophthalic Acid	Research Quantity
5-Iodo-2-Furaldehyde	Research Quantity
5-Iodosalicylic Acid	Research Quantity
5-Methoxy-2-Methylaniline	Research Quantity
5-Methoxyindole	Research Quantity
5-Methylimidazole-4-Carboxaldehyde	Research Quantity
5-Nitro-2-(1-Pyrrolidinyl)Benzaldehyde	Research Quantity
5-Nitro-2-Furaldehyde	Research Quantity
5-Nitro-o-toluidine	Research Quantity
5-Norbornene-2,3-Dicarboxylic Anhydride	Research Quantity
6-(4-Chlorophenylthio)Imidazo[2,1-B]Thiazole-5-Carboxaldehyde	Research Quantity
6-Chloro-1-Hexyne	Research Quantity
6-Chloro-2,4-Dimethoxypyrimidine	Research Quantity
6-Chloroimidazo[2,1-B]Thiazole-5-Carboxaldehyde	Research Quantity
6-Chlorouracil	Research Quantity
6-Fluoroveratraldehyde	Research Quantity
6-Nitropiperonal	Research Quantity
6-Nitroveratraldehyde	Research Quantity
7,12-Dimethylbenz[a]anthracene	Research Quantity
7-Benzofuranol, 2,3-dihydro-2,2-dimethyl	Research Quantity
7-Oxabicyclo[4.1.0]Heptan-2-One	Research Quantity
8-(Bromomethyl)Quinoline	Research Quantity
8-Quinolinesulfonyl Chloride	Research Quantity
9-Fluorenylmethanol	Research Quantity
9-Fluorenylmethyl Succinimidyl Carbonate	Research Quantity
Acetaldehyde	Research Quantity
Acetaldehyde, chloro-	Research Quantity
Acetaldehyde, trichloro-	Research Quantity
Acetamide, 2-fluoro-	Research Quantity
Acetamide, N-(4-ethoxyphenyl)-	Research Quantity
Acetamide, N-(aminothioxomethyl)-	Research Quantity
Acetamide, N-9H-fluoren-2-yl-	Research Quantity
Acetic acid ethyl ester	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*

Acetic acid, (2,4,5-trichlorophenoxy)-	Research Quantity
Acetic acid, (2,4-dichlorophenoxy)-, salts & esters	Research Quantity
Acetic acid, fluoro-, sodium salt	Research Quantity
Acetic acid, lead(2+) salt	Research Quantity
Acetic acid, thallium(1+) salt	Research Quantity
Acetic-D3 Acid-D	Research Quantity
Acetone	Research Quantity
Acetonitrlle	Research Quantity
Acetophenone	Research Quantity
Acetyl chloride	Research Quantity
Acetylsuccinic Acid Dimethyl Ester	Research Quantity
Acrylamide	Research Quantity
Acrylic acid	Research Quantity
Acrylonitrlle	Research Quantity
Agmatine Sulfate	Research Quantity
Allyl alcohol	Research Quantity
Allyl Bromide	Research Quantity
Allyloxy-Tert-Butyldimethylsilane	Research Quantity
Alpha,Alpha -Dibromo-P-Xylene	Research Quantity
alpha,alpha-Dimethylbenzylhydroperoxide	Research Quantity
alpha,alpha-Dimethylphenethylamine	Research Quantity
alpha-Naphthylamine	Research Quantity
Aluminum Chloride	Research Quantity
Aluminum phosphide	Research Quantity
Amidinothiourea	Research Quantity
Aminoacetonitrile Hydrochloride	Research Quantity
Aminomethylcyclohexane	Research Quantity
Amitrole	Research Quantity
Ammonia, 2.0 M In 2-Propanol	Research Quantity
Ammonium Acetate	Research Quantity
Ammonium Molybdate	Research Quantity
Ammonium vanadate	Research Quantity
Anlline	Research Quantity
Anlsole	Research Quantity
Anthranilic Acid	Research Quantity
Arsinic acid, dimethyl-	Research Quantity
August, 2005
Auramine	Research Quantity
Azaserine	Research Quantity
Aziridine	Research Quantity
Aziridine, 2-methyl-	Research Quantity
Barban	Research Quantity
Barbituric Acid	Research Quantity
Bendiocarb	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
Bendiocarb phenol	Research Quantity
Benomyl	Research Quantity
Benz[a]anthracene	Research Quantity
Benz[a]anthracene, 7,12-dimethyl-	Research Quantity
Benz[c]acridine	Research Quantity
Benzal chloride	Research Quantity
Benzenamine	Research Quantity
Benzenamine, 2-methyl-	Research Quantity
Benzenamine, 2-methyl-, hydrochloride	Research Quantity
Benzenamine, 2-methyl-5-nitro-	Research Quantity
Benzenamine, 4,4’-methylenebis[2-chloro-	Research Quantity
Benzenamine, 4-chloro-	Research Quantity
Benzenamine, 4-chloro-2-methyl-, hydrochloride	Research Quantity
Benzenamine, 4-methyl-	Research Quantity
Benzenamine, 4-nitro-	Research Quantity
Benzenamine, N,N-dlmethyl-4-(phenylazo)-	Research Quantity
Benzene	Research Quantity
Benzene, (1-methylethyl)-	Research Quantity
Benzene, (chloromethyl)-	Research Quantity
Benzene, (dichloromethyl)-	Research Quantity
Benzene, (trichloromethyl)-	Research Quantity
Benzene, 1,1’-(2,2,2-trichloroethylidene)bis[4- methoxy-	Research Quantity
Benzene, 1,1’-(2,2,2-trichloroethylidene)bis[4-chloro-	Research Quantity
Benzene, 1,1’-(2,2-dichloroethylidene)bis[4-chloro-	Research Quantity
Benzene, 1,2,4,5-tetrachloro-	Research Quantity
Benzene, 1,2-dichloro-	Research Quantity
Benzene, 1,3,5-trinitro-	Research Quantity
Benzene, 1,3-dichloro-	Research Quantity
Benzene, 1,3-diisocyanatomethyl-	Research Quantity
Benzene, 1,4-dichloro-	Research Quantity
Benzene, 1-bromo-4-phenoxy-	Research Quantity
Benzene, 1-methyl-2,4-dinitro-	Research Quantity
Benzene, 2-methyl-1,3-dinitro-	Research Quantity
Benzene, chloro-	Research Quantity
Benzene, dimethyl-	Research Quantity
Benzene, hexachloro-	Research Quantity
Benzene, hexahydro-	Research Quantity
Benzene, methyl-	Research Quantity
Benzene, nitro-	Research Quantity
Benzene, pentachloro-	Research Quantity
Benzene, pentachloronitro-	Research Quantity
Benzenebutanoic acid, 4-[bis(2-chloroethyl)amino]-	Research Quantity
Benzenediamine, ar-methyl-	Research Quantity
Benzeneethanamine, alpha,alpha-dimethyl-	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
Benzenesulfonic acid chloride	Research Quantity
Benzenesulfonyl chloride	Research Quantity
Benzenethiol	Research Quantity
Benzhydrylamine	Research Quantity
Benzidine	Research Quantity
Benzo[a]pyrene	Research Quantity
Benzo[rst]pentaphene	Research Quantity
Benzotrichloride	Research Quantity
Benzoyl Isocyanate	Research Quantity
Benzoyl Isothiocyanate	Research Quantity
Benzoyl Peroxide	Research Quantity
Benzyl 2,2,2-Trichloroacetimidate	Research Quantity
Benzyl chloride	Research Quantity
Benzyl Chloroformate	Research Quantity
Benzyltriethylammonium Chloride	Research Quantity
Benzyltrimethylammonium Chloride	Research Quantity
Beta-Alanine	Research Quantity
beta-Chloronaphthalene	Research Quantity
beta-Naphthylamine	Research Quantity
Bis(1,5-Cyclooctadiene)Nickel(0)	Research Quantity
Bis(Triphenylphosphine)Copper(I) Borohydride	Research Quantity
Boc-Arg-Oh Hcl H2o	Research Quantity
Borane-Tetrahydrofuran Complex	Research Quantity
Boron Tribromide	Research Quantity
Bromoacetone	Research Quantity
Bromoform	Research Quantity
Brucine	Research Quantity
Cacodylic acid	Research Quantity
Cadmium Chloride	Research Quantity
Calcium chromate	Research Quantity
Calcium Hydride	Research Quantity
Carbamic acid, 1H-benzimidazol-2-yl, methyl ester	Research Quantity
Carbamic acid, ethyl ester	Research Quantity
Carbamic acid, methylnitroso-, ethyl ester	Research Quantity
Carbamic acid, phenyl-, 1-methylethyl ester	Research Quantity
Carbamic chloride, dimethyl-	Research Quantity
Carbamodithioic acid, 1,2-ethanediylbis-, salts & esters	Research Quantity
Carbamothioic acid, bis(1-methylethyl)-, S-(2,3-dichloro-2-propenyl) ester	Research Quantity
Carbamothioic acid, dipropyl-, S-(phenylmethyl) ester	Research Quantity
Carbaryl	Research Quantity
Carbendazim	Research Quantity
Carbofuran	Research Quantity
Carbofuran phenol	Research Quantity
Carbon disulfide	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
Carbon oxyfluoride	Research Quantity
Carbon tetrachloride	Research Quantity
Carbonic acid, dithallium(1+) salt	Research Quantity
Carbonic dichloride	Research Quantity
Carbonic difluoride	Research Quantity
Carbonochloridic acid, methyl ester	Research Quantity
Carbosulfan	Research Quantity
Ceric Sulfate	Research Quantity
Cerium(III) Sulfate N-Hydrate	Research Quantity
Cerium(iv) Sulfate Tetrahydrate	Research Quantity
Cesium Carbonate	Research Quantity
Chloral	Research Quantity
Chlorambucil	Research Quantity
Chlordane, alpha & gamma isomers	Research Quantity
Chlordecone	Research Quantity
Chlornaphazin	Research Quantity
Chloroacetaldehyde	Research Quantity
Chloroacetic Anhydride	Research Quantity
Chlorobenzene	Research Quantity
Chlorobenzilate	Research Quantity
Chlorocarbonylsulfenyl Chloride	Research Quantity
Chloroform	Research Quantity
Chloromethyl methyl ether	Research Quantity
Chromic acid H2CrO4, calcium salt	Research Quantity
Chrysene	Research Quantity
Cis-2-Butene-1,4-Diol	Research Quantity
Copper	Research Quantity
Copper (II) Sulphate, 5 H2o	Research Quantity
Copper(I) Cyanide	Research Quantity
Copper(I) Iodide	Research Quantity
Copper(II) Oxide	Research Quantity
Copper(lI) Sulfate	Research Quantity
Creosote	Research Quantity
Cresol (Cresylic acid)	Research Quantity
Crotonaldehyde	Research Quantity
Cumene	Research Quantity
Cupric Sulfate Pentahydrate	Research Quantity
Cuprous Chloride	Research Quantity
Cyanides (soluble cyanide salts), not otherwise specified	Research Quantity
Cyanogen	Research Quantity
Cyanogen bromide (CN)Br	Research Quantity
Cyanogen chloride	Research Quantity
Cyclohexane	Research Quantity
Cyclohexanecarbonyl Chloride	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
Cyclohexanone	Research Quantity
Cyclohexene	Research Quantity
Cyclopentanecarbonyl Chloride	Research Quantity
Cyclophosphamide	Research Quantity
Cyclopropyl Acetylene	Research Quantity
Cyclotrimethylenemethylchlorosilane	Research Quantity
Daunomycin	Research Quantity
Daunorubicin	Research Quantity
D-Glucose, 2-deoxy-2-[[(methylnitrosoamino)- carbonyl]amino]-	Research Quantity
Diallate	Research Quantity
Dibenz[a,h]anthracene	Research Quantity
Dibenzo[a,i]pyrene	Research Quantity
Dibenzyl Phosphite	Research Quantity
Dibutyl phthalate	Research Quantity
Dichlorodifluoromethane	Research Quantity
Dichloroethyl ether	Research Quantity
Dichloroisopropyl ether	Research Quantity
Dichloromethoxy ethane	Research Quantity
Dichloromethyl ether	Research Quantity
Dicyclopentadiene	Research Quantity
Diethyl 1,4-Dihydro-2,6-Dimethyl-3,5-Pyridinedicarboxylate	Research Quantity
Diethyl Aminomalonate Hydrochloride	Research Quantity
Diethyl Azodicarboxylate	Research Quantity
Diethyl Chloromethylphosphonate	Research Quantity
Diethyl Chlorophosphate	Research Quantity
Diethyl Malonate	Research Quantity
Diethyl Phosphite	Research Quantity
Diethyl phthalate	Research Quantity
Diethyl Succinate	Research Quantity
Diethyl[2-Hydroxypropyl]Aminoethyl Sephadex	Research Quantity
Diethylene Glycol Diethyl Ether	Research Quantity
Diethylene glycol, dicarbamate	Research Quantity
Diethylhexyl phthalate	Research Quantity
Diethyl-p-nitrophenyl phosphate	Research Quantity
Diethylstilbesterol	Research Quantity
Dihydrosafrole	Research Quantity
Diisobutylaluminum Hydride 1m In Toluene	Research Quantity
Diisobutylamine	Research Quantity
Diisopropylamine	Research Quantity
Diisopropylfluorophosphate	Research Quantity
Diketene	Research Quantity
Dimethoate	Research Quantity
Dimethyl Fumarate	Research Quantity
Dimethyl Maleate	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
Dimethyl phthalate	Research Quantity
Dimethyl sulfate	Research Quantity
Dimethyl Sulfide	Research Quantity
Dimethylamine	Research Quantity
Dimethylamine 2.0m In Thf	Research Quantity
Dimethylcarbamoyl chloride	Research Quantity
Dimethylcyanamide	Research Quantity
Dimethylsulfamoyl Chloride	Research Quantity
Dimetilan	Research Quantity
Di-n-octyl phthalate	Research Quantity
Dinoseb	Research Quantity
Di-n-propylnitrosamine	Research Quantity
Diphenyl Cyanocarbonimidate	Research Quantity
Diphenylacetic Acid	Research Quantity
Diphenylamine	Research Quantity
Diphenylphosphinic Chloride	Research Quantity
Diphosphoramide, octamethyl-	Research Quantity
Diphosphoric acid, tetraethyl ester	Research Quantity
Dipropylamine	Research Quantity
Disulfoton	Research Quantity
Di-Tert-Butyl Dicarbonate	Research Quantity
Dithiobiuret	Research Quantity
Di-2,4-Diaminobutyric Acid Dihydrochloride	Research Quantity
Epichlorohydrin	Research Quantity
Ethanal	Research Quantity
Ethanamine, N,N-diethyl-	Research Quantity
Ethanamine, N-ethyl-N-nitroso-	Research Quantity
Ethane, 1,1,1,2-tetrachloro-	Research Quantity
Ethane, 1,1,1-trichloro-	Research Quantity
Ethane, 1,1,2,2-tetrachloro-	Research Quantity
Ethane, 1,1,2-trichloro-	Research Quantity
Ethane, 1,1’-[methylenebis (oxy)]bis[2-chloro-	Research Quantity
Ethane, 1,1-dichloro-	Research Quantity
Ethane, 1,1’ -oxybis-	Research Quantity
Ethane, 1,1’-oxybis[2-chloro-	Research Quantity
Ethane, 1,2-dibromo-	Research Quantity
Ethane, 1,2-dichloro-	Research Quantity
Ethane, hexachloro-	Research Quantity
Ethane, pentachloro-	Research Quantity
Ethanethioamide	Research Quantity
Ethanimidothioic acid, 2-(dimethylamino)-N-hydroxy-2-oxo-, methyl ester	Research Quantity
Ethanol, 2,2’-(nitrosoimino)bis-	Research Quantity
Ethanol, 2,2’-oxybis-, dicarbamate	Research Quantity
Ethanol, 2-ethoxy-	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
Ethanolamine	Research Quantity
Ethanone, 1-phenyl-	Research Quantity
Ethene, (2-chloroethoxy)-	Research Quantity
Ethene, 1,1-dichloro-	Research Quantity
Ethene, 1,2-dichloro-, (E)-	Research Quantity
Ethene, chloro-	Research Quantity
Ethene, tetrachloro-	Research Quantity
Ethene, trichloro-	Research Quantity
Ethoxyquin	Research Quantity
Ethyl (Methylthio)Acetate	Research Quantity
Ethyl 1-Methyl-5-Nitroimidazole-2-Carboxylate	Research Quantity
Ethyl 2-Ethylacetoacetate	Research Quantity
Ethyl 2-Phenylacetoacetate	Research Quantity
Ethyl 3-Phenylpropionate	Research Quantity
Ethyl 3-Pyridylacetate	Research Quantity
Ethyl acetate	Research Quantity
Ethyl acrylate	Research Quantity
Ethyl Alcohol, Absolute	Research Quantity
Ethyl Anthranilate	Research Quantity
Ethyl Bromoacetate	Research Quantity
Ethyl carbamate (urethane)	Research Quantity
Ethyl Chloroacetate	Research Quantity
Ethyl ether	Research Quantity
Ethyl Formate	Research Quantity
Ethyl methacrylate	Research Quantity
Ethyl methanesulfonate	Research Quantity
Ethyl Pyruvate	Research Quantity
Ethyl Sorbate	Research Quantity
Ethyl Trifluoroacetate	Research Quantity
Ethyl-1-Methyl-4-Nitroimidazole-2-Carboxylate	Research Quantity
Ethylene dibromide	Research Quantity
Ethylene dichloride	Research Quantity
Ethylene Glycol	Research Quantity
Ethylene glycol monoethyl ether	Research Quantity
Ethylene oxide	Research Quantity
Ethylenebisdithiocarbamic acid, salts & esters	Research Quantity
Ethylenediamine	Research Quantity
Ethyleneimine	Research Quantity
Ethylenethiourea	Research Quantity
Ethylidene dichloride	Research Quantity
Ethynyl P-Tolyl Sulfone	Research Quantity
Ethynylmagnesium Chloride	Research Quantity
Europium D-3-Trifluoroacetylcamphorate	Research Quantity
Exo-3,6-Epoxy-1,2,3,6-Tetrahydrophthalic Anhydride	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
Fluoranthene	Research Quantity
Fluorine	Research Quantity
Fluoroacetamide	Research Quantity
Fluoroacetic acid, sodium salt	Research Quantity
Fluoromethyl Phenyl Sulfone	Research Quantity
Formaldehyde	Research Quantity
Formetanate hydrochloride	Research Quantity
Formic acid	Research Quantity
Formparanate	Research Quantity
Fumaramide	Research Quantity
Fumaric Acid	Research Quantity
Fumaric Acid Monoethyl Ester	Research Quantity
Furan	Research Quantity
Furan, tetrahydro-	Research Quantity
Furfural	Research Quantity
Furfuran	Research Quantity
Furfurylamine	Research Quantity
Glucopyranose, 2-deoxy-2-(3-methyl-3-nitrosoureido)-, D-	Research Quantity
Glutathione, Reduced	Research Quantity
Glycidylaldehyde	Research Quantity
Glyoxylic Acid Monohydrate	Research Quantity
Guanidine, N-methyl-N'-nitro-N-nitroso-	Research Quantity
Hcl 2.0m In Ether	Research Quantity
Hcl 4.0 M In Dioxane	Research Quantity
H-D-Phg-Oh	Research Quantity
Hexachlorobenzene	Research Quantity
Hexachlorobutadiene	Research Quantity
Hexachlorocyclopentadiene	Research Quantity
Hexachloroethane	Research Quantity
Hexachlorophene	Research Quantity
Hexachloropropene	Research Quantity
Hexaethyl tetraphosphate	Research Quantity
Hexafluorosilicic Acid	Research Quantity
Hexamethyldisilazane	Research Quantity
Hydrazine	Research Quantity
Hydrazine, 1,1-dimethyl-	Research Quantity
Hydrazine, 1,2-diethyl-	Research Quantity
Hydrazine, 1,2-dimethyl-	Research Quantity
Hydrazine, 1,2-diphenyl-	Research Quantity
Hydrazine, methyl-	Research Quantity
Hydrazinecarbothioamide	Research Quantity
Hydrochloric Acid	Research Quantity
Hydrofluoric acid	Research Quantity
Hydrogen fluoride	Research Quantity

EXHIBIT E
PERSONAL PROPERTY

EXHIBIT E — 1 SECTION E2
PERSONAL PROPERTY
Hard Wall Offices, Conference Rooms and Common Areas

												Gray				3’x6’
	Blue,	3’Square,	Purple Pattern	Turquoise	Black		2 Dr	2 1/2’x5’	2 1/2x5’		Conference	pattern		Wall		Exec		2 1/2 x 5’	2 1/2’ x 5’	Mail Box	1 1/2 x 3’
	Easy	Low	Rolling	side	Rolling	3 shelf	Lateral	Table	Desk,		Room	rolling		Hung	Gray Side	Desk	Small	Table,	Credenza,	Cabinet,	Supply
Space Locations	Chair	Table	Chair	chair	Chair	Bookcase	File	Blond	Blond	PC Stand	Table	chair	Coal rack	Paintings	Chair	Blond	Refrigerator	, Gray	Gray	Gray	Cabinet
Lobby Area	4	1					4							3
Hornet C.R.										1	1	12	1	2
Mammoth C.R.			2	1	1	1	1									1
Break Area																	2
Mail Area																		1	1	1	1
Rest Room Lobby							8
Off 1E2-315			3	1	1	1	1	1	1
Off 1E2-316				1	1	1	1	1	1
Off 1E2-319				2	1	1	1	1	1
Off 1E2-320				2	1			1	1
Off 1E2-321				2	1		1	1
Off 1E2-322				2	1	1	2	1	1						1
Off 1E2-323				2	1	1	2	1	1
Off 1E2-324						2	1	1	1
Off 1E2-325				4	1	1	2	1	1
Cubicles 8’ X 10’ Total of 21 — Herman Miller Panel System

Cubicle #		1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21
Furniture	Abbrev.
Flippers	FL	2	2	2	2	2	2	1	2	2	2	2	1	2	2	2	2	2	2	2	2	2
Black Rolling Chair	BC	1	1	1	1	1	1	1	0	1	1	0	0	0	0	0	0	0	0	1	0	1
Turquois Side Chair	TC	0	1	1	1	1	1	2	1	1	1	1	0	1	1	1	1	0	1	1	1	1
2 Dr. Lat File	2F	1	1	0	2	0	1	1	1	1	1	1	1	2	1	1	1	1	1	2	2	1
Box, Box, File Ped.	BBF	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	1	1	0	2
Corner Surface	CS	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	1	1	0	1
2 1/2’ x 4’ Flat Surf	FS	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	1	2	2	2	2
White Board	WB	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	0	0	1	2	1
Cork Board	CB	0	1	0	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Gray Side Chair	GSC	1
Secretary Shelf	SS			1									1						1			1
Blue Rolling Chair	BRC							1
Book Shelf	BS							1
Silver Side Chair	SSC								1
Gray Rolling Chair	GRC																1
Short Flat Surface	SFS
Magenta Rolling Chair	MRC																		1

EXHIBIT E — 2 SECTION S1
Hard Wall Offices, Conference Rooms and Common Areas

										Purple										2 1/2’ X 6’	Box,
	2 1/2’ X 2 1/2’	3’ Round,	3’ Round,	4’ Round,	5’ Round,	1 1/2’		2 1/2’ X 5’	2 1/2’ X 5’	Pattern	Maroon	Black	Turquolse	Blue		2 Dr	4 Dr	Conference	Wall	Credenza,	Box,		2 1/2’ X 5’	Mall Box
	Blond	Blond	Gray	Blond	Blond	Round	2' Round	Table,	Desk,	Rolling	Rolling	Rolling	Side	Easy	3-Shelf	Lateral	Lateral	Room	Hung	Blond with	File	Large	Credenza,	Cabinet,
Space Locations	Table	Table	Table	Table	Table	Table	Table	Blond	Blond	Chair	Chair	Chair	Chair	Chair	Bookcase	File	File	Table	Paintings	book shelf	Pedestal	Refrigerator	Gray	Gray
Corridor to S1																			2
Lobby/Open Area		4	1				1	2		11				5	8	3	1		3		1
Pastuer-Tempes C.R.										13								1	3
Ehrlich C.R.											7							1		1
Off. 152	1				1			2		5		1			2	1			1
Off. 153	1							1	1		2	1			1	1	1		2
Off. 154	1							1	1			2	2		1	1
Off. 155	1					1		1	1			1	2	1	1	1
Off. 156	1							1	1			2	3		1	1			1
Off. 157	1					1		1	1			1	2		2	1			2
Off. 158	1							1	1			1	2		2	1			1
Off. 159	1							1	1			1	2		2	2
Off. 160	1							1	1	2		1			1	1	1		1
Off. 161	1							1	1	2		1			1	1					1
Off. 162	1			1				1	1	3		1			3	1			1
Kitchen															7							1
Mail Room																							1	1

EXHIBIT E — 3 SECTION S1
PERSONAL PROPERTY
Cubicles 8’ X 10’ Total of 39 — Herman Miller Panel System

Cubicle #		1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22
Furniture	Abbrev.
Flippers	FL	2	2	2	2	2	2	2	2	2	2	2	1	2	2	2	2	1	2	2	2	2	2
Black Rolling Chair	BC	1	1	1	2	1	1	2	2	2	2	1	1	1	1	1	1	1	1	1	1	1	2
Turquois Side Chair	TC	1	1	1	1	1	2	1	1	1	1	1	0	1	1	1	1	1	1	0	1	0	1
2 Dr. Lat File	2F	1	1	0	1	1	1	1	1	1	0	1	0	1	1	1	0	1	1	0	1	1	1
Box, Box, File Ped.	BBF	2	1	2	1	2	2	1	1	1	0	2	0	2	2	2	2	2	1	1	2	1	1
Corner Surface	CS	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
2 1/2’ x 4’ Flat Surf	FS	2	2	1	2	2	2	2	2	2	2	2	1	2	2	2	2	2	2	2	2	2	2
White Board	WB	0	1	0	0	1	1	0	0	0	0	1	0	1	1	1	0	1	1	0	1	1	0
Cork Board	CB	1	1	1	1	1	1	1	1	1	2	1	1	1	1	1	1	1	1	1	1	1	1
Gray Side Chair	GSC
Secretary Shelf	SS
Book Shelf	BS
Silver Side Chair	SSC
Blue Rolling Chair	BRC
Gray Rolling Chair	GRC
Short Flat Surface	SFS			1
Magenta Rolling Chair	MRC										1
Blue Easy Chair	BEC
Short Flipper	SFL
Pink Side Chair	PSC
Purple Rolling Chair	PRC																			1
4 Dr. Lat File	4F		1																	1
Blue Side Chair	BSC
Red Rolling Chair	RRC												1
Black Side Chair	BlkSC													1
Marron Rolling Chair	MSC																					1

Cubicle #		23	24	25	26	27	28	29	30	31	32	33	34	35	36	37	38	39
Furniture	Abbrev.
Flippers	FL	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	1
Black Rolling Chair	BC	2	2	2	2	2	1	1	1	1	1	1	1	1	1	1	1	1
Turquois Side Chair	TC	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
2 Dr. Lat File	2F	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	0
Box, Box, File Ped.	BBF	1	1	1	1	1	1	2	2	2	2	2	2	2	1	2	2	0
Comer Surface	CS	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
2 1/2’ x 4’ Flat Surf	FS	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
White Board	WB	0	0	0	0	0	1	1	1	1	0	1	1	1	1	1	1	1
Cork Board	CB	1	1	1	1	1	0	1	0	1	1	1	2	1	1	1	1	1
Gray Side Chair	GSC
Secretary Shelf	SS						1
Book Shelf	BS
Silver Side Chair	SSC
Blue Rolling Chair	BRC
Gray Rolling Chair	GRC
Short Flat Surface	SFS
Magenta Rolling Chair	MRC
Blu Easy Chair	BEC
Short Flipper	SFL
Pink Side Chair	PSC
Purple Rolling Chair	PRC
4 Dr. Lat File	4F
Blue Side Chair	BSC												3
Red Rolling Chair	RRC
Black Side Chair	BlkSC
Marron Rolling Chair	MSC

EXHIBIT F
RULES ANDEGULATIONS
1.	The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building.

2.	All visitors and employees that do not have appropriate identification or access badges shall check-in and register at the main reception area of the Building.

3.	Tenants shall not bring any bicycles, motorcycles, or similar vehicles into the building, and will park such vehicles only in areas specified by Landlord.

4.	No birds, fish or other animals (other than seeing eye dogs) shall be brought into or kept in, on or about the Building.

5.	Tenants shall cooperate with Landlord to assure, and to abide by all reasonable regulations and requirements that Landlord may require for the proper functioning and protection of the HVAC, electrical, security, plumbing, fire and other systems serving the Premises. Tenants shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may later be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Premises

6.	No sign, placard, picture, name, advertisement or notice visible from the exterior of any Tenant’s Premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building on the office floors. Each Tenant shall conform to such guidelines, but may request approval of Landlord for modifications, which approval shall be at Landlord’s sole discretion. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted (except for signage permitted by the Lease).

7.	No Tenant shall employ any person or persons other than Landlord’s janitorial service for the purpose of cleaning the Premises, unless otherwise approved by Landlord. No person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 8:00 P.M. unless, by prior arrangement with Landlord, service is extended to a later hour for specifically designated rooms with any additional cost to be paid by the requesting Tenant. Tenants shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases and the like necessary to prevent unreasonable hardship to landlord in discharging its obligation regarding cleaning service.
8.	Landlord will furnish Tenant with electronic access key cards, at Tenant’s expense, as well as keys to all standard tumbler locks (in the amount of two (2) per key lock) in the Premises. Tenant shall pay to Landlord a nominal deposit for all additional keys or key cards that are provided by Landlord at the request of Tenant. Each Tenant, upon the termination of its tenancy, shall return to Landlord all keys and key cards which have been furnished to or made by the Tenant. Tenant shall be liable for the reasonable cost of replacement for all keys or key cards not so returned. No Tenant shall change any lock without the express written consent of the Landlord, and shall in such case furnish Landlord with a key for any such lock.

9.	Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, shall be supported as is necessary properly to distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of the Tenant.

10.	Except as otherwise specifically permitted in the Lease, no Tenant shall use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or, without Landlord’s prior approval, use any method of heating or air conditioning other than that supplied by Landlord. No Tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.

11.	Landlord shall have the right, exercisable without liability to any Tenant to change the name and street address of the Building.

12.	Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a proper access card or other identification as an employee of Tenant or who do not otherwise present proper authorization by Tenant for access to the Premises. Tenant shall be responsible for all persons for whom it authorizes access and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate.

13.	No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any exterior window in the Building without the prior consent of Landlord. If consented to by Landlord, such items shall be installed on the office side of the standard window covering and shall in no way be visible from the exterior of the Building.

14.	Messenger services and suppliers of bottled water, food, beverages, and other products or services shall be subject to such reasonable regulations as may be adopted by Landlord. Landlord may establish a central receiving station in the Building for delivery and pick-up by all messenger services.

15.	Each Tenant shall see that the doors of its Premises are closed and locked and that all water faucets or apparatus, microwave ovens, and office equipment (excluding office equipment required to be operative at all times) are shut off before the Tenant or its employees leave the Premises at night, so as to prevent waste or damage, and for any default or carelessness in this regard the Tenant shall be responsible for any damage sustained by other tenants or occupants of the Building or Landlord. All tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

16.	The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

17.	Parking
17.1	Tenants shall not park in spaces allocated to other tenants.

17.2	No vehicles shall be permitted to be parked for more than 24 hours at a time.

17.3	Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles.

17.4	Users of the parking area will obey all posted signs.

17.5	The maintenance, washing, waxing or cleaning of vehicles in the parking area is prohibited.

17.6	Tenants shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.
18.	No Tenant shall install any antenna, loudspeaker, or any other device on the roof or exterior walls of the Building without the express written consent by Landlord, which consent may be withheld in Landlord’s sole discretion.

19.	There shall not be used in any portion of the Building, by any Tenant or its invitees, any hand trucks or other material handling equipment except those equipped with rubber tires and side guards unless otherwise approved by Landlord.

20.	No material shall be placed in the refuse boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of refuse in the City of Louisville without being in violation of any law or ordinance governing such disposal. All refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

21.	Smoking in all portions of the Building is prohibited, and each Tenant shall cooperate to prevent the same.

22.	Loading docks shall be used only for the temporary loading and unloading of materials. Each Tenant shall endeavor to promptly remove all delivered materials and to keep the loading docks empty. The overnight storage of materials at the loading docks is strictly prohibited.

23.	Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

24.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any sublease of premises in the Building.

25.	Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

EXHIBIT G
DEPICTION OF SECOND REFUSAL SPACE
OFFICE SPACE E1 10,476 RSF

ASSIGNMENT AND ASSUMPTION OF LEASES
     FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TRIUMPH 1450 LLC, a Colorado limited liability company, having an office at 9605 Kingston Court, Suite 160, Englewood, Colorado 80112 (“Assignor”), hereby sells, transfers, assigns and sets over to TRIUMPH 1450, LLC, a Delaware limited liability company, as to an undivided 50% interest, and MRA DESERT VILLAS, LLC, a Delaware limited liability company, as to an undivided 50% interest, as tenants-in-common, having an office at 9605 Kingston Court, Suite 160, Englewood, Colorado 80112 (“Assignee”), all of Assignor’s right, title and interest in and to those certain leases referred to in Exhibit A annexed hereto and made a part hereof (the “Leases”) and any security deposits held by Assignor in connection therewith, which Leases affect and relate to the real properties commonly known as 1450 Infinite Drive and 1450 Centennial Court in the City of Louisville, Boulder County, Colorado, from and after the date hereof.
     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, subject to the terms, covenants, conditions and provisions of the Leases.
     Assignee hereby accepts said assignment and assumes and agrees to perform and comply with all of the covenants, duties and obligations of Assignor as landlord under the Leases to be performed from and after the date hereof.
     This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the 25th day of October, 2005.

ASSIGNOR:		ASSIGNEE:

TRIUMPH 1450 LLC,		TRIUMPH 1450, LLC,
a Colorado limated liability company		a Delaware limited liability company

By:	/s/ Ronald D. Boraks	By:	/s/ Ronald D. Boraks

Name: RONALD D. BORAKS		Name: RONALD D. BORAKS
Its: MANAGER		Its: MANAGER

MRA DESERT VILLAS, LLC,
a Delaware limited liability company

		By:	/s/ Ronald D. Boraks

Name: RONALD D. BORAKS
Its: MANAGER

1

Exhibit A
Leases
1.	Lease by and between Assignor, as landlord, and Replidyne, Inc., as tenant.

2.	Lease by and between Assignor, as landlord, and Globelmmune, Inc., as tenant.

3.	Lease by and between Assignor, as landlord and Storage Technology Corporation, as tenant.

2

							Liquids=
Irritant	TEMED	IC	110-18-9	S	100	gm	365	0.22	M	F	1
	Coomassie Plus Protien Assay
Irritant	Reagent		None	L	950	ml	365	0.2	M	I	1
Irritant	DMSO		67-68-5	L	1	L	365	2.1	M	I	1
Irritant	Ecoscint-O		None	L	12	L	365	25.8	M	D	1
Irritant	Gylcerin		56-81-5	L	40	L	365	86.0	M	D	1
Irritant	Nonidet P-40		9036-19-5	L	500	ml	365	1.1	M	I	1
Irritant	Picogreen		None	L	4	ml	365	0.01	M	I	1
Irritant	Tris-glycine-SDS		None	S	400	g	365	0.88	M	I	1
Irritant	Triton X-1 00		9002-93-1	L	500	ml	365	1.1	M	I	1
Irritant	Ammonium Sulfate		7783-20-2	S	10	kg	365	0.54	M	I	1
Irritant	Bis		2716-10-1	S	1500	g	365	3.30	M	D	1
Irritant	Boric Acid		10043-35-3	S	10	g	365	0.02	M	D	1
Irritant	Bromophenol Blue Aqueous		252-17-0	S	500	g	365	1.10	M	D	1
Irritant	Calcium Sulfate		7778-18-9	S	500	g	365	1.10	M	D	1
Irritant	Citric Acid Anhydrous		77-82-9	S	2000	g	365	4.41	M	I	1
Irritant	Deoxycholic Acid, Sodium Salt		302-95-4	S	100	g	365	0.22	M	I	1
Irritant	Dextrose		50-99-7	S	500	g	365	1.10	M	D	1
Irritant	Drierite		7778-18-9	S	3	kg	365	0.16	M	D	1
Irritant	D-Sorbitol		50-70-4	S	5	kg	365	0.27	M	I	1
Irritant	EDTA		60-00-4	S	500	g	365	1.10	M	D	1
Irritant	Glucose		50-99-7	S	1	kg	365	0.05	M	D	1
Irritant	Glycine		56-40-6	S	4	kg	365	0.22	M	D	1
Irritant	HEPES		7365-45-9	S	500	g	365	1.10	M	I	1
Irritant	Lysozyme		None	S	100	g	365	0.22	M	I	1
Irritant	Magnesium Acetate		76030-84-7	S	1000	g	365	2.20	M	I	1
Irritant	Magnesium Chloride		232-094-6	S	500	g	365	1.10	M	I	1
Irritant	MES		4432-31-9	S	100	g	365	0.22	M	D	1
Irritant	n-Octyl-B-D-glucopyranoside		29836-26-8	S	5	g	365	0.01	M	I	1
Irritant	Potassium Acetate		127-08-2	S	3	kg	365	0.16	M	I	1
Irritant	Potassium chloride		7447-40-7	S	3	kg	365	0.16	M	I	1
Irritant	potassium- phosphate dibasic		7758-11-4	S	3	kg	365	0.16	M	I	1
Irritant	potassium- phosphate monobasic		7778-77-0	S	3	kg	365	0.16	M	I	1
Irritant	Protamine Sulfate		9007-31-2	S	5	g	365	0.01	M	I	1
Irritant	Silica Gel Desiciant		None	S	2.5	kg	365	0.14	M	D	1
Irritant	Sodium Bicarbonate		144-55-8	S	500	g	365	1.10	M	I	1
Irritant	Sodium Chloride		7647-14-5	S	3	kg	365	0.16	M	I	1
Irritant	Sodium citrate		6132-05-4	S	1500	g	365	3.30	M	I	1
Irritant	Sodium Pyrophosphate		7722-88-5	S	9	kg	365	0.49	M	I	1
 19

Irritant	Sodium Sulfate	7757-82-6	S	500	g	365	1.10	M	I	1
Irritant	Tricina	5704-04-1	S	500	g	365	1.10	M	I	1
Irritant	Tris	77-86-1	S	10	kg	365	0.54	M	I	1

					Total Irritants=		144.51	Ibs.
N/A	Count Off	N/A	L	2	L	365	0.5	M	D	1
N/A	Streptavidin_alkaline Phosphatase Conjugate	None	L	4	ml	365	0.00	M	I	1
N/A	Carbowax PEG 8000	25322-68-3	S	12	kg	365	0.65	M	D	1
N/A	Casitone Media	N/A	S	500	g	365	1.10	M	D	1
N/A	IPTG	N/A	S	100	g	365	0.22	M	D	1
N/A	L-glutmaic acid	N/A	S	1	kg	365	0.05	M	D	1
N/A	Lysol I.C.	N/A	S	1	gal	365	1	M	D	1
N/A	polyoxyethylene 20 cetyl Ether	9004-95-9	S	500	g	365	1.10	M	D	1
N/H	Blue Dextran	None	L	10	g	365	0.02	M	D	1
N/H	M13mp18 RF DNA	N/A	L	10	mg	365	0.00002	M	D	0
N/H	Murine IgG Immunoglogulin	N/A	L	1	ml	365	0.0	M	D	0
N/H	pH standard Buffers	N/A	L	2000	ml	365	0.5	M	D	1
N/H	Rabbit IgG Immunoglogulin	N/A	L	1	ml	365	0.00	M	D	0
N/H	Radioactive Decontaminant	N/A	L	8	oz	365	N/A	M	D	0
N/H	SYBR Gold	None	L	1	ml	365	0.00	M	D	1
N/H	T4 Polynucleotide kinase	N/A	L	200	Units	365	N/A	M	D	0
N/H	T7 DNA polymerase	N/A	L	200	Units	365	N/A	M	D	0
N/H	Adenosine 5’-Triphosphate	9000-83-3	S	5	g	365	0.01	M	D	1
N/H	Adenosine-5’-O-(3-thiotriphosphate)	93839-8905	S	200	mmol	365	N/A	M	D	0
N/H	Calf thymus DNA	N/A	S	250	mg	365	0.0000	M	D	0
N/H	Cytidine-5’-triphosphate	N/A	S	5	g	365	0.01	M	D	0
N/H	Deoxyadenosine-5’-triphosphate	N/A	S	5	g	365	0.01	M	D	0
N/H	Deoxycytidine-5’-triphosphate	N/A	S	5	g	365	0.01	M	D	0
N/H	Deoxyguanosine-5’-triphosphate	N/A	S	5	g	365	0.01	M	D	0
N/H	DNA replication enzymes	N/A	S	3	g	365	0.01	M	D	0
N/H	DNA, various sources	N/A	S	100	mg	365	0.00022	M	D	0
N/H	Dnase I	9003-98-9	S	100	mg	365	0.00022	M	D	0
N/H	Guanosine-5’-triphosphate	N/A	S	5	g	365	0.01	M	D	0
N/H	Poly (dA-dC)Poly (dG-dT)	N/A	S	5	Units	365	N/A	M	D	0
N/H	Polydeoxyadenylic acid	N/A	S	25	Units	365	N/A	M	D	0
N/H	Prateose peptone #3	N/A	S	500	g	365	1.10	M	D	1
N/H	Restriction enzymes	N/A	S	5000	Units	365	N/A	M	D	0
N/H	Sucrose	57-50-1	S	6	kg	365	0.33	M	D	1
N/H	Tetracycline	60-54-8	S	5	g	365	0.01	M	D	1
N/H	THAM	77-86-1	S	2	kg	365	0.11	M	D	1
N/H	Thymidine-5’-triphosphate	N/A	S	5	g	365	0.01	M	D	0
 20

N/H	Todd Hewitt Broth	None	S	10	kg	365	0.54	M	D	1
N/H	Topoisomerase IV	N/A	S	5	mg	365	0.00001	M	D	0
N/H	Trypticase Soy Broth	None	S	1000	g	365	2.20	M	D	1
N/H	Tryptone Peptone	N/A	S	3	kg	365	0.16	M	D	1
N/H	Uridine-5’-triphosphate	None	S	5	g	365	0.01	M	D	0
N/H	Yeast Extract	8013-01-2	S	10	kg	365	0.54	M	I	1
NH	1 step NBT/BCIP	N/A	L	250	ml	365	0.06	M	D	1
NH	Agarose	N/A	S	750	g	365	1.65	M	D	1
NH	Albumin, Bovine	N/A	S	200	g	365	0.44	M	D	1
NH	Alumina	1344-28-1	S	500	g	365	1.10	M	I	1
NH	Ammonium Bicarbonate	1066-33-7	S	500	g	365	1.10	M	I	1
NH	Bacto-Argar	None	S	500	g	365	1.10	M	I	1
NH	Bentonite	1302-78-9	S	500	g	365	1.10	M	D	1
NH	Brain Heart Infusion	None	S	500	g	365	1.10	M	D	1

					Total Non-hazardous=		17.95	Ibs.
OX	Ammonium Persulfate	7727-54-0	S	200	g	365	0.44	M	I	1
OX	Sodium Borate	10332-33-9	S	500	g	365	1.10	M	I	1

					Total Oxidizers=		1.54	Ibs.
		79-06-1 ,110-
POISON	30% Acrylamide/Bis 37.5:1	26-9	L	1500	ml	365	0.39	M	D	1
		79-06-1, 110-
POISON	30% Acrylamide/Bis29:1	26-9	L	500	ml	365	0.13	M	D	1
		79-06-1, 110-
POISON	40% Acrylamide/Bis 19:1	26-9	L	500	ml	365	0.13	M	D	1
POISON	Buffer-Saturated Phenol	108-95-2	L	100	ml	365	0.03	M	D	1
POISON	Chloroform	67-66-3	L	208	L	365	10.0	M	I	5
POISON	Formamide	75-12-7	L	1	L	365	0.3	M	D	1
POISON	Tween-20	9005-64-5	L	500	ml	365	0.13	M	I	1

				Total Poisonous Liquids=			11.06	gals
POISON	Acrylamide 99.9%	79-06-1	S	200	g	365	0.44	M	D	1
POISON	Ammonium Chloride	12125-02-9	S	1000	g	365	2.20	M	I	1
POISON	Ammonium Foramte	N/A	S	500	g	365	1.10	M	D	1
POISON	Ammonium Formate	540-69-2	S	500	g	365	1.10	M	I	1
POISON	Ampicillin Sodium Salt	69-52-3	S	400	g	365	0.88	M	I	1
POISON	Benzamidine	618-39-3	S	5	g	365	0.01	M	I	1
POISON	Betaine	107-43-7	S	500	g	365	1.10	M	I	1
POISON	Calcium Chloride	10043-52-4	S	500	g	365	1.10	M	D	1
POISON	Cesium Chloride	7647-17-8	S	1	kg	365	0.05	M	D	1
POISON	Chloramphenicol	56-75-7	S	100	g	365	0.22	M	D	1
POISON	Crystal Violet	548-52-9	S	25	g	365	0.06	M	I	1
POISON	d-Biotin	58-85-5	S	25	g	365	0.06	M	D	1
 21

     HAZARDOUS MATERIALS INVENTORY STATEMENT

												Annual
		UFC Fl.			Qty. on		Days					Waste
		Liq.	C.A.S	Physical	Hand (Max.		on		Qty. on Hand		SARA	Throughput
Hazard Class	Common/ Trade Name	Class	Number	State	Avg.)	Units	Site		(Liquids=gals)(Solids=lbs.)	Storage Type	Class	(gals)
COMB	Mineral Oil		8042-47-5	L	1	L	365		0.3	M	D	1
COMB	Dichloromethane	Comb	75-09-2	L	208	L	265		5.0	M	D	5
COMB	No count Radioactive Decontaminant		N/A	L	8	oz	365		0.06	M	D	1

				Total Combustible Liquids				=	5.32	gals
COR	Acetic Acid		69-19-7	L	8	L	365		2.1	M	I	1
COR	Sodium Hydroxide 10 N Solution		1310-73-2	L	3	L	365		0.8	M	I	1

				Total Corrosive Liquids				=	2.8	gals

COR	Imidazole		288-32-4	S	500	g	365		1.10	M	I	1
COR	Sodium Hydroxide		1310-73-2	S	500	g	365		1.10	M	I	1
COR	Sodium phosphate		7558-79-4	S	1	kg	365		2.20	M	I	1
COR	Sodium phosphate		7558-79-4	S	1	kg	365		2.20	M	I	1
COR	Sodium phosphate, dibasic		7558-79-4	S	1	kg	365		2.20	M	I	1
COR	Spermidine		124-20-9	S	200	g	365		0.44	M	D	1
COR	Trichloroacetic Acid		76-03-9	S	1	kg	365		2.20	M	I	1
				Total Corrosive Solids				=	11.45	Ibs.
FLAM	Diethyl ether	IA	60-29-7	L	208	L	365		20.00	M	F	55

				Total 1 A Flammable Liquids				=	20.00	M	F	55
FLAM	1,4 Dioxane	IB	123-91-1	L	208	L	365		53.70	M	F	55
FLAM	2-propanol (a.k.a. isopropanol)	IB	67-63-0	L	208	L	365		53.7	M	F	2
FLAM	Acetone	IB	67-64-1	L	208	L	365		53.7	M	F	5
FLAM	Acetonitrile	IB	75-05-8	L	208	L	365		53.7	M	F	8
FLAM	Ethanol	IB	64-17-5	L	208	L	365		53.7	M	F	20
FLAM	Ethyl Acetate	IB	141-78-6	L	208	L	365		53.7	M	F	55
FLAM	Hexanes	IB	—	L	208	L	365		53.7	M	F	55
FLAM	Iso-Amyl Alcohol	IB	71-41-0	L	500	ml	365		0.13	M	F	1
FLAM	Methanol	IB	67-56-1	L	208	L	365		53.7	M	F	55
FLAM	Tetrahydrofuran	IB	109-99-9	L	208	L	365		53.7	M	F	55
FLAM	Triethylamine	IB	121-44-8	L	500	ml	365		0.13	M	F	1
FLAM	Waste Flammable Liquid (n.o.s)	IB	N/A	L	110	gal	365		110	M	F	3300

				Total IB Flammable Liquids				=	539.7	gals
FLAM	1 -Butanol	IC	71-36-3	L	500	ml	365		0.13	M	F	4
FLAM	2-Mercaptoethanol	IC	60-24-2	L	250	ml	365		0.06	M	I	0.5
				Total IC Flammable					0.19	gals

18

											Annual
		UFC Fl.			Qty. on		Days				Waste
		Liq.	C.A.S	Physical	Hand (Max.		on	Qty. on Hand		SARA	Throughput
Hazard Class	Common/ Trade Name	Class	Number	State	Avg.)	Units	Site	(Liquids=gals)(Solids=lbs.)	Storage Type	Class	(gals)
POISON	Dithiothreitol		3483-12-3	S	1	kg	365	0.05	M	I	1
POISON	Ethidium bromide		1239-45-8	S	5	g	365	0.01	M	D	1
POISON	Ferric Chloride		7705-08-0	S	250	g	365	0.55	M	D	1
POISON	Kanamycin		25389-94-0	S	5	g	365	0.01	M	D	1
POISON	Magnesium Sulfate		231-298-2	S	1000	g	365	2.20	M	D	1
POISON	Nickel Sulfate		10101-97-0	S	100	g	365	0.22	M	D	1
POISON	Phenylmethylsulfonyl-Fluoride		329-98-6	S	5	g	365	0.01	M	I	1
POISON	Rifampicin		13292-46-1	S	100	mg	365	0.00022	M	D	1
POISON	SDS		151-21-3	S	500	g	365	1.10	M	D	1
POISON	Sodium acetate		127-09-3	S	500	g	365	1.10	M	D	1
POISON	Sodium Azide		26628-22-8	S	100	g	365	0.22	M	I	1
POISON	Urea		57-13-6	S	3	kg	365	0.16	M	I	1
POISON	Xylene Cyanole FF		2650-17-1	S	25	g	365	0.06	M	I	1
POISON	Zinc Sulfate		7446-20-0	S	1	kg	365	0.05	M	I	1
					Total Poisonous Solids		=	14.08	Ibs.
RAD	Radioactive Isotope C14		N/A	L	1	mCi	365	N/A	M	D	0
RAD	Radioactive Isotope H3		N/A	L	1	mCi	365	N/A	M	D	0
RAD	Radioactive Isotope P32		N/A	L	1	mCi	365	N/A	M	D	0
RAD	Radioactive Isotope S35		N/A	L	1	mCi	365	N/A	M	D	0

Other	Hazardous Wastes Solid (n.o.s.)		N/A	S	110	gal	365	110	M		660

19

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
M-Anisidine	Research Quantity
m-Dichlorobenzene	Research Quantity
Melphalan	Research Quantity
Mercury	Research Quantity
Mercury, (acetato-O)phenyl	Research Quantity
Methacrylic Acid	Research Quantity
Methacrylonitrile	Research Quantity
Methanamine, N-methyl-	Research Quantity
Methane, bromo-	Research Quantity
Methane, chloro-	Research Quantity
Methane, chloromethoxy-	Research Quantity
Methane, dibromo-	Research Quantity
Methane, dichloro-	Research Quantity
Methane, dichlorodifluoro-	Research Quantity
Methane, iodo-	Research Quantity
Methane, oxybis[chloro-	Research Quantity
Methane, tetrachloro-	Research Quantity
Methane, tetranitro-	Research Quantity
Methane, tribromo-	Research Quantity
Methane, trichloro-	Research Quantity
Methane, trichlorofluoro-	Research Quantity
Methanesulfonic acid, ethyl ester	Research Quantity
Methanethiol	Research Quantity
Methanethiol, trichloro-	Research Quantity
Methanol	Research Quantity
Methapyrilene	Research Quantity
Methoxycarbonylsulfenyl Chloride	Research Quantity
Methoxychlor	Research Quantity
Methyl 2-Acetamido-5-Bromobenzoate	Research Quantity
Methyl 2-Amino-4,5-Dimethoxybenzoate	Research Quantity
Methyl 2-Amino-4-Chlorobenzoate	Research Quantity
Methyl 2-Amino-5-lodobenzoate	Research Quantity
Methyl 2-Aminothiophene-3-Carboxylate	Research Quantity
Methyl 2-Bromopropionate	Research Quantity
Methyl 3,3-Dimethylacrylate	Research Quantity
Methyl 3-Aminothiophene-2-Carboxylate	Research Quantity
Methyl 4,5-Dibromo-3-Hydroxythiophene-2-Carboxylate	Research Quantity
Methyl 4-Aminobenzoate	Research Quantity
Methyl 4-Chloroacetoacetate	Research Quantity
Methyl 4-Fluorobenzoylacetate	Research Quantity
Methyl alcohol	Research Quantity
Methyl Anthranilate	Research Quantity
Methyl bromide	Research Quantity
Methyl Bromoacetate	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
Methyl chloride	Research Quantity
Methyl chlorocarbonate	Research Quantity
Methyl Chlorodifluoroacetate	Research Quantity
Methyl chloroform	Research Quantity
Methyl Chloroformate	Research Quantity
Methyl Diphenyl Phosphine Oxide	Research Quantity
Methyl ethyl ketone	Research Quantity
Methyl ethyl ketone peroxide	Research Quantity
Methyl hydrazine	Research Quantity
Methyl Iodide	Research Quantity
Methyl isobutyl ketone	Research Quantity
Methyl isocyanate	Research Quantity
Methyl isothiocyanate	Research Quantity
Methyl methacrylate	Research Quantity
Methyl Nicotinoylacetate	Research Quantity
Methyl parathlon	Research Quantity
Methyl Tetrahydro-3-Thiophenone-4-Carboxylate	Research Quantity
Methyl-(1-Methyl-1h-Imidazoi-2-Ylmethyl)-Amine	Research Quantity
Methylene bromide	Research Quantity
Methylene chloride	Research Quantity
Methyllithium	Research Quantity
Methylthiouracil	Research Quantity
Methyltriphenylphosphonium Bromide	Research Quantity
Mitomycin C	Research Quantity
Molybdenum Hexacarbonyl	Research Quantity
Monomethyl Phthalate	Research Quantity
Mono-Methyl Succinate	Research Quantity
Mp-Tmt	Research Quantity
Myristic Acid	Research Quantity
N-(2-Hydroxyethyl)Morpholine	Research Quantity
N-(2-Hydroxyethyl)Piperidine	Research Quantity
N-(2-Methoxyethyl)Methylamine	Research Quantity
N-(2-Methoxyethyl)Urea	Research Quantity
N-(3-Aminopropyl)Morpholine	Research Quantity
N-(3-Methoxypropyl)Urea	Research Quantity
N,N’-Diethylhydrazine	Research Quantity
N,N-Diisopropylcarbodiimide	Research Quantity
N,N-Dimethylaniline	Research Quantity
N,N-Dimethylformamide Dimethyl Acetal	Research Quantity
Nafion(R), Trimethylsilylated	Research Quantity
Naphthalenamine, N,N’-bis(2-chloroethyl)-	Research Quantity
Naphthalene	Research Quantity
Naphthalene, 2-chloro-	Research Quantity
N-Bromosuccinimide	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
n-Butyl alcohol	Research Quantity
N-Butyllithium	Research Quantity
N-Cbz-S-Phenyl-L-Cysteine	Research Quantity
N-Hexylacetoacetic Acid Ethyl Ester	Research Quantity
Nicotine, & salts	Research Quantity
Ninhydrin	Research Quantity
Nipecotic Acid	Research Quantity
Nitric acid, thallium(1+) salt	Research Quantity
Nitrobenzene	Research Quantity
N-Methylisatoic Anhydride	Research Quantity
N-Methylmorpholine	Research Quantity
N-Methyl-N-Nitroso-P-Toluenesulfonamide	Research Quantity
N-Methylthiourea	Research Quantity
N-Nitrosodiethanolamine	Research Quantity
N-Nitrosodiethylamine	Research Quantity
N-Nitrosodi-n-butylamine	Research Quantity
N-Nitroso-N-ethylurea	Research Quantity
N-Nitroso-N-methylurea	Research Quantity
N-Nitroso-N-methylurethane	Research Quantity
N-Nitrosopiperidine	Research Quantity
N-Nitrosopyrrolidine	Research Quantity
N-Prop-2-Ynylurea	Research Quantity
n-Propylamine	Research Quantity
O,O-Diethyl O-pyrazinyl phosphorothioate	Research Quantity
O,O-Diethyl S-methyl dithiophosphate	Research Quantity
o-Chlorophenol	Research Quantity
o-Dichlorobenzene	Research Quantity
O-Phthalaldehyde	Research Quantity
Osmium oxide OsO4, (T-4)-	Research Quantity
Osmium tetroxide	Research Quantity
o-Toluidine	Research Quantity
o-Toluidine hydrochloride	Research Quantity
Oxirane	Research Quantity
Oxirane, (chloromethyl)-	Research Quantity
Oxiranecarboxyaldehyde	Research Quantity
Palladium	Research Quantity
Palladium On Carbon %	Research Quantity
P-Anisaldehyde	Research Quantity
P-Anisidine	Research Quantity
Paraformaldehyde	Research Quantity
Paraldehyde	Research Quantity
p-Benzoquinone	Research Quantity
p-Chloroaniline	Research Quantity
p-Chloro-m-cresol	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
p-Dichlorobenzene	Research Quantity
p-Dimethylaminoazobenzene	Research Quantity
Pentachlorobenzene	Research Quantity
Pentachloroethane	Research Quantity
Pentachloronitrobenzene	Research Quantity
Pentachlorophenol	Research Quantity
Pentanol, 4-methyl-	Research Quantity
Periodic Acid	Research Quantity
Phenacetin	Research Quantity
Phenol	Research Quantity
Phenol, 2-(1-methylethoxy)-,methylcarbamate	Research Quantity
Phenol, 2,2’-methylenebis[3,4,6-trichloro-	Research Quantity
Phenol, 2,3,4,6-tetrachloro-	Research Quantity
Phenol, 2,4,5-trichloro-	Research Quantity
Phenol, 2,4,6-trichloro-	Research Quantity
Phenol, 2,4-dichloro-	Research Quantity
Phenol, 2,4-dimethyl-	Research Quantity
Phenol, 2,4-dinitro	Research Quantity
Phenol, 2,6-dichloro-	Research Quantity
Phenol, 2-chloro-	Research Quantity
Phenol, 4,4’-(1,2-diethyl-1,2-ethenedlyl)bis-, (E)-	Research Quantity
Phenol, 4-chloro-3-methyl-	Research Quantity
Phenol, 4-nitro-	Research Quantity
Phenol, methyl-	Research Quantity
Phenol, pentachloro-	Research Quantity
Phenylacetaldehyde	Research Quantity
Phenylacetic Acid	Research Quantity
Phenylacetylene	Research Quantity
Phenylguanidine Carbonate	Research Quantity
Phenylurea	Research Quantity
Phosphoric acid, diethyl 4-nitrophenyl ester	Research Quantity
Phosphoric acid, lead(2+) salt (2:3)	Research Quantity
Phosphorodithioic acid, O,O-diethyl S-methyl ester	Research Quantity
Phosphorus Pentachloride	Research Quantity
Phosphorus sulfide	Research Quantity
Phosphorus Tribromide	Research Quantity
Phosphorus Trichloride	Research Quantity
Phthalic anhydride	Research Quantity
Physostigmine, salicylate	Research Quantity
Piperazine-2-Carboxylic Acid Dihydrochloride	Research Quantity
Piperidine	Research Quantity
Piperidine, 1-nitroso-	Research Quantity
p-Nitroaniline	Research Quantity
p-Nitrophenol	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
Poly(Ethylene Glycol) Mn(400)	Research Quantity
Potassium Cyanate	Research Quantity
Potassium Hydroxide	Research Quantity
Potassium Iodide	Research Quantity
Potassium Nitrosodisulfonate	Research Quantity
Potassium Permanganate	Research Quantity
Potassium Sodium Tarirate Tetrahydrate	Research Quantity
Potassium Tert-Butoxide 1.0m In Thf	Research Quantity
Potassium Thiocyanate	Research Quantity
P-Phenetidine	Research Quantity
Pronamide	Research Quantity
Propane, 1,2-dibromo-3-chloro-	Research Quantity
Propane, 1,2-dichloro-	Research Quantity
Propane, 2,2’-oxybis[2-chloro-	Research Quantity
Propane, 2-nitro-	Research Quantity
Propanedinitrile	Research Quantity
Propanoic acid, 2-(2,4,5-trichlorophenoxy)-	Research Quantity
Propargyl Alcohol Tetrahydro-2h-Pyran Ether	Research Quantity
Propham	Research Quantity
Propionitrile	Research Quantity
Propionyl Chloride	Research Quantity
Propoxur	Research Quantity
Propranolol Hydrochloride	Research Quantity
Propylene dichloride	Research Quantity
Propyne	Research Quantity
Prosulfocarb	Research Quantity
Ps-Benzaldehyde	Research Quantity
P-Toluenesulfonic Acid Monohydrate	Research Quantity
p-Toluidine	Research Quantity
Pyrazinamide	Research Quantity
Pyridine	Research Quantity
Pyridine, 2-methyl-	Research Quantity
Pyridine, 3-(1-methyl-2-pyrrolidinyl)-, (S)-, & salts	Research Quantity
Pyridinium Chlorochromate	Research Quantity
Pyridinium P-Toluenesulfonate	Research Quantity
Pyrrole-2-Carboxaldehyde	Research Quantity
Pyrrolidine	Research Quantity
Pyrrolidine, 1-nitroso-	Research Quantity
Quinoline	Research Quantity
Rarechem Ah Bs 0111	Research Quantity
Reserpine	Research Quantity
Resorcinol	Research Quantity
Rhodanine	Research Quantity
Saccharin, & salts	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
Safrole	Research Quantity
Salicylaldehyde	Research Quantity
Salicylic Acid	Research Quantity
Scandium (iii) Trifluoromethanesulfonate	Research Quantity
Sec-Butyllithium	Research Quantity
Selenious acid	Research Quantity
Selenium dioxide	Research Quantity
Selenium sulfide	Research Quantity
Selenourea	Research Quantity
Silvex (2,4,5-TP)	Research Quantity
Sodium	Research Quantity
Sodium Acetate Trihydrate	Research Quantity
Sodium Dicyanamide	Research Quantity
Sodium Ethoxide	Research Quantity
Sodium Hydride 60% In Mineral Oil	Research Quantity
Sodium Hypophosphite	Research Quantity
Sodium Iodide	Research Quantity
Sodium Methoxide	Research Quantity
Sodium Nitrite	Research Quantity
Sodium Periodate	Research Quantity
Sodium Tert-Butoxide	Research Quantity
Stannous Chloride	Research Quantity
Streptozotocin	Research Quantity
S-Trioxane	Research Quantity
Succinic Anhydride	Research Quantity
Sulfur phosphide	Research Quantity
Sulfuric acid, dimethyl ester	Research Quantity
Sulfuryl Chloride	Research Quantity
Taurine	Research Quantity
Tert-Butyl 2,2,2-Trichloroacetimidate	Research Quantity
Tert-Butyl Acetoacetate	Research Quantity
Tert-Butyl Bromoacetate	Research Quantity
Tert-Butyl Glycidyl Ether	Research Quantity
Tert-Butyl Isocyanate	Research Quantity
Tert-Butyl N-(2-Oxoethyl)Carbamate	Research Quantity
Tert-Butylacetyl Chloride	Research Quantity
Tert-Butylamine	Research Quantity
Tert-Butyldimethylchlorosilane	Research Quantity
Tetrabutylammonium Bromide	Research Quantity
Tetrabutylammonium Chloride	Research Quantity
Tetrabutylammonium Iodide	Research Quantity
Tetrachloroethylene	Research Quantity
Tetraethoxysilane	Research Quantity
Tetrahydrofuran	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
Tetrapropylammonium Perruthenate	Research Quantity
Thallium chloride TICI	Research Quantity
Thalllum(l) acetate	Research Quantity
Thallium(l) carbonate	Research Quantity
Thallium(l) chloride	Research Quantity
Thallium(l) nitrate	Research Quantity
Thioacetamide	Research Quantity
Thiodicarb	Research Quantity
Thiomethanol	Research Quantity
Thioperoxydicarbonic diamide [(H2N)C(S)]2S2, tetramethyl-	Research Quantity
Thiophanate-methyl	Research Quantity
Thiophene-2-Boronic Acid	Research Quantity
Thiophene-3-Boronic Acid	Research Quantity
Thiophosgene	Research Quantity
Thiourea	Research, Quantity
Thiram	Research Quantity
Tin	Research Quantity
Titanium Dioxide	Research Quantity
Titanium Ethoxide	Research Quantity
Toluene	Research Quantity
Toluene diisocyanate	Research Quantity
Toluenediamine	Research Quantity
Triallate	Research Quantity
Tribromoacetaldehyde	Research Quantity
Trichloroethylene	Research Quantity
Trichloromonofluoromethane	Research Quantity
Trichlorosilane	Research Quantity
Triethanolamine	Research Quantity
Triethylamine	Research Quantity
Trielhylamine Trihydrofluoride	Research Quantity
Triethylammonium Acetate	Research Quantity
Triethylchlorosilane	Research Quantity
Triethylenediamine	Research Quantity
Trifluoroacetic Anhydride	Research Quantity
Trifluoromethanesulfonic Acid	Research Quantity
Triisopropyl Borate	Research Quantity
Trimethyl Borate	Research Quantity
Trimethyl Orthoacetate	Research Quantity
Trimethyl Orthoformate	Research Quantity
Trimethyl(Phenyl)Tin	Research Quantity
Trimethylaluminum	Research Quantity
Trimethylamine N-Oxide Dihydrate	Research Quantity
Trimethylchlorosilane	Research Quantity
Trimethylsilyl Polyphosphate	Research Quantity

Replidyne, Inc.
Active List of Reagents
August, 2005

Reagent Name	Amount*
Trimethylsilyl Trifluoromethanesulfonate	Research Quantity
Trimethylsilyldiazomethane	Research Quantity
Tri-N-Butyltin Chloride	Research Quantity
Triphenylphosphine Resin	Research Quantity
Triphosgene	Research Quantity
Tris(2,3-dibromopropyl) phosphate	Research Quantity
Tri-Tert-Butylphosphine	Research Quantity
Trypan blue	Research Quantity
Uracil mustard	Research Quantity
Urea, N-ethyl-N-nitroso-	Research Quantity
Urea, N-methyl-N-nitroso-	Research Quantity
Vinyl chloride	Research Quantity
Warfarin	Research Quantity
Warfarin, & salts	Research Quantity
Xylene (l)	Research Quantity
Zinc phosphide Zn3P2	Research Quantity

*	Research Quantity generally means < 500 g for solids and < 10 L for liquids. Listed amounts represent quantities intended for actual use or storage on the Premises. The maximum quantity of each reagent in use or in storage at the Premises at any given time, is approximately four times the listed amount. The maximum annual quantity of each reagent used and stored on the Premises is approximately ten times the listed amount. This list is not meant to be exhaustive.

Replidyne, Inc.
Active List of Solvents
August, 2005

Solvent Name	Amount*
Acetone	55 gal
Methanol	55 gal
Ethanol	55 gal
Isopropanol	55 gal
Acetonitrile	55 gal
Dichloromethane	55 gal
Chloroform	55 gal
Ethyl Acetate	55 gal
Hexanes	55 gal
Diethyl Ether	55 gal
Tetrahydrofuran	55 gal
1,4-Dioxane	55 gal

*	Listed amounts represent quantities intended for actual use or storage on the Premises. The maximum quantity of each reagent in use or in storage at the Premises at any given time, is approximately four times the listed amount. The maximum annual quantity of each reagent used and stored on the Premises is approximately ten times the listed amount. This list is not meant to be exhaustive.

Hazardous Substance Management Plan
for
Replidyne, Inc.
Louisville, Colorado
Revised: August 18, 2005

EXHIBIT D
SUBTENANT’S HAZARDOUS SUBSTANCE MANAGEMENT PLAN

Hazardous Substance Management Plan
For
Replidyne, Inc.
Louisville, Colorado
Revised: August 18, 2005

Prepared by:
	Dean M. Calhoun, CIH	Date
President and Principal Consultant
Affygility Solutions, L.L.C.

Table of Contents

Owner and Facility Information		1

.I	Introduction	2

.II	Facility Description	2

.III	Hazardous Materials Inventory Statements	2

.IV	Separation and Monitoring	2

	General Storage and Safe Work Practices	2
	Inspection Procedures	3

.V	Waste Disposal	3

	BIOHAZARDOUS WASTE	3
	Hazardous Wastes Generator Status	3
	Collection and Disposal of Liquid Hazardous Wastes	3
	Collection and Disposal of Solid Hazardous Wastes	4
	Shipment, Transportation, and Disposal of Hazardous Wastes	4
	Collection and Disposal of Radioactive Wastes	4
	Discharges to the POTW	4
	Disposal of Scintillation Vials and Dry Wastes	4
	Records of Radioactive Wastes Disposal	4
	Collection, Storage, and Disposal of Biohazardous Wastes	5

.VI	Rccordkeeping	5

.VII	y Response PlanEmcrgenc	5

.VIII	Emergency Response Training Plan	6

.IX	Site Closure	6

Appendixes		7

	Appendix l — Definitions and Acronyms	8
	Appendix 2 — Emergency Exits	9
	Appendix 3 — Forms	10
	Laboratory EH&S Assessment Checklist	11
	Hazardous Wastes Inspection Log	13
	Employee Training Record	14
	New Employee Orientation Checklist	15
	Appendix 4 — Site Closure Issues to Consider	16
	Appendix 5 — Hazardous Materials Inventory Statements	17

ii

Owner and Facility Information
Ownership Information

Business Name:	Replidyne, Inc.	Phone:	303-996-0000
Address:	1450 Infinite Drive, Louisville, Colorado 80027

Person responsible for the Business:
Name/Title:	Nebojsa Janjic/ VP of R&D	Phone:	303-996-5502
Emergency Contacts

Primary:	Chris Ewing	Wk. Phone:	303-996-5530	Cell Phone:	720-938-6272
1st Alternate:	Joe Guiles	Wk. Phone:	303-996-5549	Cell Phone:	303-817-7553
Operational Information

Principal Business Activity:	Biotechnology Research and Development

Number of Employees: ~ 50	Primary Hrs. of Operation :	8:00 AM to 6:00 PM M-F
SIC Code: 8731	Dun and Bradstreet Number:	Currently applied for.
Declaration
I certify that the information above and on the following parts is true and correct to the best of my knowledge.

Signature:		Date:

Print Name:		Title:
(must be signed by owner/operator or designated representative)
 1

I. Introduction
This plan was developed to satisfy requirements for storage and handling of hazardous substances and materials specified by the following regulation:
•	Uniform Fire Code, 1991 Edition, Article 80, Sections 80.103 (b) and (c), and Appendix II-E.
In addition, the following references were consulted in the development of this plan:
•	State of Colorado, Colorado Code of Regulations, 6 CCR 1007-1, Pan 4 Standards for the Protection against Radiation

•	State of Colorado, Colorado Code of Regulations, 6 CCR 1007-3, Hazardous Wastes

•	Colorado Department of Public Health and Environment (April, 1998), Hazardous Waste Guidance — Personnel Training & Emergency Response/Preparedness and Prevention for Small Quantity Generators.
II. Facility Description
The Replidyne facility is located at 1450 Infinite Drive, Louisville, Colorado, 80027. The facility is approximately 30,000 square feet consisting of support space, office space, and laboratories. Replidyne’s primary business activities consist of research and development bench-scale activities for the purpose of screening research materials for potential lead drug compounds. Materials used include a variety of organic solvents, proteins, salts, and other reagents in small containers.
III Hazardous Materials Inventory Statements
An inventory of all wastes and non-waste hazardous materials sorted alphabetically and by hazard class is included in Appendix 5 of this plan.
IV. Separation and Monitoring
General Storage and Safe Work Practices
The following safe work practices will be followed for the storage of hazardous substances:
•	Appropriate personal protective equipment will be worn when handling or using hazardous materials.
•	All laboratory personnel will be trained in safe work practices.
•	Portable fire extinguishers will be available throughout the facility.
•	Flammable liquids will be stored in approved flammable liquid storage cabinets located under laboratory hoods.
•	Reagent bottles will not be stored on the floor.
•	Incompatible materials will be stored separately.
•	Hazardous wastes will be stored in labeled and approved containers.
 2

Inspection Procedures
All laboratory areas will be visually inspected on a quarterly basis. As part of the inspection process, the proper storage of hazardous substances and materials will be verified. All inspections will be documented on the “Laboratory Assessment” form contained in Appendix 3 of this plan. Any observed deficiencies in storage practices will be corrected in a timely manner.
Areas used for the storage of hazardous wastes will be inspected on a weekly basis. Inspections will be documented on the “Hazardous Waste Accumulation Inspection Log” contained in Appendix 3 of this plan.
V. Waste Disposal
The following procedures shall apply regarding the collection, storage and disposal of hazardous, biohazardous, and radioactive wastes at the Replidyne facilities.
Biohazardous Wastes
All biohazardous wastes will be collected in approved containers provided by the vendor. Sharps containers will be labeled as Biohazardous Waste. Sharps will be collected in approved biohazardous containers. On a biweekly basis the biohazard waste will be picked up by an approved vendor and transported to an off-site location for proper disposal.
Hazardous Wastes Generator Status
The generation, storage, and disposal of hazardous waste are governed by the regulations of the Colorado Department of Public Health and Environment Hazardous contained in 6 CCR 1007-3. It is anticipated that Replidyne will initially be a Small Quantity Generator (SQG) of regulated hazardous wastes (greater than 100 kg/month But <1000kg/month) as defined by 6 CCR 1007-3 -260.10.
Collection and Disposal of Liquid Hazardous Wastes
NO CHARACTERISTIC OR LISTED HAZARDOUS WASTES WILL BE DISCHARGED TO SINK DRAINS OR THE POTW.
Liquid hazardous waste will be collected in approved and labeled containers strategically located at “satellite accumulation” points throughout the lab. These containers will be in the form of NFPA approved 5-gallon safety cans. Once these containers are full, laboratory personnel will transfer the liquid waste into 55 gallon, DOT approved drum(s) located in the hazardous waste and flammable liquid storage room. These drums will be kept closed except when adding or removing wastes.
 3

Collection and Disposal of Solid Hazardous Wastes
Solid hazardous wastes consisting of laboratory bench paper, kimwipes, cleanup materials, contaminated gloves and personal protective equipment, and other debris will be collected in approved step cans located at satellite accumulation points throughout the facility. Once these containers are full, the waste will be transferred to DOT approved, open top, fiber drams for subsequent off-site incineration. These containers will be kept closed except when adding or removing wastes.
Shipment, Transportation, and Disposal of Hazardous Wastes
Full drums will be periodically transported off-site by a licensed transporter to an approved treatment, storage, and disposal facility. Hazardous wastes manifests, land disposal restriction notices, and other records of disposal will be maintained on-site.
Collection and Disposal of Radioactive Wastes
The generation, storage, and disposal of radioactive wastes are governed by the regulations of the Colorado Department of Public Health and Environment’s Standards for Protection against Radiation contained in 6 CCR 1007-1.
Discharges to the POTW
Replidyne proposes to dispose less than 5 mCi/month to the Publicly Owned Treatment Works (POTW). All disposal and recordkeeping will be performed in accordance with the Colorado Department of Public Health and Environment’s Standards for Protection against Radiation contained in Colorado Code of Regulations 6 CCR 1007-1, Part 4, RH.35
Disposal of Scintillation Vials and Dry Wastes
Waste scintillation vials and dry waste containing radioactive material will be collected in labeled and shielded radioactive waste containers strategically located in the laboratory areas. All containers will be kept closed except when adding or removing wastes. Once full, the material will be transfer to a 55 gallon drum in the radioactive waste storage room. Radioactive wastes with half lives less than 120 days will be decayed on-site. Radioactive wastes with half lives greater than 120 days will be picked up and disposed of by a radioactive waste broker possessing a NRC licenses (Environmental Management and Controls, RML licenses #3546-50). A permit “To Dispose of Low-Level Radioactive Waste” at the commercial low-level radioactive waste disposal site at Richland, Washington will be obtained. Replidyne, Inc. will also register with US Ecology, Inc. prior to the shipment of radioactive waste.
Records of Radioactive Wastes Disposal
Records of radioactive wastes disposal will be maintained in accordance with 6 CCR 1007-1, Part 4, RH.4.48
 4

Collection, Storage, and Disposal of Biohazardous Wastes
Laboratory operations will generate small amounts of material classified as biohazardous wastes. All biohazardous wastes will be collected in appropriately label containers provided by the biohazardous wastes vendor. Replidyne contracted with an approved biohazardous waste vendor to collect full and partially full containers of biohazardous wastes on a biweekly basis. All biohazardous wastes will be transported by a licensed vendor to a permitted facility for final treatment and disposal. All containers stored on-site will be covered and securely sealed to prevent spillage or leakage.
VI.	Recordkeeping
The following records will be maintained on-site:
•	A copy of the Hazardous Substance Management Plan;

•	Regulatory records, including permits, licensees, and inspection reports;

•	Records of biohazardous, hazardous, and radioactive wastes disposal;

•	Accident and incident records;

•	Employee training records;

•	Laboratory inspection records; and

•	Hazardous waste accumulation area inspection logs.

VII.	Emergency Response Plan
In the event of a spill or release of a hazardous substance the following steps will be taken:

WARNING: ODOR IS NOT AN ADEQUATE INDICATOR OF HAZARD. MANY SUBSTANCES HAVE ODOR THRESHOLDS SIGNIFICANTLY ABOVE HAZARDOUS CONCENTRATIONS.

WARNING: HAZARDOUS MATERIALS SPILLS MUST ONLY BE CLEANED UP BY PROPERLY TRAINED AND EQUIPPED PERSONAL. FAILURE TO ADHERE TO THIS WARNING CAN CAUSE SERIOUS INJURY OR DEATH.
1.	Isolate the area and deny entry. Ensure that all personnel evacuate the immediate area of the spill. A facility map depicting the emergency exits are shown in Appendix 2. Isolation of the area can be performed by closing all laboratory doors, and blocking off entry with either barricade tape or posting signs labeled “Warning — Do Not Enter. Hazardous Materials Spill” on all doors to the impacted area.

2.	Establish command until relieved by either security or the Emergency Response Team. Establish command means using others to isolate the area and contact security.

3.	Contact Security. Contact the security guard(s) at the main entrance, they have the list of all emergency personnel and will alert appropriate personnel. In addition, the security guards have access to material safety data sheets for materials that are under the control of Replidyne.

5

4.	From a safe location Await further instruction to be issued by either security or the Emergency Response Team.

VIII.	Emergency Response Training Plan
All employees will be trained in the procedures and actions to be taken in the event of a spill or release of a hazardous substance(s).
All laboratory employees will be trained in the following topics:
•	Emergency response procedures;

•	General Safety Rules and Practices;

•	Replidyne’s Chemical Hygiene Plan;

•	Radiation Safety; and

•	Procedures for the proper disposal of biohazardous, hazardous, and radioactive wastes.
All training will be documented and records of such training will be kept on-site.
IX.	Site Closure
Replidyne will submit a plan to the facility owner to terminate storage, dispensing, handling or use of hazardous materials at least 30 days prior to facility closure. This plan shall demonstrate that hazardous materials which were stored, dispensed, handled, or used in the facility have been transported, disposed of or reused in a manner compliant with Federal, State, and local environmental regulations. Items to be considered in this plan are included in Appendix 3.

6

Appendixes

7

Appendix 1 — Definitions and Acronyms

Acutely hazardous wastes	An acutely hazardous waste exhibits any of the characteristics identified in 6 CCR 1007-3, Section 261, Subpart C and is fatal to humans or animals in low doses or can cause or contribute to an increase in serious irreversible, or incapacitating reversible illness. All P listed wastes are acutely hazardous wastes.

CCR	Colorado Code of Regulations

CDPHE	Colorado Department of Public Health and Environment

Conditionally Exempt Small Quantity Generator	A generator that generates no more than 100 kilograms (about 220 pounds or 25 gallons) of hazardous wastes and no more than 1 kilogram (about 2.2 pounds) of acutely hazardous waste in any calendar month.

DOT	Department of Transportation

Large Quantity Generator	A generator of hazardous waste that generates 1,000 kilograms (about 2,200 pounds or about 250 gallons) or more of hazardous waste, or more than one kilogram (about 2.2 pounds) of acutely hazardous wastes, in any one calendar month, or who has greater than 6,000 kilograms of non-acutely hazardous waste on-site at any one time (about thirty 55-gallon drums).

NFPA	National Fire Protection Association

POTW	Publicly Owned Treatment Works.

Small Quantity Generator	A generator of hazardous waste that generates no more than 1000 kilograms (about 2,200 pounds or about 250 gallons) or more than one kilogram (about 2.2 pounds) of acutely hazardous wastes, in any one calendar month, or who has greater than 6,000 kilograms of non-acutely hazardous waste on-site at any one time (about thirty 55-gallon drums).

TSDF	Treatment, Storage, and Disposal Facility.

8

Appendix 2 — Emergency Exits

9

Appendix 3 — Forms

10

Laboratory EH&S Assessment Checklist
Date:                                                              Assessment Team:
Department:
Indicate for each item: YES — NO — N/A for not applicable. Each NO must be explained in the comments section.
GENERAL SAFETY/MAINTENANCE
1.	First-aid kits are available in the laboratory and well stocked.

2.	Spill kit(s) available in laboratory and well stocked

3.	Sinks are not cluttered with dirty glassware.

4.	Generally good housekeeping (e.g. unobstructed aisles, floors clean and dry)

5.	Appropriate waste receptacles for (non-biohazardous) broken glass provided

6.	All electrical appliances properly grounded (i.e. 3rd prong in place, no adapters)

7.	Electrical wires free from tangling, obstructing aisles, and corroding

8.	All electrical extension cords used for temporary operations only.

9.	Outlet strips are plugged directly into an outlet. No “daisy chaining” of outlet strips.

10.	All exit lights and emergency lighting are in working order.
SAFETY EQUIPMENT
11.	Unobstructed eyewash and safety showers

12.	Eyewash and safety showers flow tested within past month

13.	Safety glasses available at entrance to lab and provided to visitors upon entering

14.	Personal protective equipment available, and in good condition
RADIATION SAFETY
15.	Handheld meters have adequate charge and have been calibrated within past year.

16.	No contamination present in the immediate area.

17.	Waste properly disposed and no evidence of hot material in “public trash” receptacle.

18.	TLD badges being worn.

19.	Proper shielding of radioactive materials utilized.

20.	Freezer door sheets are properly recorded and maintained.

21.	Bench log books/inventory records completed.
FUME HOODS
22.	Hoods are uncluttered; chemicals are not stored in hood.

23.	Long-term storage of chemicals in fume hood is prohibited

24.	Fume hood velocities have been tested as required by site-specific SOP.

25.	Low face velocity alarms are in working condition

11

CHEMICAL SAFETY
26.	No more than 10 gallons of flammable liquids are stored outside of safety cans or cabinet.

27.	Flammables stored in flammable side of storage cabinet.

28.	Approved explosion proof refrigerators used for cold storage of flammable liquids

29.	Flammables stored at least 18” away from ignition sources

30.	Flammables not stored with oxidizers and corrosives.

31.	Hazardous materials stored away from exits

32.	Glass containers of flammable and corrosive chemicals (above 6 molar concentration) stored off of floor AND on shelves below five feet.

33.	All chemicals in original containers properly labeled with chemical name (no abbreviations), and all hazards.

34.	All chemicals removed from original containers and placed in reagent bottles or other containers are labeled with chemical name (no abbreviations or formulas), and all hazards. Color coded labels to show health, flammability, reactivity, etc. are appropriate.

35.	Chemicals and food stored/handled separately. No evidence of food waste in lab trash cans.

36.	Incompatibles stored separately.

37.	Light reactives (e.g. hydrogen and chlorine) stored away from light.

38.	Water reactives (e.g. sodium, potassium, lithium) store away from water

39.	Peroxidizable chemicals (e.g. ethers/thf) have dates of receipt AND opening; Containers was opened OR peroxide strip testing was performed within six months of the date of inspection.

40.	All refrigerators are labeled “Not for storage of food or drink”.

41.	Excessive amount of round-bottom flasks not stored in refrigerators.

42.	Hazardous waste is properly labeled with the words “Hazardous Waste”. Container is closed except when adding waste.
GAS CYLINDERS
42.	Gas cylinders properly labeled with the name of the contents

43.	Compressed gas cylinders (whether full or empty) secured

44.	Incompatible gas cylinders kept segregated

45.	Protective caps in place on cylinders which are not in use.
FIRE PREVENTION/SAFETY
46.	All exits maintained to provide free and unobstructed access

47.	Boxes/materials not stored with 18” of ceiling or sprinkler heads.

48.	Portable space heaters are not present.

49.	Is there at least 32” clearance in front of electrical panels/breaker boxes?

50.	Combustible materials not stored in electrical closets.

51.	Fire ext. not blocked.

52.	Fire ext. fully charged and has been inspected within the last month.

12

Hazardous Wastes Inspection Log

Location:

Use format mm/dd/yy for date and “✓” for items to be inspected. Once completed log must be retained for one year.

Leaks or
	Inspector	No. of		Aisle	Accum	Damaged	Spill	Comments or Corrective
Date	Initials	Drums	Labeling	Space	Dates	Containers	Equipment	Action

13

Replidyne, Inc.
Employee Training Record

Louisville, Colorado

(name of employee)	(facility location)

Laboratory Personnel

(employee social security number)	(job title)

			INSTRUCTOR	EMPLOYEE
DATE	HOURS	SUBJECT	INITIALS	INITIALS
/ /	0.5	Tour of the Facility (I)

/ /	0.1	EH&S Policy (I)

/ /	0.7	Chemical Hygiene Program Introduction (U)

/ /	0.1	Responding to Chemical Releases (A)

/ /	0.2	Evacuation Procedures (A)

/ /	0.2	Response to Fires (A)

/ /	0.2	Other Emergency Procedures (I)

/ /	0.2	General Laboratory Safety Rules and Procedures (U)

/ /	0.1	Declaration of Pregnancy (I)

/ /	0.2	Access to Medical & Chemical Exposure Records (A)

/ /	0.3	Hazardous Waste Disposal Procedures/Requirements (A)

/ /	0.3	Personal Protective Equipment (U)

/ /	1.0	Bloodborne Pathogens (A)

/ /	0.1	Hazardous Waste Job Description (I)

/ /	0.1	Occupational Radiation Dose Release Form (I)

(I)	= Initial Training Only (A) = Initial and Annual Refresher Training (U) = Initial and Update as necessary.

14

Replidyne, Inc.
New Employee Orientation Checklist

☐	Location of exits and fire alarm pull boxes. Discuss evacuation routes.
☐	Location of first-aid kits.
☐	Location of spill control kits. Discuss procedures to follow in the event of a spill.
☐	Location of fire extinguishers in their specific area.
☐	Location of and operation of eye wash stations and emergency showers.
☐	Location of Material Safety Data Sheets.

Radiological Items

☐	Location of “hot sinks” and sink disposal log book procedures.
☐	Location of radioactive waste containers.
☐	Brief demonstration and overview of radiation meters.
☐	Procedures when working with Radioactive Materials.
☐	Discussion of restrictions while awaiting radiological badges.
☐	Whole Body Monitor Badge Ordered.
☐	Ring Badge Ordered (for P32 users).

Biological Items

☐	Location of biowaste containers.

Hazardous Waste/Chemical Storage

☐	Location of satellite accumulation areas.
☐	Describe procedures for handling “In Process Waste.”
☐	Describe procedures for contaminated rags, kim wipes, absorbent, etc.
☐	Describe procedures for misc. outdated, off-specification, reagents and wastes.
☐	Location of main accumulation area. Description of 3 container procedure for waste disposal.

Introduction to Key EH&S Personnel

☐	Radiation Safety Officer
☐	Chemical Hygiene Officer
☐	Biological Safety Officer

Tour(s) conducted by:	Date:

Employee	Date:
Signature:

Comments:

15

Appendix 4 — Site Closure Issues to Consider
At least 30 days prior to expected closure of the facility, perform the following steps:
•	Perform a complete laboratory cleanup. This includes freezers, cabinets under laboratory hoods, chemical storage shelves.

•	Place reagents intended for disposal in plastic tubs.

•	Collect all hazardous wastes, biohazardous wastes, and radioactive wastes and arrange for offsite shipment.

•	Submit decontamination and contamination survey plan to the Colorado Department of Public Health and Environment Radiation Control Division. Include sinks drains and traps, and ventilation systems.

•	After hazardous wastes have been shipped to the appropriate TSDFs, notify the Colorado Department of Public Health and Environment Hazardous Wastes Division to deactivate the hazardous waste generator’s I.D. number.

•	After all radioactive wastes have been shipped to the appropriate TSDF; notify the Rocky Mountain Low-Level Waste Board (RMLLWB) to deactivate the RMLLWD permit.

•	Decontaminate all laboratory hoods, and chemical storage areas.
All documentation should be assembled in a comprehensive closure plan and retained for future reference.
16

Appendix 5 — Hazardous Materials Inventory Statements
17